Oppenheimer Municipal Bond Fund

6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

Statement of Additional Information dated November 28, 2001

       This  Statement  of  Additional  Information  is  not  a  Prospectus.   This  document  contains  additional
information  about the Fund and  supplements  information in the  Prospectus  dated November 28, 2001. It should be
read  together  with  the   Prospectus,   which  may  be  obtained  by  writing  to  the  Fund's   Transfer  Agent,
OppenheimerFunds  Services,  at P.O.  Box 5270,  Denver,  Colorado  80217 or by calling the  Transfer  Agent at the
toll-free   number  shown  above  or  by   downloading   it  from  the   OppenheimerFunds   Internet  web  site  at
www.oppenheimerfunds.com.

Contents
                                                                                                               Page
About the Fund
Additional Information About the Fund's Investment Policies and Risks.....................................
The Fund's Investment Policies............................................................................
     Other Investment Techniques and Strategies...........................................................
     Investment Restrictions..............................................................................
How the Fund is Managed ..................................................................................
     Organization and History.............................................................................
      Trustees and Officers of the Fund...................................................................
      The Manager.........................................................................................
      Brokerage Policies of the Fund......................................................................
      Distribution and Service Plans......................................................................
      Performance of the Fund.............................................................................

About Your Account
How To Buy Shares.........................................................................................
How To Sell Shares........................................................................................
How to Exchange Shares....................................................................................
Dividends, Capital Gains and Taxes........................................................................
Additional Information About the Fund.....................................................................

Financial Information About the Fund
Independent Auditors' Report..............................................................................
Financial Statements .....................................................................................

ABOUT THE FUND

Additional Information About the Fund's Investment Policies and Risks

       The  investment  objective  and the  principal  investment  policies  and the  main  risks  of the  Fund are described in the Prospectus.  This Statement of Additional  Information  contains  supplemental  information  about those  policies  and the types of  securities  that the Fund's  investment  manager,  OppenheimerFunds,  Inc.  (the
"Manager"),  will select for the Fund. Additional  explanations are also provided about the strategies the Fund may use to try to achieve its objective.

The Fund's  Investment  Policies.  The Fund does not make investments with the objective of seeking capital growth, since that would generally be inconsistent with its goal of seeking  tax-exempt income.  However,  the value of the securities  held by the Fund may be affected by changes in general  interest  rates.  Because the current  value of debt  securities  varies  inversely with changes in prevailing  interest rates, if interest rates increased after a security was purchased,  that security would normally decline in value. Conversely,  should interest rates decrease after a security was purchased, normally its value would rise.

       However,  those  fluctuations  in value will not  generally  result in realized  gains or losses to the Fund unless the Fund sells the  security  prior to  maturity.  A debt  security  held to maturity is  redeemable  by its issuer at full  principal  value plus accrued  interest.  The Fund does not usually intend to dispose of securities prior to their maturity,  but may do so for liquidity,  or because of other factors affecting the issuer that cause the Manager to sell the  particular  security.  In that case,  the Fund could  experience a capital gain or loss on the sale.

       There are  variations  in the credit  quality of  municipal  securities,  both  within a  particular  rating classification and between  classifications.  These variations depend on numerous factors.  The yields of municipal securities depend on a number of factors,  including general  conditions in the municipal  securities  market,  the size of a particular  offering,  the maturity of the obligation and rating (if any) of the issue. These factors are discussed in greater detail below.

Municipal  Securities.  The  types of  municipal  securities  in which the Fund may  invest  are  described  in the
Prospectus  under  "About the  Fund's  Investments."  Municipal  securities  are  generally  classified  as general obligation  bonds,  revenue bonds and notes. A discussion of the general  characteristics  of these principal types of municipal securities follows below.

       |X|  Municipal  Bonds.  We have  classified  longer term  municipal  securities  as  "municipal  bonds." The principal  classifications  of  long-term  municipal  bonds  are  "general  obligation"  and  "revenue"  (including
"industrial development") bonds. They may have fixed, variable or floating rates of interest, as described below.

       Some bonds may be  "callable,"  allowing the issuer to redeem them before their  maturity  date.  To protect bondholders,  callable  bonds may be issued with  provisions  that  prevent  them from being called for a period of time.  Typically,  that is 5 to 10  years  from  the  issuance  date.  When  interest  rates  decline,  if the call protection  on a bond has expired,  it is more likely that the issuer may call the bond.  If that occurs,  the Fund might have to reinvest the proceeds of the called bond in bonds that pay a lower rate of return.

                  |_|  General  Obligation  Bonds.  The  basic  security  behind  general  obligation  bonds is the issuer's  pledge of its full faith and credit and taxing  power,  if any, for the  repayment  of principal  and the payment of interest.  Issuers of general  obligation bonds include states,  counties,  cities,  towns, and regional districts.  The  proceeds  of  these  obligations  are  used to fund a wide  range of  public  projects,  including construction  or improvement of schools,  highways and roads,  and water and sewer systems.  The rate of taxes that can be levied for the payment of debt service on these bonds may be limited or unlimited.  Additionally,  there may be limits as to the rate or amount of special assessments that can be levied to meet these obligations.

                  |_| Revenue  Bonds.  The  principal  security for a revenue  bond is  generally  the net revenues derived from a particular  facility,  group of facilities,  or, in some cases, the proceeds of a special excise tax or other  specific  revenue  source.  Revenue  bonds are  issued to finance a wide  variety  of  capital  projects.
Examples  include  electric,  gas,  water and sewer  systems;  highways,  bridges,  and  tunnels;  port and airport facilities; colleges and universities; and hospitals.

                  Although  the  principal  security  for these  types of bonds  may vary  from bond to bond,  many provide  additional  security in the form of a debt  service  reserve fund that may be used to make  principal  and interest  payments  on the  issuer's  obligations.  Housing  finance  authorities  have a wide  range of  security, including partially or fully insured mortgages,  rent subsidized and/or  collateralized  mortgages,  and/or the net revenues  from  housing or other  public  projects.  Some  authorities  provide  further  security in the form of a state's ability (without obligation) to make up deficiencies in the debt service reserve fund.

                  |_| Industrial  Development Bonds.  Industrial  development bonds are considered  municipal bonds if the interest paid is exempt from federal  income tax. They are issued by or on behalf of public  authorities  to raise money to finance various privately operated facilities for business and manufacturing,  housing,  sports, and pollution  control.  These bonds may also be used to finance  public  facilities  such as  airports,  mass  transit systems,  ports,  and parking.  The payment of the principal and interest on such bonds is dependent  solely on the ability of the  facility's  user to meet its  financial  obligations  and the pledge,  if any, of real and personal property financed by the bond as security for those payments.

                  |_| Private  Activity  Municipal  Securities.  The Tax Reform Act of 1986 (the "Tax Reform  Act")
reorganized,  as well as amended,  the rules  governing  tax  exemption  for interest on certain types of municipal securities.  The Tax Reform Act  generally  did not change the tax  treatment  of bonds  issued in order to finance governmental  operations.  Thus,  interest  on general  obligation  bonds  issued by or on behalf of state or local governments,  the  proceeds  of which are used to finance  the  operations  of such  governments,  continues  to be tax-exempt.  However,  the Tax  Reform Act  limited  the use of  tax-exempt  bonds for  non-governmental  (private)
purposes.  More  stringent  restrictions  were placed on the use of  proceeds  of such  bonds.  Interest on certain private  activity  bonds is taxable  under the revised  rules.  There is an exception  for  "qualified"  tax-exempt private  activity bonds,  for example,  exempt  facility bonds  including  certain  industrial  development  bonds, qualified mortgage bonds, qualified Section 501(c)(3) bonds, and qualified student loan bonds.

       In  addition,  limitations  as to the  amount of  private  activity  bonds  which  each state may issue were revised  downward  by the Tax Reform  Act,  which will  reduce  the supply of such  bonds.  The value of the Fund's portfolio could be affected if there is a reduction in the availability of such bonds.
       Interest on certain  private  activity bonds issued after August 7, 1986,  which continues to be tax-exempt, will be treated as a tax  preference  item  subject to the federal  alternative  minimum tax  (discussed  below) to which  certain  taxpayers are subject.  The Fund may hold  municipal  securities  the interest on which (and thus a proportionate share of the  exempt-interest  dividends paid by the Fund) will be subject to the Federal alternative minimum tax on individuals and corporations.

       The Federal  alternative  minimum  tax is  designed  to ensure that all persons who receive  income pay some tax, even if their regular tax is zero.  This is  accomplished  in part by including in taxable  income certain tax preference  items  that  are  used to  calculate  alternative  minimum  taxable  income.  The Tax  Reform  Act made tax-exempt  interest from certain  private  activity  bonds a tax preference  item for purposes of the  alternative minimum tax on individuals and corporations.  Any exempt-interest  dividend paid by a regulated  investment company will be treated as interest on a specific  private  activity bond to the extent of the  proportionate  relationship the interest the investment company receives on such bonds bears to all its exempt interest dividends.

       In addition,  corporate  taxpayers  subject to the  alternative  minimum tax may, under some  circumstances, have to include  exempt-interest  dividends in calculating  their  alternative  minimum taxable income.  That could occur in situations  where the "adjusted  current  earnings" of the  corporation  exceeds its  alternative  minimum taxable income.

       To determine  whether a municipal  security is treated as a taxable private  activity bond, it is subject to a test for: (a) a trade or business use and security interest,  or (b) a private loan restriction.  Under the trade or business use and security  interest test, an obligation is a private  activity bond if: (i) more than 10% of the bond proceeds are used for private  business  purposes and (ii) 10% or more of the payment of principal or interest on the issue is directly or indirectly  derived from such private use or is secured by the privately  used property or the payments  related to the use of the property.  For certain types of uses, a 5% threshold is substituted  for this 10% threshold.

       The term  "private  business  use" means any direct or indirect use in a trade or business  carried on by an individual or entity other than a state or municipal  governmental  unit. Under the private loan  restriction,  the amount of bond  proceeds  that may be used to make private  loans is limited to the lesser of 5% or $5.0 million of the proceeds.  Thus,  certain issues of municipal  securities could lose their tax-exempt  status  retroactively if the issuer fails to meet certain  requirements  as to the  expenditure  of the proceeds of that issue or the use of the  bond-financed  facility.  The Fund makes no independent  investigation of the users of such bonds or their use of proceeds of the bonds.  If the Fund should hold a bond that loses its  tax-exempt  status  retroactively,  there might be an adjustment to the tax-exempt income previously distributed to shareholders.

       Additionally,  a private activity bond that would otherwise be a qualified  tax-exempt private activity bond will not, under Internal  Revenue Code Section  147(a),  be a qualified bond for any period during which it is held by a person who is a  "substantial  user" of the  facilities or by a "related  person" of such a substantial  user.
This  "substantial  user" provision applies primarily to exempt facility bonds,  including  industrial  development bonds. The Fund may invest in industrial  development bonds and other private activity bonds.  Therefore,  the Fund may  not be an  appropriate  investment  for  entities  which  are  "substantial  users"  (or  persons  related  to
"substantial  users") of such exempt  facilities.  Those  entities and persons  should  consult  their tax advisers before purchasing shares of the Fund.

       A  "substantial  user" of such  facilities is defined  generally as a "non-exempt  person who regularly uses part of a facility"  financed from the proceeds of exempt  facility bonds.  Generally,  an individual will not be a
"related  person" under the Internal  Revenue Code unless such  individual  or the  individual's  immediate  family
(spouse,  brothers,  sisters and immediate  descendants)  own directly or indirectly in the aggregate more than 50%
in value of the equity of a corporation or partnership  which is a "substantial  user" of a facility  financed from the proceeds of exempt facility bonds.

       |X| Municipal Notes.  Municipal  securities having a maturity (when the security is issued) of less than one year are generally known as municipal notes.  Municipal notes generally are used to provide for short-term  working capital needs. Some of the types of municipal notes the Fund can invest in are described below.

                  |_|  Tax   Anticipation   Notes.   These  are  issued  to  finance   working   capital  needs  of
municipalities.  Generally,  they are issued in  anticipation  of various  seasonal  tax  revenue,  such as income, sales, use or other business taxes, and are payable from these specific future taxes.

                  |_| Revenue  Anticipation  Notes. These are notes issued in expectation of receipt of other types of revenue, such as Federal revenues available under Federal revenue-sharing programs.

                  |_| Bond  Anticipation  Notes.  Bond  anticipation  notes are issued to provide interim financing until long-term  financing can be arranged.  The long-term  bonds that are issued  typically also provide the money for the repayment of the notes.

                  |_|  Construction  Loan Notes.  These are sold to provide  project  construction  financing until permanent  financing can be secured.  After  successful  completion and  acceptance of the project,  it may receive permanent financing through public agencies, such as the Federal Housing Administration.

       |X| Tax Exempt Commercial Paper. This type of short-term  obligation  (usually having a maturity of 270 days or less) is issued by a municipality to meet current working capital needs.

       |X| Municipal  Lease  Obligations.  The Fund's  investments in municipal  lease  obligations  may be through certificates  of  participation  that are offered to investors by public  entities.  Municipal  leases may take the form of a lease or an  installment  purchase  contract  issued by a state or local  government  authority to obtain funds to acquire a wide variety of equipment and facilities.

       Some  municipal  lease  securities  may be deemed to be "illiquid"  securities.  Their  purchase by the Fund would be limited as described  below in "Illiquid  Securities."  From time to time the Fund may invest more than 5%
of its net assets in municipal  lease  obligations  that the Manager has  determined to be liquid under  guidelines set by the Board of Trustees. Those guidelines require the Manager to evaluate:
       |_| the frequency of trades and price quotations for such securities;
       |_| the number of dealers or other potential buyers willing to purchase or sell such securities:
       |_| the availability of market-makers; and
       |_| the nature of the trades for such securities.

       While the Fund holds such securities,  the Manager will also evaluate the likelihood of a continuing  market for these securities and their credit quality.

       Municipal  leases have special risk  considerations.  Although lease  obligations do not constitute  general obligations  of the  municipality  for which the  municipality's  taxing power is pledged,  a lease  obligation  is ordinarily  backed by the  municipality's  covenant to budget for,  appropriate and make the payments due under the lease obligation.  However,  certain lease obligations contain  "non-appropriation"  clauses which provide that the municipality  has no  obligation  to make lease or  installment  purchase  payments in future years unless money is appropriated  for that purpose on a yearly basis.  While the obligation  might be secured by the lease, it might be difficult to dispose of that property in case of a default.

       Projects  financed with  certificates  of  participation  generally are not subject to state  constitutional debt  limitations or other statutory  requirements  that may apply to other municipal  securities.  Payments by the public entity on the  obligation  underlying the  certificates  are derived from available  revenue  sources.  That revenue  might be  diverted to the  funding of other  municipal  service  projects.  Payments  of  interest  and/or principal  with respect to the  certificates  are not  guaranteed and do not constitute an obligation of a state or any of its political subdivisions.

       In addition to the risk of  "non-appropriation,"  municipal lease  securities do not have as highly liquid a market as conventional  municipal bonds.  Municipal leases,  like other municipal debt obligations,  are subject to the risk of  non-payment  of interest or repayment of principal by the issuer.  The ability of issuers of municipal leases to make timely lease  payments  may be  adversely  affected in general  economic  downturns  and as relative governmental cost burdens are reallocated among federal,  state and local governmental  units. A default in payment of income would  result in a reduction  of income to the Fund.  It could also result in a reduction in the value of the municipal  lease and that,  as well as a default in repayment of  principal,  could result in a decrease in the net asset value of the Fund.

       |X| Ratings of Municipal  Securities.  Ratings by ratings  organizations  such as Moody's Investors Service,
Standard & Poor's  Corporation and Fitch,  Inc.  represent the respective  rating  agency's  opinions of the credit quality of the municipal  securities they undertake to rate.  However,  their ratings are general  opinions and are not guarantees of quality.  Municipal securities that have the same maturity,  coupon and rating may have different yields,  while other  municipal  securities  that have the same maturity and coupon but different  ratings may have the same yield.

       Lower grade  securities may have a higher yield than securities  rated in the higher rating  categories.  In addition  to having a greater  risk of default  than  higher-grade,  securities,  there may be less of a market for these  securities.  As a result they may be harder to sell at an acceptable  price.  The additional risks mean that the Fund may not receive the  anticipated  level of income  from these  securities,  and the Fund's net asset value may be  affected  by  declines in the value of  lower-grade  securities.  However,  because the added risk of lower quality  securities might not be consistent with the Fund's policy of preservation of capital,  the Fund limits its investments in lower quality securities.

       Subsequent  to its  purchase by the Fund,  a municipal  security  may cease to be rated or its rating may be reduced  below  the  minimum  required  for  purchase  by the Fund.  Neither  event  requires  the Fund to sell the security,  but the Manager will consider such events in  determining  whether the Fund should  continue to hold the security.  To the extent that ratings given by Moody's,  Standard & Poor's,  or Fitch change as a result of changes in those  rating  organizations  or their  rating  systems,  the Fund will  attempt  to use  comparable  ratings as standards for investments in accordance with the Fund's investment policies.

       The Fund may buy  municipal  securities  that are  "pre-refunded."  The  issuer's  obligation  to repay  the principal value of the security is generally  collateralized  with U.S.  government  securities placed in an escrow account.  This  causes the  pre-refunded  security  to have  essentially  the same risks of default as a  AAA-rated security.

       A list of the  rating  categories  of  Moody's,  S&P and Fitch for  municipal  securities  is  contained  in
Appendix A to this Statement of Additional  Information.  Because the Fund may purchase securities that are unrated by nationally  recognized rating  organizations,  the Manager will make its own assessment of the credit quality of unrated  issues the Fund buys.  The Manager will use  criteria  similar to those used by the rating  agencies,  and assigning a rating  category to a security that is  comparable  to what the Manager  believes a rating agency would assign to that  security.  However,  the  Manager's  rating does not  constitute  a  guarantee  of the quality of a particular issue.

Other  Investment  Techniques and Strategies.  In seeking its objective,  the Fund may from time to time employ the types of investment strategies and investments described below.

       Portfolio  Turnover.  A change in the  securities  held by the Fund from buying and selling  investments  is known as "portfolio  turnover."  Short-term trading increases the rate of portfolio turnover and could increase the
Fund's  transaction costs.  However,  the Fund ordinarily incurs little or no brokerage expense because most of the
Fund's portfolio transactions are principal trades that do not require payment of  brokerage commissions.

       The Fund ordinarily does not trade securities to achieve  short-term  capital gains,  because they would not be tax-exempt  income. To a limited degree,  the Fund may engage in short-term trading to attempt to take advantage of short-term market variations.  It may also do so to dispose of a portfolio security prior to its maturity.  That might be done if, on the basis of a revised  credit  evaluation  of the  issuer or other  considerations,  the Fund believes  such  disposition  advisable or it needs to generate cash to satisfy  requests to redeem Fund shares.  In those cases, the Fund may realize a capital gain or loss on its investments.  The Fund's annual portfolio  turnover rate normally is not expected to exceed 100%.

       |X| Floating Rate and Variable Rate  Obligations.  Variable rate demand  obligations  have a demand  feature that allows the Fund to tender the  obligation  to the issuer or a third party  prior to its  maturity.  The tender may be at par value plus accrued interest, according to the terms of the obligation.

       The interest  rate on a floating  rate demand note is based on a stated  prevailing  market rate,  such as a bank's prime rate, the 91-day U.S. Treasury Bill rate, or some other standard,  and is adjusted  automatically each time such rate is adjusted.  The interest rate on a variable rate demand note is also based on a stated  prevailing market  rate but is  adjusted  automatically  at  specified  intervals  of not less than one year.  Generally,  the changes in the interest rate on such  securities  reduce the  fluctuation in their market value.  As interest rates decrease or increase,  the potential for capital  appreciation  or  depreciation  is less than that for  fixed-rate obligations of the same maturity.  The Manager may determine that an unrated  floating rate or variable rate demand obligation  meets the Fund's quality  standards by reason of being backed by a letter of credit or guarantee issued by a bank that meets those quality standards.

       Floating  rate and  variable  rate demand  notes that have a stated  maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying  security at specified  intervals not  exceeding  one year and upon not more than 30 days'  notice.  The issuer of that type of note  normally  has a corresponding  right in its discretion,  after a given period,  to prepay the outstanding  principal  amount of the note plus accrued interest. Generally the issuer must provide a specified number of days' notice to the holder.

       |X| Inverse  Floaters and Other Derivative  Investments.  Inverse floaters may offer relatively high current income,  reflecting  the spread  between  long-term  and  short-term  tax  exempt  interest  rates.  As long as the municipal  yield curve remains  relatively  steep and short-term  rates remain  relatively  low,  owners of inverse floaters will have the  opportunity  to earn interest at  above-market  rates because they receive  interest at the higher  long-term  rates but have paid for bonds with lower  short-term  rates.  If the yield  curve  flattens  and shifts upward,  an inverse  floater will lose value more quickly than a conventional  long-term bond. The Fund will invest in inverse  floaters to seek higher  tax-exempt  yields than are available from  fixed-rate  bonds that have comparable  maturities  and credit  ratings.  In some cases the holder of an inverse  floater may have an option to convert the floater to a fixed-rate bond, pursuant to a "rate-lock option."

       Some  inverse  floaters  have a  feature  known  as an  interest  rate  "cap"  as part of the  terms  of the investment.  Investing in inverse  floaters that have  interest rate caps might be part of a portfolio  strategy to try to maintain a high current  yield for the Fund when the Fund has invested in inverse  floaters  that expose the
Fund to the risk of short-term  interest rate  fluctuations.  "Embedded" caps can be used to hedge a portion of the
Fund's  exposure to rising  interest  rates.  When interest rates exceed a  pre-determined  rate, the cap generates additional  cash flows  that  offset  the  decline  in  interest  rates on the  inverse  floater,  and the hedge is successful.  However,  the Fund bears the risk that if interest  rates do not rise above the  pre-determined  rate, the cap (which is purchased for additional cost) will not provide additional cash flows and will expire worthless.

       Inverse  floaters  are a form of  derivative  investment.  Certain  derivatives,  such as options,  futures, indexed  securities and entering into swap  agreements,  can be used to increase or decrease the Fund's exposure to changing  security  prices,  interest  rates or other factors that affect the value of securities.  However,  these techniques  could result in losses to the Fund, if the Manager  judges market  conditions  incorrectly or employs a strategy that does not correlate well with the Fund's other  investments.  These techniques can cause losses if the counterparty  does not perform its  promises.  An  additional  risk of investing in municipal  securities  that are derivative  investments  is that their  market  value could be expected to vary to a much  greater  extent than the market  value of  municipal  securities  that are not  derivative  investments  but have  similar  credit  quality, redemption provisions and maturities.

       |X|  When-Issued  and Delayed  Delivery  Transactions.  The Fund can purchase  securities on a "when-issued"
basis,  and may  purchase  or sell such  securities  on a  "delayed  delivery"  basis.  "When-issued"  or  "delayed delivery"  refers to securities  whose terms and indenture are available and for which a market  exists,  but which are not available for immediate delivery.

       When such  transactions  are negotiated the price (which is generally  expressed in yield terms) is fixed at the time the commitment is made.  Delivery and payment for the securities take place at a later date.  Normally the settlement  date is within six months of the purchase of municipal  bonds and notes.  However,  the Fund may,  from time to time,  purchase municipal  securities having a settlement date more than six months and possibly as long as two years or more after the trade date.  The  securities  are  subject to change in value from  market  fluctuation during the settlement  period.  The value at delivery may be less than the purchase price. For example,  changes in interest rates in a direction  other than that expected by the Manager before  settlement  will affect the value of such securities and may cause loss to the Fund.

       The  Fund  will  engage  in  when-issued  transactions  in  order  to  secure  what is  considered  to be an advantageous  price and yield at the time of entering into the obligation.  When the Fund engages in when-issued or delayed delivery  transactions,  it relies on the buyer or seller, as the case may be, to complete the transaction.
Their  failure to do so may cause the Fund to lose the  opportunity  to obtain the security at a price and yield it considers advantageous.

       When the Fund  engages in  when-issued  and  delayed  delivery  transactions,  it does so for the purpose of acquiring or selling  securities  consistent  with its  investment  objective and policies for its portfolio or for delivery  pursuant to options  contracts  it has entered  into,  and not for the purposes of  investment  leverage.
Although the Fund will enter into  when-issued or  delayed-delivery  purchase  transactions to acquire  securities, the Fund may dispose of a commitment  prior to  settlement.  If the Fund chooses to dispose of the right to acquire a  when-issued  security  prior to its  acquisition  or to dispose  of its right to  deliver  or receive  against a forward commitment, it may incur a gain or loss.

       At the time the Fund  makes a  commitment  to  purchase  or sell a  security  on a  when-issued  or  forward commitment  basis, it records the transaction on its books and reflects the value of the security  purchased.  In a sale  transaction,  it records the  proceeds to be received,  in  determining  its net asset  value.  The Fund will identify on its books liquid  securities  at least equal to the value of purchase  commitments  until the Fund pays for the investment.

       When-issued  transactions and forward  commitments can be used by the Fund as a defensive technique to hedge against  anticipated  changes in interest rates and prices.  For instance,  in periods of rising interest rates and falling prices,  the Fund might sell securities in its portfolio on a forward  commitment basis to attempt to limit its exposure to anticipated  falling  prices.  In periods of falling  interest  rates and rising  prices,  the Fund might  sell  portfolio  securities  and  purchase  the same or  similar  securities  on a  when-issued  or  forward commitment basis, to obtain the benefit of currently higher cash yields.

       |X|  Zero-Coupon  Securities.  The Fund may buy  zero-coupon  and  delayed  interest  municipal  securities.
Zero-coupon  securities  do not make  periodic  interest  payments and are sold at a deep  discount from their face value.  The buyer  recognizes a rate of return  determined by the gradual  appreciation  of the security,  which is redeemed at face value on a specified  maturity date.  This discount  depends on the time remaining until maturity, as well as prevailing  interest rates,  the liquidity of the security and the credit quality of the issuer.  In the absence of  threats to the  issuer's  credit  quality,  the  discount  typically  decreases  as the  maturity  date approaches.  Some  zero-coupon  securities  are  convertible,  in that  they  are  zero-coupon  securities  until a predetermined date, at which time they convert to a security with a specified coupon rate.

       Because zero-coupon  securities pay no interest and compound  semi-annually at the rate fixed at the time of their  issuance,  their value is generally more volatile than the value of other debt  securities.  Their value may fall more  dramatically  than the value of  interest-bearing  securities  when interest rates rise. When prevailing interest rates fall,  zero-coupon  securities  tend to rise more rapidly in value because they have a fixed rate of return.

       The  Fund's  investment  in  zero-coupon  securities  may  cause  the  Fund to  recognize  income  and  make distributions  to  shareholders  before it receives any cash payments on the  zero-coupon  investment.  To generate cash to satisfy those distribution  requirements,  the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

       |X| Puts and Standby  Commitments.  When the Fund buys a municipal  security subject to a standby commitment to repurchase the security,  the Fund is entitled to same-day  settlement from the purchaser.  The Fund receives an exercise  price equal to the amortized  cost of the  underlying  security plus any accrued  interest at the time of exercise.  A put  purchased  in  conjunction  with a municipal  security  enables  the Fund to sell the  underlying security within a specified period of time at a fixed exercise price.

       The Fund might  purchase a standby  commitment  or put  separately  in cash or it might acquire the security subject to the standby  commitment or put (at a price that reflects that additional  feature).  The Fund will enter into these  transactions  only with banks and securities  dealers that, in the Manager's  opinion,  present minimal credit risks.  The Fund's  ability to exercise a put or standby  commitment  will depend on the ability of the bank or dealer to pay for the  securities if the put or standby  commitment  is exercised.  If the bank or dealer should default  on its  obligation,  the Fund might not be able to recover  all or a portion  of any loss  sustained  from having to sell the security elsewhere.

       Puts and  standby  commitments  are not  transferable  by the Fund.  They  terminate  if the Fund  sells the underlying  security to a third party.  The Fund intends to enter into these  arrangements to facilitate  portfolio liquidity,  although such  arrangements  might enable the Fund to sell a security at a pre-arranged  price that may be higher than the prevailing  market price at the time the put or standby  commitment is exercised.  However,  the
Fund might refrain from exercising a put or standby  commitment if the exercise price is significantly  higher than the  prevailing  market price,  to avoid imposing a loss on the seller that could  jeopardize  the Fund's  business relationships with the seller.

       A put or standby  commitment  increases the cost of the security and reduces the yield  otherwise  available from the security.  Any consideration  paid by the Fund for the put or standby  commitment will be reflected on the
Fund's books as unrealized  depreciation  while the put or standby  commitment is held, and a realized gain or loss when  the put or  commitment  is  exercised  or  expires.  Interest  income  received  by the Fund  from  municipal securities  subject to puts or stand-by  commitments may not qualify as tax exempt in its hands if the terms of the put or  stand-by  commitment  cause  the Fund  not to be  treated  as the tax  owner  of the  underlying  municipal securities.

       |X| Repurchase Agreements.  The Fund may acquire securities subject to repurchase  agreements.  It may do so for liquidity  purposes to meet anticipated  redemptions of Fund shares,  or pending the investment of the proceeds from sales of Fund shares,  or pending the settlement of portfolio  securities.  In a repurchase  transaction,  the
Fund acquires a security from, and  simultaneously  resells it to an approved vendor for delivery on an agreed upon future date. The resale price exceeds the purchase  price by an amount that reflects an  agreed-upon  interest rate effective  for the period  during  which the  repurchase  agreement  is in effect.  Approved  vendors  include U.S.
commercial banks,  U.S.  branches of foreign banks or broker-dealers  that have been designated a primary dealer in government securities, which meet the credit requirements set by the Fund's Board of Trustees from time to time.

       The majority of these  transactions  run from day to day.  Delivery  pursuant to resale typically will occur within one to five days of the purchase.  Repurchase  agreements having a maturity beyond seven days are subject to the Fund's limits on holding  illiquid  investments.  There is no limit on the amount of the Fund's assets that may be subject to repurchase agreements of seven days or less.

       Repurchase  agreements,  considered  "loans"  under the  Investment  Company  Act of 1940  (the  "Investment
Company Act"), are  collateralized by the underlying  security.  The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the collateral's value must equal or exceed the repurchase price to fully collateralize the repayment  obligation.  The Manager will monitor the vendor's  creditworthiness to confirm that the vendor is financially  sound and will continuously  monitor the collateral's  value.  However,  if the vendor  fails to pay the resale  price on the  delivery  date,  the Fund may incur  costs in  disposing  of the collateral and may experience losses if there is any delay in its ability to do so.

       |X|  Illiquid  Securities.  The  Fund  has  percentage  limitations  that  apply to  purchases  of  illiquid securities,  as stated  in the  Prospectus.  The  Fund's  fundamental  policies  prohibit  it from  purchasing  any restricted  security that would require  registration  with the Securities and Exchange  Commission before it could be sold publicly.

       |X| Loans of Portfolio  Securities.  To attempt to raise income or raise cash for  liquidity  purposes,  the
Fund may lend its  portfolio  securities  to brokers,  dealers and other  financial  institutions.  These loans are limited  to not more  than 25% of the  value of the  Fund's  total  assets.  There  are  risks in  connection  with securities  lending.  The Fund might experience a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned  securities.  The Fund  presently  does not intend to engage in loans of securities that will exceed 5% of the value of the Fund's total assets in the coming year.  Income from securities  loans does not constitute exempt-interest income for the purpose of paying tax-exempt dividends.

       The Fund must receive collateral for a loan. Under current  applicable  regulatory  requirements  (which are subject to change),  on each  business  day the loan  collateral  must be at least equal to the value of the loaned securities.  It must consist of cash, bank letters of credit,  securities of the U.S. government or its agencies or instrumentalities,  or other cash  equivalents  in which the Fund is  permitted  to  invest.  To be  acceptable  as collateral,  letters of credit  must  obligate a bank to pay amounts  demanded by the Fund if the demand  meets the terms of the  letter.  The terms of the  letter of credit and the  issuing  bank both must be  satisfactory  to the
Fund.

       When it lends  securities,  the Fund  receives  amounts  equal to the  dividends  or  interest on the loaned securities.  It also  receives  one or more of (a)  negotiated  loan  fees,  (b)  interest  on  securities  used as collateral,  and (c) interest on short-term  debt  securities  purchased with the loan  collateral.  Either type of interest may be shared with the borrower.  The Fund may pay reasonable  finder's,  administrative  or other fees in connection with these loans.  The terms of the Fund's loans must meet applicable  tests under the Internal  Revenue
Code and must  permit  the Fund to  reacquire  loaned  securities  on five  days'  notice or in time to vote on any important matter.

       |X|  Hedging.  The Fund may use hedging to attempt to protect  against  declines in the market  value of its portfolio,  to  permit  the  Fund to  retain  unrealized  gains in the  value of  portfolio  securities  that  have appreciated, or to facilitate selling securities for investment reasons. To do so the Fund may:
       |_|sell interest rate futures or municipal bond index futures,
       |_|buy puts on such futures or securities, or
       |_|write  covered  calls on  securities,  broadly-based  municipal  bond  indices,  interest rate futures or municipal  bond  index  futures.  Covered  calls may also be  written  on debt  securities  to attempt to increase the Fund's income,  but that income would not be  tax-exempt.  Therefore it is unlikely that the
          Fund would write covered calls for that purpose.

       The Fund may also use  hedging  to  establish  a  position  in the debt  securities  market  as a  temporary substitute  for purchasing  individual  debt  securities.  In that case the Fund will normally seek to purchase the securities, and then terminate that hedging position. For this type of hedging, the Fund may:
       |_|buy interest rate futures or municipal bond index futures, or
       |_|buy calls on such futures or on securities.

       The Fund is not  obligated  to use  hedging  instruments,  even  though it is  permitted  to use them in the
Manager's  discretion,  as described below. The Fund's strategy of hedging with futures and options on futures will be  incidental  to the  Fund's  investment  activities  in the  underlying  cash  market.  The  particular  hedging instruments the Fund can use are described below.  The Fund may employ new hedging  instruments and strategies when they are  developed,  if those  investment  methods are  consistent  with the Fund's  investment  objective and are permissible under applicable regulations governing the Fund.

       |_|  Futures.  The Fund may buy and sell futures  contracts  relating to debt  securities  (these are called
"interest rate futures") and municipal bond indices (these are referred to as "municipal bond index futures").

       An interest  rate future  obligates  the seller to deliver  (and the  purchaser  to take) cash or a specific type of debt  security  to settle the  futures  transaction.  Either  party  could  also  enter into an  offsetting contract to close out the futures position.

       A "municipal bond index" assigns  relative  values to the municipal  bonds in the index,  and is used as the basis for  trading  long-term  municipal  bond  futures  contracts.  Municipal  bond index  futures  are similar to interest rate futures except that  settlement is made only in cash.  The obligation  under the contract may also be satisfied by entering into an offsetting  contract.  The strategies  which the Fund employs in using municipal bond index futures are similar to those with regard to interest rate futures.

       Upon entering into a futures  transaction,  the Fund will be required to deposit an initial  margin  payment in cash or U.S. government  securities with the futures commission merchant (the "futures broker").  Initial margin payments  will be  deposited  with the Fund's  Custodian in an account  registered  in the futures  broker's  name.
However,  the futures  broker can gain access to that  account  only under  certain  specified  conditions.  As the future is marked to market  (that is, its value on the Fund's  books is changed)  to reflect  changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

       At any time prior to the  expiration  of the future,  the Fund may elect to close out its position by taking an  opposite  position at which time a final  determination  of  variation  margin is made and  additional  cash is required  to be paid by or released  to the Fund.  Any gain or loss is then  realized by the Fund on the Future for tax  purposes.  Although  interest  rate  futures  by their  terms  call for  settlement  by the  delivery  of debt securities,  in most cases the  obligation  is  fulfilled  without  such  delivery by entering  into an  offsetting transaction.  All futures  transactions are effected through a clearing house associated with the exchange on which the contracts are traded.

       The Fund may  concurrently  buy and sell futures  contracts in a strategy  anticipating  that the future the
Fund purchased  will perform  better than the future the Fund sold. For example,  the Fund might buy municipal bond futures and concurrently sell U.S.  Treasury Bond futures (a type of interest rate future).  The Fund would benefit if municipal bonds outperform U.S. Treasury Bonds on a duration-adjusted basis.

       Duration is a  volatility  measure  that  refers to the  expected  percentage  change in the value of a bond resulting  from a change in  general  interest  rates  (measured  by each 1%  change in the rates on U.S.  Treasury securities).  For example,  if a bond has an effective  duration of three years, a 1% increase in general  interest rates  would be  expected  to cause the value of the bond to  decline  about 3%.  There are risks that this type of futures  strategy will not be successful.  U.S.  Treasury bonds might perform better on a  duration-adjusted  basis than  municipal  bonds,  and the  assumptions  about  duration that were used might be incorrect (in this case, the duration of municipal bonds relative to U.S. Treasury Bonds might have been greater than anticipated).

       |_| Put and Call  Options.  The Fund may buy and sell certain  kinds of put options  (puts) and call options
(calls). These strategies are described below.

       |_| Writing Covered Call Options.  The Fund may write (that is, sell) call options.  The Fund's call writing is subject to a number of restrictions:
(1)      After the Fund writes a call, not more than 25% of the Fund's total assets may be subject to calls.
(2)      Calls the Fund sells must be listed on a  securities  or  commodities  exchange  or quoted on NASDAQ,  the automated quotation system of The NASDAQ Stock Market, Inc. or traded in the over-the-counter market.
(3)      Each call the Fund  writes must be  "covered"  while it is  outstanding.  That means the Fund must own the investment on which the call was written.
(4)      The Fund may write calls on futures contracts whether or not it owns them.

       When the Fund  writes a call on a  security,  it  receives  cash (a  premium).  The Fund  agrees to sell the underlying  investment  to a purchaser of a  corresponding  call on the same  security  during the call period at a fixed  exercise  price  regardless of market price changes  during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the underlying  security.  The Fund has retained the risk of loss that the price of the underlying  security may decline  during the call period.  That risk may be offset to some extent by the premium the Fund receives.  If the value of the  investment  does not rise above the call price,  it is likely that the call will lapse without being  exercised.  In that case the Fund would keep the cash premium and the investment.

       The Fund's Custodian,  or a securities  depository  acting for the Custodian,  will act as the Fund's escrow agent through the facilities of the Options Clearing  Corporation  ("OCC"), as to the investments on which the Fund has written calls traded on exchanges,  or as to other acceptable  escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the  securities  on the  expiration  of the calls or upon the
Fund's entering into a closing purchase transaction.

       When the Fund writes an  over-the-counter  ("OTC") option,  it will enter into an arrangement with a primary
U.S.  Government  securities  dealer which will  establish a formula price at which the Fund will have the absolute right to  repurchase  that OTC option.  The formula  price  would  generally  be based on a multiple of the premium received  for the  option,  plus the  amount  by which the  option is  exercisable  below the  market  price of the underlying security (that is, the option is  "in-the-money").  When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on illiquid  securities) the mark-to-market  value of any OTC option held by it, unless the option is subject to a buy-back  agreement by the executing  broker.  The Securities and Exchange
Commission is  evaluating  whether OTC options  should be considered  liquid  securities.  The procedure  described above could be affected by the outcome of that evaluation.

       To terminate  its  obligation  on a call it has written,  the Fund may  purchase a  corresponding  call in a
"closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending  upon whether the net of the amount of the option  transaction  costs and the  premium  received on the call the Fund wrote was more or less than the price of the call the Fund  purchased to close out the  transaction.  A profit may also be realized if the call lapses  unexercised,  because the Fund retains the underlying  investment and the premium  received.  Any such profits are considered  short-term  capital gains for Federal tax purposes,  as are premiums on lapsed calls.  When distributed by the Fund they are taxable as ordinary income.

       The Fund may also write  calls on futures  contracts  without  owning the  futures  contract  or  securities deliverable  under  the  contract.  To do so,  at the time the call is  written,  the Fund  must  cover the call by segregating  in escrow an equivalent  dollar value of liquid  assets.  The Fund will  segregate  additional  liquid assets if the value of the  escrowed  assets drops below 100% of the current  value of the future.  Because of this escrow  requirement,  in no circumstances  would the Fund's receipt of an exercise notice as to that future put the
Fund in a "short" futures position.

       |_|  Purchasing  Calls and Puts.  The Fund may buy calls only on  securities,  broadly-based  municipal bond indices,  municipal bond index futures and interest rate futures.  It may also buy calls to close out a call it has written,  as  discussed  above.  Calls the Fund buys must be listed on a securities  or  commodities  exchange,  or quoted on NASDAQ,  or traded in the  over-the-counter  market.  A call or put option must not be  purchased  if the purchase would cause the value of all the Fund's put and call options to exceed 5% of its total assets.

       When the Fund  purchases a call  (other  than in a closing  purchase  transaction),  it pays a premium.  For calls on  securities  that the Fund  buys,  it has the right to buy the  underlying  investment  from a seller of a corresponding  call on the same  investment  during the call period at a fixed  exercise  price.  The Fund benefits only if (1) the call is sold at a profit  or (2) the call is  exercised  when the  market  price of the  underlying investment  is above the sum of the exercise  price plus the  transaction  costs and premium paid for the call.  If the call is not either  exercised or sold (whether or not at a profit),  it will become worthless at its expiration date. In that case the Fund will lose its premium payment and the right to purchase the underlying investment.

       Calls on municipal  bond  indices,  interest  rate futures and  municipal  bond index futures are settled in cash rather  than by  delivering  the  underlying  investment.  Gain or loss  depends on changes in the  securities included in the index in question (and thus on price  movements in the debt  securities  market  generally)  rather than on changes in price of the individual futures contract.

       The Fund may buy only those puts that  relate to  securities  that the Fund  owns,  broadly-based  municipal bond indices,  municipal  bond index  futures or interest rate futures  (whether or not the Fund owns the futures).
The Fund may not sell puts other than puts it has previously purchased.

       When the Fund  purchases  a put,  it pays a  premium.  The Fund  then has the  right to sell the  underlying investment to a seller of a  corresponding  put on the same  investment  during the put period at a fixed  exercise price.  Puts on municipal bond indices are settled in cash.  Buying a put on a debt security,  interest rate future or municipal  bond index future the Fund owns enables it to protect  itself during the put period against a decline in the  value of the  underlying  investment  below the  exercise  price.  If the  market  price of the  underlying investment  is equal to or above the exercise  price and as a result the put is not  exercised  or resold,  the put will become  worthless at its  expiration  date. In that case the Fund will lose its premium  payment and the right to sell the underlying investment. A put may be sold prior to expiration (whether or not at a profit).

       |_| Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires special skills and knowledge of investment  techniques that are different than what is required for normal  portfolio  management.  If the  Manager  uses a  hedging  instrument  at the wrong  time or  judges  market  conditions  incorrectly,  hedging strategies may reduce the Fund's returns.

       The  Fund's  option  activities  may affect its  portfolio  turnover  rate and  brokerage  commissions.  The exercise of calls  written by the Fund may cause the Fund to sell related  portfolio  securities,  thus  increasing its turnover  rate. The exercise by the Fund of puts on securities  will cause the sale of underlying  investments, increasing  portfolio  turnover.  Although  the  decision  whether to  exercise a put it holds is within the Fund's control,  holding a put might cause the Fund to sell the related  investments  for reasons  that would not exist in the absence of the put.

       The Fund may pay a brokerage  commission  each time it buys a call or put, sells a call, or buys or sells an underlying  investment  in  connection  with the  exercise of a call or put.  Such  commissions  may be higher on a relative basis than the  commissions  for direct  purchases or sales of the underlying  investments.  Premiums paid for options are small in relation to the market value of the  underlying  investments.  Consequently,  put and call options  offer large  amounts of leverage.  The leverage  offered by trading in options  could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

       If a covered call written by the Fund is exercised on an investment  that has  increased in value,  the Fund will be  required  to sell the  investment  at the call  price.  It will not be able to  realize  any profit if the investment has increased in value above the call price.

       There is a risk in using short hedging by selling  interest  rate futures and  municipal  bond index futures or  purchasing  puts on municipal  bond indices or futures to attempt to protect  against  declines in the value of the  Fund's  securities.  The risk is that the  prices of such  futures  or the  applicable  index  will  correlate imperfectly  with the behavior of the cash (that is,  market) prices of the Fund's  securities.  It is possible for example,  that while the Fund has used hedging  instruments in a short hedge,  the market may advance and the value of debt securities  held in the Fund's  portfolio may decline.  If that occurred,  the Fund would lose money on the hedging  instruments  and also  experience  a decline in value of its debt  securities.  However,  while this could occur  over a brief  period or to a very  small  degree,  over time the value of a  diversified  portfolio  of debt securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

       The risk of imperfect  correlation  increases as the composition of the Fund's  portfolio  diverges from the securities  included in the  applicable  index.  To compensate  for the imperfect  correlation  of movements in the price of debt  securities  being  hedged and  movements in the price of the hedging  instruments,  the Fund may use hedging  instruments in a greater dollar amount than the dollar amount of debt  securities  being hedged.  It might do so if the  historical  volatility  of the  prices  of the debt  securities  being  hedged  is  greater  than the historical volatility of the applicable index.

       The  ordinary  spreads  between  prices in the cash and futures  markets are subject to  distortions  due to differences  in the  natures of those  markets.  All  participants  in the  futures  markets  are subject to margin deposit and maintenance  requirements.  Rather than meeting additional margin deposit  requirements,  investors may close out futures contracts through  offsetting  transactions which could distort the normal  relationship  between the cash and  futures  markets.  From the point of view of  speculators,  the deposit  requirements  in the futures markets are less onerous than margin requirements in the securities  markets.  Therefore,  increased  participation by speculators in the futures markets may cause temporary price distortions.

       The Fund may use  hedging  instruments  to  establish a position in the  municipal  securities  markets as a temporary substitute for the purchase of individual  securities (long hedging).  It is possible that the market may decline.  If the Fund then  concludes  not to invest in such  securities  because  of  concerns  that  there may be further market decline or for other reasons,  the Fund will realize a loss on the hedging  instruments  that is not offset by a reduction in the purchase price of the securities.

       An option  position may be closed out only on a market that  provides  secondary  trading for options of the same series.  There is no assurance that a liquid secondary market will exist for a particular  option. If the Fund could not effect a closing  purchase  transaction  due to a lack of a market,  it would  have to hold the  callable investment until the call lapsed or was exercised.

       |_| Interest Rate Swap  Transactions.  In an interest rate swap,  the Fund and another party  exchange their right to receive or their obligation to pay interest on a security.  For example,  they may swap a right to receive floating rate  payments for fixed rate  payments.  The Fund enters into swaps only on securities it owns.  The Fund may not enter into swaps with respect to more than 25% of its total assets.  Also, the Fund will  segregate  liquid assets (such as cash or U.S.  Government  securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive,  and it will adjust that amount  daily,  as needed.  Income from  interest  rate swaps may be taxable.

       Swap  agreements  entail both interest rate risk and credit risk.  There is a risk that,  based on movements of interest  rates in the future,  the payments made by the Fund under a swap agreement will have been greater than those  received  by it.  Credit risk  arises  from the  possibility  that the  counterparty  will  default.  If the counterparty  to an interest  rate swap  defaults,  the Fund's loss will  consist of the net amount of  contractual interest  payments  that  the  Fund  has not yet  received.  The  Manager  will  monitor  the  creditworthiness  of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

       The Fund will enter into swap  transactions  with  appropriate  counterparties  pursuant  to master  netting agreements.  A master netting agreement  provides that all swaps done between the Fund and that counterparty  under the master  agreement  shall be  regarded  as parts of an integral  agreement.  If on any date  amounts are payable under one or more swap  transactions,  the net amount  payable on that date shall be paid. In addition,  the master netting  agreement may provide that if one party defaults  generally or on one swap, the counterparty may terminate the swaps with that party.  Under  master  netting  agreements,  if there is a default  resulting  in a loss to one party,  that party's damages are calculated by reference to the average cost of a replacement  swap with respect to each swap.  The gains and losses on all swaps are then netted,  and the result is the  counterparty's  gain or loss on  termination.  The  termination  of all swaps and the netting of gains and losses on  termination  is  generally referred to as "aggregation."

       |_|  Regulatory  Aspects of Hedging  Instruments.  When using  futures and  options on futures,  the Fund is required to operate  within certain  guidelines  and  restrictions  established  by the Commodity  Futures  Trading
Commission (the "CFTC").  In particular,  the Fund is exempted from registration with the CFTC as a "commodity pool operator" if the Fund  complies  with the  requirements  of Rule 4.5 adopted by the CFTC.  That Rule does not limit the  percentage of the Fund's assets that may be used for Futures  margin and related  options  premiums for a bona fide  hedging  position.  However,  under the Rule the Fund must limit its  aggregate  initial  futures  margin and related  options  premiums  to no more  than 5% of the  Fund's  net  assets  for  hedging  strategies  that are not considered bona fide hedging  strategies  under the Rule.  Under the Rule, the Fund also must use short futures and options  on  futures  positions  solely  for bona fide  hedging  purposes  within  the  meaning  and  intent of the applicable provisions of the Commodity Exchange Act.

       Transactions  in options by the Fund are subject to  limitations  established by the option  exchanges.  The exchanges  limit the  maximum  number of  options  that may be  written  or held by a single  investor  or group of investors  acting in concert.  Those  limits apply  regardless  of whether the options were written or purchased on the same or different  exchanges,  or are held in one or more accounts or through one or more  different  exchanges or through  one or more  brokers.  Thus,  the number of options  that the Fund may write or hold may be affected by options written or held by other  entities,  including other  investment  companies  having the same adviser as the
Fund (or an adviser that is an affiliate of the Fund's  adviser).  The  exchanges  also impose  position  limits on futures  transactions.  An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

       Under the  Investment  Company Act, when the Fund  purchases an interest rate future or municipal bond index future,  it must maintain cash or readily  marketable  short-term debt instruments in an amount equal to the market value of the  investments  underlying the future,  less the margin deposit  applicable to it. The account must be a segregated account or accounts held by its custodian bank.

       |X|  Temporary  Defensive  Investments.  The  securities  the Fund may  invest  in for  temporary  defensive purposes include the following:
       |_|short-term municipal securities;
       |_|obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities;
       |_|corporate  debt  securities  rated  within the three  highest  grades by a nationally  recognized  rating agency;
       |_|commercial  paper rated "A-1" by S&P, or a  comparable  rating by another  nationally  recognized  rating agency; and
       |_|certificates of deposit of domestic banks with assets of $1 billion or more.

       |X|  Taxable  Investments.  While  the Fund can  invest up to 20% of its total  assets in  investments  that generate  income subject to income taxes,  it does not anticipate  investing  substantial  amounts of its assets in taxable  investments  under normal market conditions or as part of its normal trading  strategies and policies.  To the extent it invests in taxable  securities,  the Fund would not be able to met its  objective  of  providing  tax exempt income to its shareholders.  Taxable  investments  include,  for example,  hedging  instruments,  repurchase agreements, and the types of securities the Fund would buy for temporary defensive purposes.

Investment Restrictions

       |X| What Are "Fundamental  Policies?"  Fundamental  policies are those policies that the Fund has adopted to govern its  investments  that can be changed  only by the vote of a  "majority"  of the Fund's  outstanding  voting securities.  Under the Investment  Company Act, such a "majority" vote is defined as the vote of the holders of the lesser of:
       |_| 67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
       |_| more than 50% of the outstanding shares.

       The Fund's  investment  objective is a fundamental  policy.  Other  policies  described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of Trustees can change  non-fundamental  policies without  shareholder  approval.  However,  significant changes to investment  policies will be described in  supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

       |X|  Does  the Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund:

       |_| The Fund  cannot  invest in  securities  or other  investments  other  than  municipal  securities,  the temporary  investments  described  in its  Prospectus,  repurchase  agreements,  covered  calls,  private  activity municipal  securities and hedging instruments  described in "About the Fund" in the Prospectus or this Statement of
Additional Information.

       |_| The Fund  cannot  lend any of its  assets.  However,  repurchase  agreements  and the  purchase  of debt securities in accordance with the Fund's other investment  policies and  restrictions  are permitted.  The Fund may also lend its portfolio securities as described in "Loans of Portfolio Securities.

       |_| The Fund  cannot  borrow  money in excess of 10% of the value of its total  assets.  The Fund may borrow only from banks as a  temporary  measure  for  extraordinary  or  emergency  purposes,  and not for the  purpose of leveraging its investments.  No assets of the Fund may be pledged,  mortgaged or otherwise encumbered,  transferred or assigned to secure a debt.  However,  the use of escrow or other  collateral  arrangements  in  connection  with hedging instruments is permitted.

       |_| The Fund  cannot  invest  more  than 5% of the value of its total  assets in the  securities  of any one issuer.  The Fund cannot acquire more than 10% of the total value of all outstanding  securities of any one issuer.
In both  cases,  this  restriction  does not  apply  to  securities  of the  U.S.  Government  or its  agencies  or instrumentalities.

       |_| The Fund cannot  concentrate  its  investments to the extent of 25% of its total assets in any industry.
However,  there is no limitation as to the Fund's  investments in municipal  securities or in obligations issued by the U.S. Government and its agencies or instrumentalities.

       |_| The Fund cannot invest in real estate.  This  restriction  shall not prevent the Fund from  investing in
Municipal Securities or other permitted securities that are secured by real estate or interests in real estate.

       |_| The Fund cannot purchase  securities on margin.  However,  the Fund may obtain such  short-term  credits that may be necessary  for the  clearance  of purchases  and sales of  securities.  Furthermore,  the Fund may make margin  deposits in connection  with the use of hedging  instruments  as permitted by any of its other  fundamental policies.

       |_| The Fund cannot sell securities short.

       |_| The Fund cannot  underwrite  securities  or invest in  securities  that are subject to  restrictions  on resale.

       |_| The Fund cannot  invest in or hold  securities of any issuer if officers and Trustees of the Fund or the
Manager  individually  beneficially  own more than 1/2 of 1% of the securities of that issuer and together own more than 5% of the securities of that issuer.

       |_| The Fund cannot invest in  securities  of any other  investment  company,  except in  connection  with a merger with another investment company.

       |_| The Fund cannot issue any bonds, debentures or senior equity securities.

       The Fund  currently  has an  operating  policy  (which is not a  fundamental  policy but will not be changed without the approval of a shareholder vote) that prohibits the Fund from issuing senior securities.  However,  that policy does not prohibit certain  activities that are permitted by the Fund's other policies,  including  borrowing money for emergency  purposes as permitted by its other investment  policies and applicable  regulations,  entering into  delayed-delivery  and  when-issued  arrangements  for portfolio  securities  transactions,  and entering into contracts to buy or sell derivatives,  hedging instruments,  options, futures and the related margin, collateral or escrow arrangements permitted under its other investment policies.

       Unless the Prospectus or Statement of Additional  Information states that a percentage  restriction  applies on an ongoing  basis,  it applies  only at the time the Fund  makes an  investment.  In that case the Fund need not sell  securities to meet the percentage  limits if the value of the investment  increases in proportion to the size of the Fund.

Diversification.  The Fund  intends to be  "diversified"  as defined in the  Investment  Company Act and to satisfy the restrictions  against investing too much of its assets in any "issuer" as set forth in the restrictions  above.
In implementing  this policy,  the  identification  of the issuer of a municipal  security depends on the terms and conditions  of the  security.  When the  assets and  revenues  of an agency,  authority,  instrumentality  or other political  subdivision  are separate  from those of the  government  creating it and the security is backed only by the assets and revenues of the subdivision,  agency,  authority or  instrumentality,  the latter would be deemed to be the sole issuer.  Similarly,  if an industrial development bond is backed only by the assets and revenues of the non-governmental  user,  then that  user  would be deemed to be the sole  issuer.  However,  if in either  case the creating  government  or some other entity  guarantees a security,  the  guarantee  would be  considered a separate security and would be treated as an issue of such government or other entity.
Applying the Restriction  Against  Concentration.  To implement its policy not to concentrate its investments,  the
Fund  has  adopted  the  industry  classifications  set  forth  in  Appendix  B to  this  Statement  of  Additional
Information. Those industry classifications are not a fundamental policy.

       In  implementing  the Fund's  policy  not to  concentrate  its  investments,  the  Manager  will  consider a non-governmental  user of facilities  financed by industrial  development bonds as being in a particular  industry.
That is done  even  though  the  bonds  are  municipal  securities,  as to  which  the  Fund  has no  concentration limitation.  Although this application of the  concentration  restriction is not a fundamental  policy of the Fund, it will not be changed without shareholder approval.

       The  Manager  has no  present  intention  of  investing  more  than 25% of the  total  assets of the Fund in securities  of issuers  located in the same state,  or in  securities  paying  interest  derived  from  revenues of similar  types of  projects.  Neither  of these is a  fundamental  policy,  and  therefore,  either  of them may be changed  without  shareholder  approval.  Should any such change occur,  the  Prospectus  and/or this  Statement of
Additional Information will be supplemented or revised to reflect the change.

How the Fund Is Managed

Organization and History.  The Fund is an open-end,  diversified  management  investment  company with an unlimited number of authorized shares of beneficial  interest.  The Fund was originally  incorporated in Maryland in 1976 but was reorganized in 1987 as a Massachusetts business trust.

       The  Fund is  governed  by a Board of  Trustees,  which is  responsible  for  protecting  the  interests  of shareholders  under  Massachusetts  law. The Trustees meet  periodically  throughout the year to oversee the Fund's activities,  review its  performance,  and review the actions of the  Manager.  Although the Fund will not normally hold  annual  meetings  of its  shareholders,  it may hold  shareholder  meetings  from  time to time on  important matters,  and  shareholders  have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

       |_|  Classes  of Shares.  The Board of  Trustees  has the power,  without  shareholder  approval,  to divide unissued  shares of the Fund into two or more  classes.  The Board has done so,  and the Fund  currently  has three classes of shares,  Class A, Class B and Class C. All classes invest in the same investment  portfolio.  Each class of shares:
       |_| has its own dividends and distributions,
       |_| pays certain expenses which may be different for the different classes,
       |_| may have a different net asset value,
       |_| may have separate  voting  rights on matters in which the interests of one class are different  from the interests of another class, and
       |_| votes as a class on matters that affect that class alone.

       |_| Meetings of  Shareholders.  As a  Massachusetts  business  trust,  the Fund is not required to hold, and does not plan to hold,  regular annual  meetings of  shareholders.  The Fund will hold meetings when required to do so by the  Investment  Company  Act or other  applicable  law.  It will also do so when a  shareholder  meeting  is called by the Trustees or upon proper request of the shareholders.

       Shareholders  have the right,  upon the  declaration  in writing or vote of  two-thirds  of the  outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of  shareholders  to vote on the removal of a Trustee  upon the written  request of the record  holders of 10% of its  outstanding  shares.  If the Trustees receive a request from at least 10 shareholders  stating that they wish to communicate  with other  shareholders to request a meeting to remove a Trustee,  the Trustees will then either make the Fund's  shareholder  list  available to the  applicants  or  mail  their  communication  to all  other  shareholders  at the  applicants'  expense.  The shareholders  making the request  must have been  shareholders  for at least six months and must hold shares of the
Fund valued at $25,000 or more or constituting  at least 1% of the Fund's  outstanding  shares,  whichever is less.
The Trustees may also take other action as permitted by the Investment Company Act.

       |_| Shareholder and Trustee  Liability.  The Fund's  Declaration of Trust contains an express  disclaimer of
shareholder  or  Trustee  liability  for  the  Fund's  obligations.   It  also  provides  for  indemnification  and
reimbursement  of  expenses  out of the  Fund's  property  for  any  shareholder  held  personally  liable  for its obligations.  The  Declaration  of Trust also states that upon  request,  the Fund shall  assume the defense of any claim made  against a  shareholder  for any act or  obligation  of the Fund and shall  satisfy any judgment on that claim.  Massachusetts  law  permits a  shareholder  of a business  trust  (such as the Fund) to be held  personally liable as a "partner" under certain  circumstances.  However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively  remote  circumstances in which the Fund would be unable to meet its obligations.

       The  Fund's  contractual  arrangements  state  that any  person  doing  business  with the  Fund  (and  each shareholder  of the  Fund)  agrees  under its  Declaration  of Trust to look  solely to the  assets of the Fund for satisfaction  of any claim or demand that may arise out of any dealings with the Fund.  Additionally,  the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Trustees and Officers of the Fund. The Fund's  Trustees and officers and their  principal  occupations and business affiliations  and occupations  during the past five years are listed below.  Trustees  denoted with an asterisk (*)
below are deemed to be "interested  persons" of the Fund under the Investment  Company Act. All of the Trustees are
Trustees or Directors of the following New York-based Oppenheimer funds1:

Oppenheimer California Municipal Fund                           Oppenheimer Money Market Fund, Inc.
Oppenheimer Capital Appreciation Fund                           Oppenheimer Multiple Strategies Fund
Oppenheimer Capital Preservation Fund                           Oppenheimer Multi-Sector Income Trust
Oppenheimer Concentrated Growth Fund                            Oppenheimer Multi-State Municipal Trust
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund                                      Oppenheimer Municipal Bond Fund
Oppenheimer Emerging Growth Fund                                Oppenheimer New York Municipal Fund
Oppenheimer Emerging Technologies Fund                          Oppenheimer Series Fund, Inc.
Oppenheimer Enterprise Fund                                     Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                         Oppenheimer Trinity Core Fund
Oppenheimer Global Fund                                         Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Global Growth & Income Fund                         Oppenheimer Trinity Value Fund
Oppenheimer Gold & Special Minerals Fund                        Oppenheimer U.S. Government Trust
Oppenheimer Growth Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund

       Messrs.  Spiro, Murphy,  Wixted,  Zack, Molleur,  Bishop and Farrar, and Ms. Feld and Ives respectively hold the same offices with the other New  York-based  Oppenheimer  funds as with the Fund.  As of November 5, 2001,  the
Trustees and officers of the Fund as a group owned of record or  beneficially  less than 1% of each class of shares of the  Fund.  The  foregoing  statement  does not  reflect  ownership  of  shares of the Fund held of record by an employee  benefit plan for  employees of the Manager,  other than the shares  beneficially  owned under the plan by the officers of the Fund listed above. Mr. Murphy is a trustee of that plan.

Leon Levy, Chairman of the Board of Trustees, Age: 76.
280 Park Avenue, New York, NY 10017
General Partner of Odyssey Partners,  L.P.  (investment  partnership) (since 1982) and Chairman of Avatar Holdings,
Inc. (real estate development).

Donald W. Spiro, Vice Chairman of the Board of Trustees, Age: 75.
399 Ski Trail, Smoke Rise, New Jersey 07405
Formerly he held the following  positions:  Chairman Emeritus (August 1991 - August 1999),  Chairman (November 1987
-  January  1991)  and a  director  (January  1969 -  August  1999)  of the  Manager;  President  and  Director  of
OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager and the Fund's  Distributor  (July 1978 - January
1992).

John V. Murphy*, President and Trustee, Age: 52
498 Seventh Avenue, New York, New York 10018
Chairman and Chief Executive Officer and director (since July 2001) and President (since August 2000) of the
Manager; President and a trustee of other Oppenheimer funds; President and a director (since July 2001) of
Oppenheimer Acquisition Corp., the Manager's parent holding company; President, Chief Executive Officer and a director (since July 2001) of OFI Private Investments, Inc., an investment adviser subsidiary of the Manager;
Chairman and a director (since July 2001) of Shareholder Services, Inc. and of Shareholder Financial Services,
Inc., transfer agent subsidiaries of the Manager; President and a director (since July 2001)  of Oppenheimer
Partnership Holdings, Inc., a holding company subsidiary of the Manager; a director of HarbourView Asset
Management Corporation and of Oppenheimer Real Asset Management, Inc. (since July 2001), investment adviser subsidiaries of the Manager; President and a director (since July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; Chief Operating Officer (August 2000 - July 2001) of the
Manager; Executive Vice President of MassMutual Financial Group (from 1995 to 1997); Executive Vice President and
Chief Operating Officer of David L. Babson & Company (from 1995 to 1997), an investment advisor; Chief Operating
Officer of Concert Capital Management, Inc. (from 1993 to 1996), an investment advisor.

Robert G. Galli, Trustee, Age: 68.
6803 South Tucson Way, Englewood, CO 80112
A Trustee or  Director  of other  Oppenheimer  funds.  Formerly  he held the  following  positions:  Vice  Chairman
(October  1995 - December  1997) and  Executive  Vice  President  (December  1977 - October  1995) of the  Manager;
Executive Vice President and a director (April 1986 - October 1995) of HarbourView Asset Management Corporation.

Phillip A. Griffiths, Trustee, Age: 63.
97 Olden Lane, Princeton, N. J. 08540
The  Director of the  Institute  for  Advanced  Study,  Princeton,  N.J.  (since 1991) and a member of the National
Academy of Sciences  (since  1979);  formerly  (in  descending  chronological  order) a director  of Bankers  Trust
Corporation,  Provost and Professor of Mathematics at Duke University,  a director of Research Triangle  Institute,
Raleigh, N.C., and a Professor of Mathematics at Harvard University.

Benjamin Lipstein, Trustee, Age: 78.
591 Breezy Hill Road, Hillsdale, N.Y. 12529
Professor Emeritus of Marketing, Stern Graduate School of Business Administration, New York University.

Elizabeth B. Moynihan, Trustee, Age: 72.
801 Pennsylvania Avenue, N.W., Washington, D.C. 20004
Author and  architectural  historian;  a trustee of the Freer  Gallery of Art  (Smithsonian  Institute),  Executive
Committee of Board of Trustees of the National  Building  Museum;  a member of the Trustees  Council,  Preservation
League of New York State.

Kenneth A. Randall, Trustee, Age: 74.
6 Whittaker's Mill, Williamsburg, Virginia 23185
A director of Dominion  Resources,  Inc. (electric utility holding company),  Dominion Energy, Inc. (electric power and oil & gas  producer),  and Prime Retail,  Inc. (real estate  investment  trust);  formerly  President and Chief
Executive Officer of The Conference Board, Inc.  (international  economic and business  research) and a director of
Lumbermens  Mutual  Casualty  Company,  American  Motorists  Insurance  Company and American  Manufacturers  Mutual
Insurance Company.

Edward V. Regan, Trustee, Age: 71.
40 Park Avenue, New York, New York 10016
Chairman of Municipal  Assistance  Corporation  for the City of New York;  Senior  Fellow of Jerome Levy  Economics
Institute, Bard College; a director of RBAsset (real estate manager); a director of OffitBank;  Trustee,  Financial
Accounting Foundation (FASB and GASB);  President,  Baruch College of the City University of New York; formerly New
York State Comptroller and trustee, New York State and Local Retirement Fund.
Russell S. Reynolds, Jr., Trustee, Age: 69.
8 Sound Shore Drive, Greenwich, Connecticut 06830
Chairman of The Directorship  Search Group, Inc.  (corporate  governance  consulting and executive  recruiting);  a director of Professional Staff Limited (a U.K. temporary staffing company);  a life trustee of International  House
(non-profit educational organization), and a trustee of the Greenwich Historical Society.

Clayton K. Yeutter, Trustee, Age: 70.
10475 E. Laurel Lane, Scottsdale, Arizona 85259
Of Counsel,  Hogan & Hartson (a law firm); a director of Zurich Financial  Services  (financial  services),  Zurich
Allied AG and Allied Zurich p.l.c.  (insurance investment  management);  Caterpillar,  Inc.  (machinery),  ConAgra,
Inc. (food and agricultural products),  Farmers Insurance Company (insurance),  FMC Corp. (chemicals and machinery)
and Texas  Instruments,  Inc.  (electronics);  formerly (in  descending  chronological  order),  Counsellor  to the
President  (Bush) for  Domestic  Policy,  Chairman of the  Republican  National  Committee,  Secretary  of the U.S.
Department of Agriculture, U.S. Trade Representative.

Merrell Hora, Portfolio Manager, Vice President &Portfolio Manager, Age: 33
498 Seventh Avenue, New York, NY 10018.
Assistant  Vice  president  of the Manager  (since July 1999);  a  portfolio  manager of other  Oppenheimer  funds;
formerly a Senior  Quantitative  Analyst for the Fixed Income  Department's  Quantitative  Team (July 1998 - August
2000);  prior to joining the Manager in July 1998 he was a  quantitative  analyst with a subsidiary  of the Cargill
Financial  Services  Group  (January 1997 - September  1997) and also held numerous  positions at the University of
Minnesota from which he obtained his Ph.D in Economics.

Jerry A. Webman, Vice President and Portfolio Manager, Age: 51.
498 Seventh Avenue, New York, NY 10018.
Senior Vice President of the Manager (since February 1996) and of HarborView  Asset Management  Corporation  (since
May 1999); a portfolio manager of other Oppenheimer  funds;  before joining the Manager in February 1996, he was an officer and portfolio  manager with Prudential  Mutual Funds - Investment  Management,  Inc. (March 1986 - February
1996).

Brian W. Wixted, Treasurer, Principal Financial and Accounting Officer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Senior  Vice  President  and  Treasurer  (since  March  1999)  of the  Manager;  Treasurer  (since  March  1999) of
HarbourView  Asset  Management  Corporation,   Shareholder  Services,   Inc.,  Oppenheimer  Real  Asset  Management
Corporation,  Shareholder  Financial  Services,  Inc. and Oppenheimer  Partnership  Holdings,  Inc., of OFI Private
Investments,  Inc. (since March 2000) and of OppenheimerFunds  International Ltd. and Oppenheimer  Millennium Funds
plc (since May 2000);  Treasurer and Chief  Financial  Officer (since May 2000) of PIMCO Trust  Company;  Assistant
Treasurer (since March 1999) of Oppenheimer  Acquisition Corp. and of Centennial Asset Management  Corporation;  an
officer of other  Oppenheimer  funds;  formerly  Principal  and Chief  Operating  Officer,  Bankers Trust Company -
Mutual Fund Services  Division (March 1995 - March 1999);  Vice President and Chief  Financial  Officer of CS First
Boston Investment Management Corp. (September 1991 - March 1995).

Robert G. Zack, Secretary, Age: 53.
498 Seventh Avenue, New York, NY 10018.
Acting General Counsel (since November 1, 2001),  Senior Vice President (since May 1985) of the Manager;  Assistant
Secretary of Shareholder  Services,  Inc. (since May 1985),  Shareholder  Financial Services,  Inc. (since November
1989);  OppenheimerFunds  International  Ltd. and Oppenheimer  Millennium Funds plc (since October 1997);  formerly
Associate General Counsel (May 1981 - October 2001); an officer of other Oppenheimer funds.

Robert J. Bishop, Assistant Treasurer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the  Manager/Mutual  Fund  Accounting  (since May 1996); an officer of other  Oppenheimer  funds;
formerly an Assistant  Vice  President of the  Manager/Mutual  Fund  Accounting  (April 1994 - May 1996) and a Fund
Controller of the Manager.

Scott T. Farrar, Assistant Treasurer, Age: 36.
6803 South Tucson Way, Englewood, Colorado 80112
Vice  President  of the  Manager/Mutual  Fund  Accounting  (since May 1996);  Assistant  Treasurer  of  Oppenheimer
Millennium  Funds plc (since  October  1997);  an officer of other  Oppenheimer  Funds;  formerly an Assistant Vice
President of the Manager/Mutual Fund Accounting (April 1994 - May 1996), and a Fund Controller of the Manager.

       |X|  Remuneration  of Trustees.  The  officers of the Fund and one Trustee of the Fund (Mr.  Murphy) who are
affiliated  with the Manager  receive no salary or fee from the Fund.  The remaining  Trustees of the Fund received the  compensation  shown  below.  The  compensation  from the Fund was paid  during its fiscal  year ended July 31,
2001.  The  compensation  from all of the New  York-based  Oppenheimer  funds  (including the Fund) was paid to the trustees  for their  service as a director,  trustee or member of a committee  of the boards of those funds  during the calendar year 2000.
  ----------------------------------------- ---------------------- -------------------- ---------------------------

                                                                   Retirement           Compensation
                                                                   Benefits             From all
                                            Aggregate              Accrued              New York-Based
  Director's Name                           Compensation           as Fund              Oppenheimer Funds
  and Other Positions                       From Fund (1)          Expenses*            (28 Funds) (2)
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  Leon Levy                                        $20,264                 $0                    $177,950

  ----------------------------------------- ---------------------- -------------------- ---------------------------
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  Robert G. Galli (3)                              $8,375                  $0                    $191,134
  Study Committee Member
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  Philip Griffiths (4)                             $8,375                  $0                    $59,529

  ----------------------------------------- ---------------------- -------------------- ---------------------------
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  Benjamin Lipstein                                $17,515                 $0                    $148,639
  Study Committee Chairman
  Audit Committee Member
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  Elizabeth B. Moynihan                            $12,342                 $0                    $104,695
  Study Committee Member
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  Kenneth A. Randall                               $11,321                 $0                    $96,034
  Audit Committee Chairman
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  Edward V. Regan                                  $7,482                  $0                    $94,995
  Proxy Committee Chairman,
  Audit Committee Member
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  Russell S. Reynolds, Jr.                         $11,193                 $0                    $71,069
  Proxy Committee Member
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  Donald Spiro                                     $12,342                 $0                    $63,435

  ----------------------------------------- ---------------------- -------------------- ---------------------------
  ----------------------------------------- ---------------------- -------------------- ---------------------------
  Clayton K. Yeutter (5)                           $6,786                  $0                    $71,069
  Proxy Committee Member
  ----------------------------------------- ---------------------- -------------------- ---------------------------
(1)      Aggregrate compensation includes fees, deferred compensation, if any, and retirement plan benefits accrued for a Trustee/Director.
(2)      For the 2000 Calendar year.
(3)      Total compensation for the 2000 calendar year includes compensation received for serving as a Trustee or
       Director of 11 other Oppenheimer funds.
(4)      Includes $8,375 deferred under Deferred Compensation Plan described below.
(5)      Includes $1,697 deferred under Deferred Compensation Plan described below.
    * Trustee retirement accruals were a negative $116,959. The aggregate compensation from the Fund does reflect this negative accrual.

       |X|  Retirement  Plan for  Trustees.  The Fund has adopted a retirement  plan that  provides for payments to retired  Trustees.  Payments  are up to 80% of the  average  compensation  paid  during a  Trustee's  five years of service in which the  highest  compensation  was  received.  A Trustee  must  serve as  trustee  for any of the New
York-based  Oppenheimer  funds  for at least 15  years to be  eligible  for the  maximum  payment.  Each  Trustee's retirement benefits will depend on the amount of the Trustee's future compensation and length of service.

       |X| Deferred  Compensation  Plan for  Trustees.  The Board of Trustees  has adopted a Deferred  Compensation
Plan for  disinterested  trustees  that  enables  them to elect to defer  receipt of all or a portion of the annual fees they are  entitled  to  receive  from the Fund.  Under the plan,  the  compensation  deferred  by a Trustee is periodically  adjusted as though an equivalent  amount had been invested in shares of one or more Oppenheimer funds selected  by the  Trustee.  The  amount  paid to the  Trustee  under the plan  will be  determined  based  upon the performance of the selected funds.

       Deferral of Trustees' fees under the plan will not materially  affect the Fund's assets,  liabilities or net income  per  share.  The plan will not  obligate  the Fund to retain  the  services  of any  Trustee  or to pay any particular  level of  compensation  to any  Trustee.  Pursuant to an Order  issued by the  Securities  and Exchange
Commission,  the Fund may invest in the funds selected by the Trustee under the plan without  shareholder  approval for the limited purpose of determining the value of the Trustee's deferred fee account.

       |X| Major  Shareholders.  As of  November  5, 2001,  the only  persons  who owned of record or were known by the Fund to own beneficially 5% or more of any class of the Fund's outstanding shares were the following:

         Merrill  Lynch  Pierce  Fenner  &  Smith,  Inc.  for  the  Sole  Benefit  of  its  Customers,  Attn:  Fund
         Admin./#97A91,  4800  Deer Lake  Drive  East,  Floor 3,  Jacksonville,  Florida  32246-6484,  which  owned
         607,419.211  Class B shares (7.63% of the Class B shares then still  outstanding),  for the benefit of its customers.

         Merrill  Lynch  Pierce  Fenner  &  Smith,  Inc.  for  the  Sole  Benefit  of  its  Customers,  Attn:  Fund
         Admin./#97HF8,  4800  Deer Lake  Drive  East,  Floor 3,  Jacksonville,  Florida  32246-6484,  which  owned
         125,445.480  Class C shares (6.84% of the Class C shares then still  outstanding),  for the benefit of its customers.

The Manager.  The Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain  employees,  including  portfolio  managers,  that would compete  with or take  advantage  of the Fund's  portfolio  transactions.  Covered  persons  include  persons  with knowledge of the  investments  and  investment  intentions of the Fund and other funds advised by the Manager.  The
Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the Fund,  subject to a number of  restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

                   The  Code  of  Ethics  is an  exhibit  to the  Fund's  registration  statement  filed  with  the
Securities  and  Exchange  Commission  and can be  reviewed  and  copied  at the  SEC's  Public  Reference  Room in
Washington,  D.C. You can obtain  information  about the hours of operation of the Public Reference Room by calling the SEC at 1-202-942-8090.  The Code of Ethics can also be viewed as part of the Fund's  registration  statement on the SEC's EDGAR  database at the SEC's  Internet  web site at  http://www.sec.gov.  Copies may be  obtained,  after paying a  duplicating  fee, by electronic  request at the  following  E-mail  address:  publicinfo@sec.gov.,  or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

       |X| The Investment Advisory  Agreement.  The Manager provides investment advisory and management services to the Fund under an investment  advisory  agreement between the Manager and the Fund. The Manager selects  securities for the Fund's  portfolio  and handles  its day-to day  business.  That  agreement  requires  the  Manager,  at its expense,  to provide the Fund with adequate  office space,  facilities and equipment.  It also requires the Manager to provide  and  supervise  the  activities  of all  administrative  and  clerical  personnel  required  to provide effective  corporate  administration for the Fund. Those  responsibilities  include the compilation and maintenance of records  with  respect to the Fund's  operations,  the  preparation  and filing of  specified  reports,  and the composition of proxy materials and registration statements for continuous public sale of shares of the Fund.
       Expenses  not  expressly  assumed by the Manager  under the  advisory  agreement  are paid by the Fund.  The investment  advisory  agreement  lists  examples  of  expenses  paid by the Fund.  The major  categories  relate to interest,  taxes, fees to disinterested Trustees, legal and audit expenses,  custodian and transfer agent expenses, share issuance costs, certain printing and registration costs, brokerage commissions,  and non-recurring  expenses, including  litigation  cost.  The  management  fees paid by the Fund to the  Manager  are  calculated  at the rates described  in the  Prospectus,  which are applied to the assets of the Fund as a whole.  The fees are  allocated to each class of shares based upon the relative  proportion of the Fund's net assets  represented  by that class.  The management fees paid by the Fund to the Manager during its last three fiscal years are listed below.

               -------------------------------------- -----------------------------------------------
                            Fiscal Year                           Management Fee Paid to
                            Ending 7/31                           OppenheimerFunds, Inc.
               -------------------------------------- -----------------------------------------------
               -------------------------------------- -----------------------------------------------
                               1999                                     $3,651,960
               -------------------------------------- -----------------------------------------------
               -------------------------------------- -----------------------------------------------
                               2000                                     $3,203,499
               -------------------------------------- -----------------------------------------------
               -------------------------------------- -----------------------------------------------
                               2001                                     $3,246,173
               -------------------------------------- -----------------------------------------------

       The  investment  advisory  agreement  states that in the absence of willful  misfeasance,  bad faith,  gross negligence  in the  performance  of its duties,  or reckless  disregard  for its  obligations  and duties under the investment  advisory  agreement,  the Manager is not liable for any loss  sustained by reason of any  investment of the Fund assets made with due care and in good faith.

       The agreement  permits the Manager to act as investment  adviser for any other person,  firm or  corporation and to use  the  name  "Oppenheimer"  in  connection  with  other  investment  companies  for  which  it may act as investment  adviser or general  distributor.  If the Manager shall no longer act as investment adviser to the Fund, the Manager may withdraw the Fund's right to use the name "Oppenheimer" as part of its name.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment Advisory  Agreement.  One of the duties of the Manager under the investment advisory agreement is to buy and sell portfolio  securities for the Fund. The investment  advisory agreement allows the Manager to use  broker-dealers to effect the Fund's portfolio  transactions.  Under the agreement,  the Manager may employ  those  broker-dealers  (including  "affiliated"  brokers,  as that term is  defined  in the  Investment
Company Act) that, in the Manager's best judgment based on all relevant  factors,  will implement the Fund's policy to obtain,  at reasonable  expense,  the "best execution" of portfolio  transactions.  "Best  execution"  refers to prompt and reliable  execution  at the most  favorable  price  obtainable.  The Manager  need not seek  competitive
commission bidding. However,        the  Manager  is  expected  to  minimize  the  commissions  paid to the  extent consistent with the interest and policies of the Fund as established by its Board of Trustees.

       Under the  investment  advisory  agreement,  the Manager may select  brokers that provide  brokerage  and/or research  services for the Fund and/or the other accounts over which the Manager or its affiliates  have investment discretion.  The commissions paid to such brokers may be higher than another  qualified broker would charge, if the
Manager makes a good faith  determination  that the  commission is fair and  reasonable in relation to the services provided.  Subject to those  other  considerations,  as a factor in  selecting  brokers  for the  Fund's  portfolio transactions,  the Manager may also consider sales of shares of the Fund and other investment  companies managed by the Manager or its affiliates.

Brokerage  Practices  Followed  by the  Manager.  The  Manager  allocates  brokerage  for the Fund  subject  to the provisions of the  investment  advisory  agreement and the  procedures  and rules  described  above.  Generally the
Manager's  portfolio traders allocate brokerage upon  recommendations  from the Manager's  portfolio  managers.  In certain  instances,  portfolio  managers may directly  place trades and  allocate  brokerage.  In either case,  the
Manager's executive officers supervise the allocation of brokerage.

       Most securities  purchases made by the Fund are in principal  transactions  at net prices.  The Fund usually deals  directly  with the  selling or  purchasing  principal  or market  maker  without  incurring  charges for the services of a broker on its behalf unless the Manager  determines  that a better price or execution may be obtained by using the  services of a broker.  Therefore,  the Fund does not incur  substantial  brokerage  costs.  Portfolio securities  purchased from  underwriters  include a commission or concession  paid by the issuer to the underwriter in the price of the security.  Portfolio  securities  purchased  from dealers  include a spread between the bid and asked price.

       The Fund  seeks to obtain  prompt  execution  of  orders  at the most  favorable  net  prices.  In an option transaction,  the Fund  ordinarily  uses the same broker for the purchase or sale of the option and any transaction in the investment to which the option relates.  When possible,  the Manager tries to combine  concurrent  orders to purchase or sell the same security by more than one of the accounts  managed by the Manager or its affiliates.  The transactions  under those  combined  orders are averaged as to price and allocated in accordance  with the purchase or sale orders actually placed for each account.

       The investment  advisory  agreement  permits the Manager to allocate  brokerage for research  services.  The research  services  provided by a particular  broker may be useful only to one or more of the advisory  accounts of the Manager and its  affiliates.  Investment  research  received by the Manager for the  commissions  paid by those other  accounts  may be  useful  both to the  Fund  and one or more of the  Manager's  other  accounts.  Investment research  services  may be  supplied to the Manager by a third  party at the  instance  of a broker  through  which trades are placed.  Investment  research  services  include  information  and analyses on particular  companies and industries  as well as  market  or  economic  trends  and  portfolio  strategy,  market  quotations  for  portfolio evaluations,  information systems,  computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative  functions),  then only the percentage or component that provides assistance to the Manager in the investment  decision-making  process may be paid in commission dollars.

       The Board of Trustees  has  permitted  the Manager to use  concessions  on  fixed-price  offerings to obtain research,  in the same manner as is permitted for agency transactions.  The Board has also permitted the Manager to use stated commissions on secondary  fixed-income  agency trades to obtain research if the broker represents to the
Manager  that:  (i) the trade is not from or for the  broker's  own  inventory,  (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction.

       The research  services  provided by brokers broaden the scope and supplement the research  activities of the
Manager.  That research  provides  additional  views and  comparisons  for  consideration  and helps the Manager to obtain  market  information  for the valuation of  securities  that are either held in the Fund's  portfolio or are being  considered for purchase.  The Manager  provides  information to the Board of the Fund about the  commissions paid to brokers furnishing  research services,  together with the Manager's  representation that the amount of such commissions was reasonably related to the value or benefit of such services.

       Other funds advised by the Manager have  investment  objectives  and policies  similar to those of the Fund.
Those other funds may purchase or sell the same  securities  as the Fund at the same time as the Fund,  which could affect the supply and price of the  securities.  If two or more of funds  advised by the Manager  purchase the same security on the same day from the same dealer,  the Manager may average the price of the  transactions and allocate the average among the funds.

Distribution and Service Plans

The Distributor.  Under its General Distributor's  Agreement with the Fund, the Distributor,  whose primary address is P.O. Box 5270,  Denver, CO 80217, acts as the Fund's principal  underwriter in the continuous public offering of the Fund's  Class A,  Class B and Class C  shares.  The  Distributor  bears the expenses  normally  attributable to sales,  including  advertising  and the cost of printing and mailing  prospectuses,  other than those  furnished to existing  shareholders.  The  Distributor is not obligated to sell a specific number of shares.  Expenses  normally attributable  to sales are borne by the  Distributor.  They exclude  payments  under the  Distribution  and Service
Plans but include  advertising  and the cost of printing and mailing  prospectuses  (other than those  furnished to existing shareholders).

The sales  charges and  concessions  paid to, or retained by, the  Distributor  from the sale of shares  during the
Fund's three most recent fiscal years,  and the contingent  deferred sales charges  retained by the  Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
                    Aggregate      Class A Front-End     Concessions on       Concessions on      Concessions on
  Fiscal Year    Front-End Sales     Sales Charges       Class A Shares       Class B Shares      Class C Shares
  Ended 7/31:   Charges on Class      Retained by          Advanced by         Advanced by         Advanced by
                    A Shares          Distributor         Distributor1         Distributor1        Distributor1
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
      1999          $801,669            $216,077             $65,289             $707,523            $71,786
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
      2000          $447,841            $117,360             $42,151             $282,071            $28,093
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
      2001          $609,480            $149,558             $64,279             $419,512            $36,090
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
  1. The Distributor  advances  concession payments to dealers for certain sales of Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.

  ----------------- ------------------------------ ------------------------------- --------------------------------
                    Class A Contingent             Class B Contingent              Class C Contingent
    Fiscal Year     Deferred Sales Charges         Deferred Sales Charges          Deferred Sales Charges
    Ended 7/31:     Retained by Distributor        Retained by Distributor         Retained by Distributor
  ----------------- ------------------------------ ------------------------------- --------------------------------
  ----------------- ------------------------------ ------------------------------- --------------------------------
        2000                   $28,514                        $299,760                         $20,741
  ----------------- ------------------------------ ------------------------------- --------------------------------
  ----------------- ------------------------------ ------------------------------- --------------------------------
        2001                   $13,322                        $169,513                         $6,081
  ----------------- ------------------------------ ------------------------------- --------------------------------

       For additional  information  about  distribution of the Fund's shares,  including fees and expenses,  please refer to "Distribution and Service Plans."

Distribution  and Service Plans.  The Fund has adopted a Service Plan for its Class A shares and  Distribution  and
Service  Plans for its Class B and Class C shares  under Rule 12b-1 of the  Investment  Company  Act.  Under  those plans,  the Fund makes payments to the  Distributor in connection  with the  distribution  and/or  servicing of the shares of the particular class.

       Under the plans the  Manager  and the  Distributor  may make  payments  to  affiliates  and,  in their  sole discretion,  from time to time may use their own resources to make payments to brokers,  dealers or other financial institutions  for  distribution  and  administrative  services they perform at no cost to the Fund. The Manager may use profits from the advisory fee it receives  from the Fund.  The  Distributor  and the Manager may, in their sole discretion, increase or decrease the amount of payments they make to plan recipients from their own resources.

       Unless a plan is terminated as described  below,  the plan  continues in effect from year to year,  but only if the  Fund's  Board  of  Trustees  and its  Independent  Trustees  specifically  vote  annually  to  approve  its continuance.  Approval  must be by a vote  cast in  person  at a  meeting  called  for the  purpose  of  voting  on continuing  the plan. A plan may be  terminated at any time by the vote of a majority of the  Independent  Trustees or by the vote of the  holders of a  "majority"  (as  defined in the  Investment  Company  Act) of the  outstanding shares of that class.

       The Board and the  Independent  Trustees  must approve all material  amendments  to a plan.  An amendment to increase  materially  the amount of  payments to be made under the plan must be  approved  by  shareholders  of the class  affected by the  amendment.  Because  Class B shares  automatically  convert  into Class A shares  after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for an amendment to the Class A plan that would  materially  increase the amount to be paid under that plan.  That approval must be by a "majority"
(as defined in the Investment Company Act) of the shares of each class, voting separately by Class.

       While the plans are in effect,  the  Treasurer of the Fund shall  provide  separate  written  reports on the plans to the Fund's Board of Trustees at least  quarterly  for its review.  The reports  shall detail the amount of all payments made under a plan and the purpose for which the payments  were made.  Those reports are subject to the review and approval of the Independent Trustees in the exercise of their fiduciary duty.

       Each plan states that while it is in effect,  the selection or replacement  and nomination of those Trustees of the Fund who are not  "interested  persons"  of the  Fund is  committed  to the  discretion  of the  Independent
Trustees.  This  provision does not prevent the  involvement  of others in the selection and nomination  process as long as the final decision as to selection or nomination is approved by a majority of the Independent Trustees.

       Under the plans,  no payment will be made to any  recipient in any quarter in which the  aggregate net asset value of all Fund shares held by the recipient for itself and its customers  does not exceed a minimum  amount,  if any, that may be set from time to time by a majority of the Fund's Independent  Trustees.  Initially,  the Board of
Trustees has set the fees at the maximum rate allowed  under the plans and has set no minimum  asset amount  needed to qualify for payments.

       |_| Class A Service Plan Fees.  Under the Class A service plan, the  Distributor  currently uses the fees it receives  from the Fund to pay  brokers,  dealers  and  other  financial  institutions  (they  are  referred  to as
"recipients")  for personal  services and account  maintenance  services they provide for their  customers who hold
Class A shares.  The services include,  among others,  answering  customer  inquiries about the Fund,  assisting in establishing  and  maintaining  accounts in the Fund,  making the Fund's  investment  plans available and providing other services at the request of the Fund or the  Distributor.  The  Distributor  makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets of Class A shares.

       For the fiscal year ended July 31,  2001,  payments  under the Plan for Class A shares  totaled  $1,227,102, all of which  was paid by the  Distributor  to  recipients.  That  included  $89,920  paid to an  affiliate  of the
Distributor.  Any unreimbursed  expenses the Distributor  incurs with respect to Class A shares for any fiscal year may not be recovered in subsequent  years. The Distributor may not use payments  received under the Class A plan to pay any of its interest expenses, carrying charges, other financial costs, or allocation of overhead.

       |_| Class B and Class C Service and  Distribution  Plans.  Under each plan,  service  fees and  distribution fees are computed on the average of the net asset value of shares in the  respective  class,  determined  as of the close of each regular  business day during the period.  The Class B and Class C plans  provide for the  Distributor to be  compensated  at a flat rate,  whether  the  Distributor's  distribution  expenses  are more or less than the amounts paid by the Fund under the plans during that period.  The Class B and Class C plans permit the  Distributor to retain both the  asset-based  sales charges and the service fee on shares or to pay  recipients  the service fee on a quarterly basis, without payment in advance.

       The  Distributor  presently  intends  to pay  recipients  the  service  fee on Class B and Class C shares in advance  for the first  year the  shares  are  outstanding.  After the  first  year  shares  are  outstanding,  the
Distributor  makes  payments  quarterly  on those  shares.  The advance  payment is based on the net asset value of shares sold.  Shares  purchased by exchange do not qualify for an advance service fee payment.  If Class B or Class
C shares are  redeemed  during the first year after their  purchase,  the  recipient  of the service  fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment made on those shares.

       The  Distributor  retains  the  asset-based  sales  charge on Class B shares.  The  Distributor  retains the asset-based  sales  charge  on Class C shares  during  the  first  year the  shares  are  outstanding.  It pays the asset-based sales charge as an ongoing  concession to the dealer on Class C shares  outstanding for a year or more.
If a dealer has a special  agreement  with the  Distributor,  the  Distributor  will pay the Class B and/or Class C service fees and the asset-based  sales charge to the dealer  quarterly in lieu of paying the sales  concession and service fee in advance at the time of purchase.

       The  asset-based  sales  charge on Class B and  Class C shares  allows  investors  to buy  shares  without a front-end  sales  charge  while  allowing  the  Distributor  to  compensate  dealers  that sell those  shares.  The
Distributor's  actual  expenses  in selling  Class B and Class C shares may be more than the  payments  it receives from contingent  deferred sales charges  collected on redeemed  shares and from the Fund under the plans.  The Fund pays the asset-based  sales charge to the Distributor for its services  rendered in distributing  Class B and Class
C shares. The payments are made to the Distributor in recognition that the Distributor:
       |_| pays sales  concessions  to authorized  brokers and dealers at the time of sale and pays service fees as described in the Prospectus,
       |_| may finance  payment of sales  concessions  and/or the advance of the service fee payment to  recipients under the plans,  or may provide  such  financing  from its own  resources  or from the  resources of an affiliate,
       |_| employs personnel to support distribution of shares, and
|_|      bears the costs of sales literature,  advertising and prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses,
|_|      may not be able to adequately  compensate  dealers that sell Class B and Class C shares without  receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
|_|      receives  payment under the plans  consistent with the service fees and asset-based  sales charges paid by other non-proprietary funds that charge 12b-1 fees,
|_|      may use the  payments  under the plan to include  the Fund in various  third-party  distribution  programs that may increase sales of Fund shares,
|_|      may  experience   increased  difficulty  selling  the  Fund's  shares  if  payments  under  the  plan  are discontinued  because  most  competitor  funds have plans that pay  dealers for  rendering  distribution services as much or more than the amounts currently being paid by the Fund, and
|_|      may not be able to continue  providing,  at the same or at a lesser cost,  the same  quality  distribution sales  efforts and services,  or to obtain such services from brokers and dealers,  if the plan payments were to be discontinued.

         When Class B and Class C shares are sold without the  designation of a  broker-dealer,  the Distributor is automatically  designated as the broker-dealer of record.  In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B and Class C shares.

       The  Distributor's  actual  expenses in selling  Class B and Class C shares may be more than the payments it receives  from the  contingent  deferred  sales  charges  collected on redeemed  shares and from the Fund under the plans.  If either the Class B or Class C plan is terminated  by the Fund,  the Board of Trustees may allow the Fund to continue  payments of the asset-based  sales charge to the Distributor for  distributing  shares before the plan was terminated.

--------------------------------------------------------------------------------------------------------------------
                    Distribution Fees Paid to the Distributor in the Fiscal Year Ended 7/31/01
--------------------------------------------------------------------------------------------------------------------
------------------------ -------------------- --------------------- ------------------------- ----------------------
                                                                         Distributor's            Distributor's
                                                                           Aggregate              Unreimbursed
                                Total                Amount               Unreimbursed            Expenses as %
                              Payments            Retained by               Expenses              of Net Assets
                             Under Plan           Distributor              Under Plan               of Class
------------------------ -------------------- --------------------- ------------------------- ----------------------
------------------------ -------------------- --------------------- ------------------------- ----------------------
Class B Plan                  $654,454              $511,937               $2,477,993                 3.22%
------------------------ -------------------- --------------------- ------------------------- ----------------------
------------------------ -------------------- --------------------- ------------------------- ----------------------
Class C Plan                  $144,788                $  36,212             $339,992                  1.98%
------------------------ -------------------- --------------------- ------------------------- ----------------------

       All payments under the Class B and the Class C plans are subject to the  limitations  imposed by the Conduct
Rules of the  National  Association  of  Securities  Dealers,  Inc. on payments of  asset-based  sales  charges and service fees.

Performance of the Fund

Explanation  of Performance  Terminology.  The Fund uses a variety of terms to illustrate  its  performance.  These terms include  "standardized  yield,"  "tax-equivalent  yield,"  "dividend  yield,"  "average annual total return,"
"cumulative  total  return,"  "average  annual  total  return at net asset  value" and  "total  return at net asset value." An  explanation  of how yields and total returns are  calculated is set forth below.  The charts below show the Fund's  performance during its most recent fiscal year end. You can obtain current  performance  information by calling the Fund's  Transfer  Agent at  1-800-525-7048  or by visiting  the  OppenheimerFunds  Internet web site at
http://www.oppenheimerfunds.com.
-------------------------------

       The  Fund's  illustrations  of its  performance  data  in  advertisements  must  comply  with  rules  of the
Securities and Exchange  Commission.  Those rules  describe the types of performance  data that may be used and how it is to be  calculated.  In  general,  any  advertisement  by the Fund of its  performance  data must  include the average  annual total returns for the advertised  class of shares of the Fund.  Those returns must be shown for the
1, 5 and  10-year  periods  (or the life of the  class,  if less)  ending as of the most  recently  ended  calendar quarter prior to the  publication  of the  advertisement  (or its  submission  for  publication).  Certain types of yields may also be shown, provided that they are accompanied by standardized average annual total returns.

       Use of standardized  performance  calculations  enables an investor to compare the Fund's performance to the performance of other funds for the same periods.  However,  a number of factors  should be considered  before using the Fund's performance information as a basis for comparison with other investments:
       |_| Yields and total returns  measure the  performance  of a  hypothetical  account in the Fund over various periods and do not show the performance of each shareholder's  account.  Your account's performance will vary from the model  performance  data if your dividends are received in cash, or you buy or sell shares during the period,  or you bought your shares at a different  time and price than the shares used in the model.
       |_| The Fund's performance returns do not reflect the effect of taxes on distributions.
       |_| An investment in the Fund is not insured by the FDIC or any other government agency.
       |_| The  principal  value of the Fund's  shares,  and its yields and total  returns are not  guaranteed  and normally will fluctuate on a daily basis.
       |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
       |_| Yields and total returns for any given past period  represent  historical  performance  information  and are not, and should not be considered, a prediction of future yields or returns.

       The  performance  of each class of shares is shown  separately,  because  the  performance  of each class of shares will usually be different.  That is because of the different kinds of expenses each class bears.  The yields and total  returns  of each  class of shares of the Fund are  affected  by market  conditions,  the  quality of the
Fund's investments,  the maturity of those investments,  the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

       |X| Yields.  The Fund uses a variety of different  yields to illustrate its current  returns.  Each class of shares calculates its yield separately because of the different expenses that affect each class.

       |_| Standardized  Yield. The  "standardized  yield"  (sometimes  referred to just as "yield") is shown for a class  of  shares  for a  stated  30-day  period.  It is not  based  on  actual  distributions  paid by the Fund to shareholders  in the 30-day  period,  but is a  hypothetical  yield based upon the net  investment  income from the
Fund's  portfolio  investments  for that period.  It may therefore  differ from the  "dividend  yield" for the same class of shares, described below.

       Standardized  yield is calculated  using the following  formula set forth in rules adopted by the Securities and Exchange Commission, designed to assure uniformity in the way that all funds calculate their yields:

                                                 STANDARDIZED YIELD = 2 (A - B +1)-1
                                                                        ----------
                                                                           CD

       The symbols above represent the following factors:
       a =     dividends and interest earned during the 30-day period.
       b =     expenses accrued for the period (net of any expense assumptions).
       c =     the average  daily  number of shares of that class  outstanding  during the 30-day  period that were entitled to receive dividends.
       d =     the  maximum  offering  price per share of that class on the last day of the  period,  adjusted  for undistributed net investment income.

       The standardized  yield for a particular 30-day period may differ from the yield for other periods.  The SEC formula assumes that the  standardized  yield for a 30-day period occurs at a constant rate for a six-month  period and is  annualized  at the end of the six-month  period.  Additionally,  because each class of shares is subject to different  expenses,  it is likely that the standardized yields of the Fund's classes of shares will differ for any
30-day period.

       |_| Dividend Yield.  The Fund may quote a "dividend  yield" for each class of its shares.  Dividend yield is based on the dividends paid on a class of shares during the actual dividend  period.  To calculate  dividend yield, the dividends of a class declared  during a stated period are added  together,  and the sum is multiplied by 12 (to annualize  the yield)  and  divided by the  maximum  offering  price on the last day of the  dividend  period.  The formula is shown below:

                    Dividend Yield = dividends paid x 12/maximum offering price (payment date)

       The maximum  offering  price for Class A shares  includes the current  maximum  initial  sales  charge.  The maximum  offering price for Class B and Class C shares is the net asset value per share,  without  considering  the effect of contingent  deferred sales charges.  The Class A dividend yield may also be quoted without  deducting the maximum initial sales charge.

       |_|  Tax-Equivalent  Yield.  The  "tax-equivalent  yield" of a class of shares is the equivalent  yield that would  have to be earned on a taxable  investment  to  achieve  the  after-tax  results  represented  by the Fund's tax-equivalent  yield.  It adjusts the Fund's  standardized  yield,  as calculated  above,  by a stated Federal tax rate.  Using different tax rates to show different tax equivalent  yields shows investors in different tax brackets the tax equivalent yield of the Fund based on their own tax bracket.

       The  tax-equivalent  yield is based on a 30-day period,  and is computed by dividing the tax-exempt  portion of the Fund's  current yield (as  calculated  above) by one minus a stated income tax rate.  The result is added to the portion (if any) of the Fund's current yield that is not tax-exempt.

       The  tax-equivalent  yield may be used to  compare  the tax  effects  of income  derived  from the Fund with income from taxable  investments  at the tax rates stated.  Your tax bracket is determined by your Federal  taxable income (the net amount subject to Federal income tax after deductions and  exemptions).  The  tax-equivalent  yield table  assumes that the investor is taxed at the highest  bracket,  regardless  of whether a switch to  non-taxable investments would cause a lower bracket to apply.

  -----------------------------------------------------------------------------------------------------------------
                               The Fund's Yields for the 30-Day Periods Ended 7/31/01
  -----------------------------------------------------------------------------------------------------------------
  ------------------ ------------------------------ ------------------------------ --------------------------------
                                                                                        Tax-Equivalent Yield
                          Standardized Yield               Dividend Yield             (39.6% Fed. Tax Bracket)

  Class of Shares
  ------------------ ------------------------------ ------------------------------ --------------------------------
  ------------------ --------------- -------------- -------------- --------------- --------------- ----------------
                        Without          After         Without         After          Without           After
                         Sales           Sales          Sales          Sales           Sales            Sales
                         Charge         Charge         Charge          Charge          Charge          Charge
  ------------------ --------------- -------------- -------------- --------------- --------------- ----------------
  ------------------ --------------- -------------- -------------- --------------- --------------- ----------------
  Class A                4.91%           4.67%          5.34%          5.09%           8.13%            7.73%
  ------------------ --------------- -------------- -------------- --------------- --------------- ----------------
  Class B                4.14%            N/A           4.63%           N/A            6.85%             N/A
  ------------------ --------------- -------------- -------------- --------------- --------------- ----------------
  Class C                4.14%            N/A           4.59%           N/A            6.85%             N/A
  ------------------ --------------- -------------- -------------- --------------- --------------- ----------------

       |X|  Total  Return  Information.  There are  different  types of  "total  returns"  to  measure  the  Fund's performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital gains  distributions  are  reinvested in additional  shares and that the investment is redeemed at the end of the period.  Because of differences in expenses for each class of shares,  the total returns for each class are  separately  measured.  The cumulative  total return  measures the change in value over the entire period (for example,  ten years).  An average  annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period.  However,  average annual total returns do not show actual year-by-year  performance.  The Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

       In  calculating  total  returns  for  Class A  shares,  the  current  maximum  sales  charge  of 4.75% (as a percentage  of the  offering  price) is deducted  from the  initial  investment  ("P")  (unless the return is shown without sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred sales  charge is applied,  depending on the period for which the return is shown:  5.0% in the first year,  4.0% in the  second  year,  3.0% in the third and fourth  years,  2.0% in the fifth  year,  1.0% in the sixth year and none thereafter.  For Class C shares,  the 1%  contingent  deferred  sales charge is deducted for returns for the 1-year period.

       |_| Average  Annual Total  Return.  The "average  annual  total  return" of each class is an average  annual compounded  rate of return  for each year in a  specified  number of years.  It is the rate of return  based on the change in value of a  hypothetical  initial  investment  of $1,000 ("P" in the formula  below) held for a number of years ("n") to achieve an Ending  Redeemable  Value  ("ERV" in the  formula) of that  investment,  according to the following formula:

                                                ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                                             ------------
                                                   P

       |_| Cumulative Total Return.  The "cumulative  total return"  calculation  measures the change in value of a hypothetical  investment of $1,000 over an entire period of years.  Its  calculation  uses some of the same factors as average  annual total return,  but it does not average the rate of return on an annual basis.  Cumulative  total return is determined as follows:

                                                 ERV - P = TOTAL RETURN
                                              -------------
                                                     P

       |_| Total  Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative or an average annual  total  return  "at net asset  value"  (without  deducting  sales  charges)  for Class A, Class B or Class C shares.  Each is based on the  difference  in net asset value per share at the  beginning and the end of the period for a hypothetical  investment in that class of shares (without considering  front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

-------------------------------------------------------------------------------------------------------------------
                              The Fund's Total Returns for the Periods Ended 7/31/00
-------------------------------------------------------------------------------------------------------------------
--------------- ------------------------- -------------------------------------------------------------------------
                    Cumulative Total                            Average Annual Total Returns
                   Returns (10 years
                   or life of class)

Class of
Shares
--------------- ------------------------- -------------------------------------------------------------------------
--------------- ------------------------- ----------------------- ----------------------- -------------------------
                                                                          5-Year                  10-Year
                                                  1-Year            (or life of class)       (or life of class)
--------------- ------------------------- ----------------------- ----------------------- -------------------------
--------------- ------------ ------------ ----------- ----------- ----------- ----------- ------------ ------------
                   After       Without      After      Without      After      Without       After       Without
                   Sales        Sales       Sales       Sales       Sales       Sales        Sales        Sales
                  Charge       Charge       Charge      Charge      Charge      Charge      Charge       Charge
--------------- ------------ ------------ ----------- ----------- ----------- ----------- ------------ ------------
--------------- ------------ ------------ ----------- ----------- ----------- ----------- ------------ ------------
Class A1          74.52%       83.23%       2.90%       8.03%       4.15%       5.17%        5.73%        6.24%
--------------- ------------ ------------ ----------- ----------- ----------- ----------- ------------ ------------
--------------- ------------ ------------ ----------- ----------- ----------- ----------- ------------ ------------
Class B2          45.03%       45.03%       2.23%       7.23%       4.02%       4.36%        4.54%        4.54%
--------------- ------------ ------------ ----------- ----------- ----------- ----------- ------------ ------------
--------------- ------------ ------------ ----------- ----------- ----------- ----------- ------------ ------------
Class C3          31.24%       31.24%       6.23%       7.23%       4.35%       4.35%        4.70%        4.70%
--------------- ------------ ------------ ----------- ----------- ----------- ----------- ------------ ------------
   1. Inception of Class A: 10/27/76
   2. Inception of Class B: 3/16/93.
   3. Inception of Class C: 8/29/95

Other Performance  Comparisons.  The Fund compares its performance annually to that of an appropriate broadly based market index in its Annual Report to  shareholders.  You can obtain that  information  by  contacting  the Transfer
Agent at the addresses or telephone  numbers shown on the cover of this  Statement of Additional  Information.  The
Fund may also compare its performance to that of other  investments,  including other mutual funds, or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

       |_| Lipper  Rankings.  From time to time the Fund may publish the ranking of the performance of its Class A,
Class  B or  Class C  shares  by  Lipper  Analytical  Services,  Inc.  ("Lipper").  Lipper  is a  widely-recognized independent  mutual fund monitoring  service.  Lipper monitors the performance of regulated  investment  companies, including the Fund,  and ranks their  performance  for various  periods based on categories  relating to investment objectives.  The  performance of the Fund is ranked by Lipper against all other general  municipal bond funds.  The
Lipper  performance   rankings  are  based  on  total  returns  that  include  the  reinvestment  of  capital  gain distributions  and  income  dividends  but do not take  sales  charges or taxes  into  consideration.  Lipper  also publishes  "peer-group"  indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

       |_|  Morningstar  Rankings.  From time to time the Fund may publish  the  ranking  and/or star rating of the performance  of its  classes of shares by  Morningstar,  Inc.,  an  independent  mutual  fund  monitoring  service.
Morningstar ranks mutual funds in broad investment  categories:  domestic stock funds,  international  stock funds, taxable bond funds and municipal bond funds. The Fund is ranked among municipal bond funds.

       Morningstar  proprietary star ratings reflect historical  risk-adjusted total investment return.  Investment return  measures a fund's (or class's) one,  three,  five and ten-year  average annual total returns  (depending on the inception of the fund or class) in excess of 90-day U.S.  Treasury bill returns  after  considering  the fund's sales  charges and  expenses.  Risk  measures a fund's (or class's)  performance  below 90-day U.S.  Treasury  bill returns.  Risk and investment return are combined to produce star ratings  reflecting  performance  relative to the other funds in a fund's  category.  Five stars is the  "highest"  ranking  (top 10% of funds in a  category),  four stars is "above  average" (next 22.5%),  three stars is "average"  (next 35%),  two stars is "below  average" (next
22.5%) and one star is "lowest"  (bottom 10%). The current star rating is the fund's (or class's)  overall  rating, which is the fund's 3-year  rating or its combined 3- and 5-year rating  (weighted  60%/40%  respectively),  or its combined 3-, 5-, and 10-year rating (weighted  40%/30%/30%,  respectively),  depending on the inception date of the fund (or class). Rankings are subject to change monthly.

       The Fund may also compare its total return ranking to that of other funds in its  Morningstar  category.  In addition to its star ratings.  Those total return  rankings are percentage  from one percent to one hundred percent and are not risk adjusted.  For example,  if a fund is in the 94th percentile,  that means that 94% of the funds in the same category performed better than it did.

       |_|  Performance  Rankings and  Comparisons by Other Entities and  Publications.  From time to time the Fund may include in its advertisements and sales literature  performance  information about the Fund cited in newspapers and other  periodicals  such as The New York Times,  The Wall Street Journal,  Barron's,  or similar  publications.
That information may include  performance  quotations from other sources,  including  Lipper and  Morningstar.  The performance  of the Fund's Class A, Class B or Class C shares may be compared in  publications  to the  performance of various market indices or other investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

       Investors  may also  wish to  compare  the  Fund's  Class A,  Class B or Class C  returns  to the  return on fixed-income  investments  available from banks and thrift  institutions.  Those include  certificates  of deposit, ordinary  interest-paying  checking and savings accounts,  and other forms of fixed or variable time deposits,  and various other  instruments such as Treasury bills.  However,  the Fund's returns and share price are not guaranteed or insured by the FDIC or any other agency and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on
Treasury securities is backed by the full faith and credit of the U.S. government.

       From time to time,  the Fund may publish  rankings or ratings of the Manager or Transfer  Agent,  and of the investor services  provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the  Oppenheimer  funds  themselves.  Those  ratings or  rankings of  shareholder  and  investor  services by third parties may include  comparisons of their services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From time to time the Fund may  include  in its  advertisements  and  sales  literature  the total  return performance of a hypothetical  investment  account that includes  shares of the fund and other  Oppenheimer  funds.
The combined  account may be part of an  illustration of an asset  allocation  model or similar  presentation.  The account  performance  may combine total return  performance  of the fund and the total return  performance of other
Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for  illustrative or comparative  purposes,  statistical data or other  information  about general or specific market and economic conditions. That may include, for example,
o        information  about the  performance  of certain  securities  or  commodities  markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies  included in segments of particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the gross  national  or gross  domestic  product of the  United  States or other countries or regions,
o        comparisons  of  various  market   sectors  or  indices  to  demonstrate   performance,   risk,  or  other
     characteristics of the Fund.

ABOUT YOUR ACCOUNT

How to Buy Shares

       Additional  information  is  presented  below about the methods  that can be used to buy shares of the Fund.
Appendix C contains more  information  about the special  sales charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased  through  AccountLink,  each purchase must be at least $25.  Shares will be purchased on the regular  business day the  Distributor  is  instructed to initiate the  Automated  Clearing  House
("ACH")  transfer to buy the shares.  Dividends  will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business day the Fund received  Federal  Funds for the purchase  through the ACH system before the close of The New York Stock Exchange.  The Exchange  normally closes at 4:00 P.M., but may close earlier on certain days. If Federal  Funds are received on a business day after the close the  Exchange,  the shares will be purchased and  dividends  will begin to accrue on the next regular  business  day. The proceeds of ACH transfers are normally received  by the Fund  three (3) days after the  transfers  are  initiated.  The  Distributor  and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers  making such sales.  No sales  charge is imposed in certain  other  circumstances  described in Appendix C to this  Statement  of  Additional  Information  because the
Distributor or dealer or broker incurs little or no selling expenses.
       |X| Right of  Accumulation.  To qualify for the lower sales charge  rates that apply to larger  purchases of
Class A shares, you and your spouse can add together:
       |_| Class A and  Class B shares  you  purchase  for your  individual  accounts  (including  IRAs and  403(b)
           plans),  or for your joint accounts,  or for trust or custodial  accounts on behalf of your children who are minors, and
       |_| Current  purchases of Class A and Class B shares of the Fund and other  Oppenheimer  funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
       |_| Class A and Class B shares of  Oppenheimer  funds you  previously  purchased  subject  to an  initial or contingent  deferred  sales  charge to reduce the sales  charge  rate for current  purchases  of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.
       A fiduciary can count all shares  purchased for a trust,  estate or other fiduciary  account  (including one or more employee  benefit plans of the same  employer) that has multiple  accounts.  The  Distributor  will add the value,  at current  offering  price,  of the shares you  previously  purchased  and  currently  own to the value of current  purchases to determine  the sales charge rate that  applies.  The reduced  sales charge will apply only to current purchases. You must request it when you buy shares.

       |X| The Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                        Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                        Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                        Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                        Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                              Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                             Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                         Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                      Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                          Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                      Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                   Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                             Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                       Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                  Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                      Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                      Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                      Oppenheimer Trinity Core Fund
Oppenheimer Gold& Special Minerals Fund                     Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                      Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                  Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                      Oppenheimer Value Fund
Oppenheimer International Bond Fund                          Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                        Rochester Fund Municipals
Oppenheimer International Small Company Fund                 OSM1 - Gartmore Millennium Growth Fund II
Oppenheimer Limited-Term Government Fund                     OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund             OSM1 - Mercury Advisors S&P 500 Index Fund
Oppenheimer Main Street Opportunity Fund                     OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                       OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                      OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund

And the following money market funds:

         Centennial America Fund, L. P.                               Centennial New York Tax Exempt Trust
         Centennial California Tax Exempt Trust                       Centennial Tax Exempt Trust
         Centennial Government Trust                                  Oppenheimer Cash Reserves
         Centennial Money Market Trust                                Oppenheimer Money Market Fund, Inc.

1"OSM" stands for Oppenheimer Select Managers

       There is an initial sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the money market  funds.  Under  certain  circumstances  described in this  Statement  of  Additional  Information, redemption proceeds of certain money market fund shares may be  subject to a contingent deferred sales charge.

Letters of Intent.  Under a Letter of Intent,  if you purchase  Class A shares or Class A and Class B shares of the
Fund and other  Oppenheimer  funds during a 13-month  period,  you can reduce the sales charge rate that applies to your  purchases of Class A shares.  The total amount of your intended  purchases of both Class A and Class B shares will determine the reduced sales charge rate for the Class A shares purchased  during that period.  You can include purchases made up to 90 days before the date of the Letter.

       A Letter of Intent is an  investor's  statement in writing to the  Distributor  of the intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds)  during a 13-month  period
(the "Letter of Intent period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified  in the Letter.  Purchases  made by  reinvestment  of  dividends or  distributions  of capital  gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

       A Letter  enables an investor to count the Class A and Class B shares  purchased  under the Letter to obtain the  reduced  sales  charge  rate on  purchases  of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of  Accumulation  to current  purchases of Class A shares.  Each purchase of Class A shares under the Letter will be made at the public  offering  price  (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

       In submitting a Letter,  the investor  makes no commitment to purchase  shares.  However,  if the investor's purchases  of shares  within  the  Letter of Intent  period,  when  added to the value (at  offering  price) of the investor's  holdings  of  shares on the last day of that  period,  do not equal or  exceed  the  intended  purchase amount,  the investor  agrees to pay the  additional  amount of sales charge  applicable  to such  purchases.  That amount is  described  in "Terms of  Escrow,"  below  (those  terms may be amended by the  Distributor  from time to time).  The  investor  agrees  that shares  equal in value to 5% of the  intended  purchase  amount will be held in escrow by the Transfer  Agent subject to the Terms of Escrow.  Also,  the investor  agrees to be bound by the terms of the Prospectus,  this Statement of Additional  Information and the Application  used for a Letter of Intent.  If those terms are amended,  as they may be from time to time by the Fund,  the  investor  agrees to be bounded by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

       If the  total  eligible  purchases  made  during  the  Letter of  Intent  period do not equal or exceed  the intended  purchase amount,  the commissions  previously paid to the dealer of record for the account and the amount of sales charge retained by the  Distributor  will be adjusted to the rates  applicable to actual total  purchases.
If total eligible  purchases during the Letter of Intent period exceed the intended  purchase amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the
Distributor  the excess of the amount of  commissions  allowed or paid to the dealer over the amount of commissions that apply to the actual amount of purchases.  The excess  commissions  returned to the Distributor will be used to purchase  additional  shares for the  investor's  account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

       In determining  the total amount of purchases made under a Letter,  shares redeemed by the investor prior to the termination of the Letter of Intent period will be deducted.  It is the  responsibility of the dealer of record and/or the  investor to advise the  Distributor  about the Letter in placing any  purchase  orders for the investor during the Letter of Intent period. All of such purchases must be made through the Distributor.

       |_| Terms of Escrow That Apply to Letters of Intent.

       1.  Out of the initial  purchase (or subsequent  purchases if necessary)  made pursuant to a Letter,  shares of the Fund equal in value up to 5% of the  intended  purchase  amount  specified  in the  Letter  shall be held in escrow by the Transfer Agent. For example,  if the intended purchase amount is $50,000,  the escrow shall be shares valued in the amount of $2,500  (computed  at the public  offering  price  adjusted  for a $50,000  purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

       2.  If the total  minimum  investment  specified  under the Letter is  completed  within the  thirteen-month
Letter of Intent period, the escrowed shares will be promptly released to the investor.

       3.  If, at the end of the  thirteen-month  Letter of Intent  period  the  total  purchases  pursuant  to the
Letter  are less than the  intended  purchase  amount  specified  in the  Letter,  the  investor  must remit to the
Distributor  an amount equal to the  difference  between the dollar amount of sales  charges  actually paid and the amount of sales  charges  which would have been paid if the total amount  purchased had been made at a single time.
That sales charge  adjustment  will apply to any shares  redeemed  prior to the  completion  of the Letter.  If the difference  in sales  charges is not paid within  twenty days after a request from the  Distributor  or the dealer, the  Distributor  will,  within sixty days of the  expiration of the Letter,  redeem the number of escrowed  shares necessary to realize such difference in sales charges.  Full and fractional  shares remaining after such redemption will be released  from  escrow.  If a request is received to redeem  escrowed  shares  prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.
       4.  By signing the  Letter,  the  investor  irrevocably  constitutes  and  appoints  the  Transfer  Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

       5.  The  shares  eligible  for  purchase  under the Letter  (or the  holding of which may be counted  toward completion of a Letter) include:

(a)      Class A shares  sold with a  front-end  sales  charge or subject to a Class A  contingent  deferred  sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B  shares  acquired  by  exchange  of  either  (1)  Class A  shares  of one of the  other
                 Oppenheimer  funds that were acquired  subject to a Class A initial or contingent  deferred  sales charge or (2) Class B shares of one of the other  Oppenheimer  funds that were acquired subject to a contingent deferred sales charge.

       6.Shares held in escrow  hereunder  will  automatically  be exchanged for shares of another fund to which an exchange is requested,  as described in the section of the  Prospectus  entitled  "How to Exchange  Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly  from a bank  account,  you must enclose a check (the minimum is $25) for the initial  purchase  with your  application.  Shares  purchased by Asset
Builder  Plan  payments  from bank  accounts  are  subject to the  redemption  restrictions  for  recent  purchases described in the  Prospectus.  Asset Builder Plans are available only if your bank is an ACH member.  Asset Builder
Plans may not be used to buy shares for  OppenheimerFunds-employer-sponsored  qualified retirement accounts.  Asset
Builder  Plans also enable  shareholders  of  Oppenheimer  Cash  Reserves to use their account in that fund to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

       If you make  payments  from your bank to  purchase  shares of the Fund,  your bank  account  will be debited automatically.  Normally,  the debit will be made two business days prior to the  investment  dates you selected on your Application.  Neither the Distributor,  the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

       Before you establish  Asset Builder  payments,  you should obtain a prospectus of the selected  fund(s) from your  financial  advisor (or the  Distributor)  and  request an  application  from the  Distributor.  Complete  the application  and return it. You may change the amount of your Asset  Builder  payment or your can  terminate  these automatic  investments  at any time by writing to the  Transfer  Agent.  The Transfer  Agent  requires a reasonable period  (approximately  10 days) after receipt of your  instructions to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Cancellation  of Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is  returned  to the Fund  unpaid)  causes a loss to be  incurred  when the net asset  value of the
Fund's  shares on the  cancellation  date is less than on the  purchase  date.  That loss is equal to the amount of the  decline  in the net asset  value per share  multiplied  by the  number of shares in the  purchase  order.  The investor is responsible  for that loss. If the investor fails to compensate the Fund for the loss, the  Distributor will do so.  The  Fund may  reimburse  the  Distributor  for that  amount  by  redeeming  shares  from any  account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund. However,  each class has different  shareholder  privileges and features.  The net income attributable to  Class B or  Class C  shares  and the  dividends  payable  on  Class B or  Class C  shares  will be  reduced  by incremental  expenses borne solely by that class.  Those expenses  include the  asset-based  sales charges to which
Class B and Class C are subject.

       The  availability  of three classes of shares permits an investor to choose the method of purchasing  shares that is more  appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor expects to hold shares,  and other relevant  circumstances.  Class A shares in general are sold subject to an initial  sales  charge.  While  Class B and Class C shares  have no initial  sales  charge,  the  purpose of the deferred  sales  charge  and  asset-based  sales  charge  on Class B and  Class C shares is the same as that of the initial  sales  charge on Class A shares - to  compensate  the  Distributor  and  brokers,  dealers  and  financial institutions  that sell shares of the Fund. A salesperson who is entitled to receive  compensation for selling Fund shares may receive different levels of compensation for selling to one class of shares than another.

       The  Distributor  will not  accept  any  order in the  amount of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor (not  including  dealer "street name" or omnibus accounts).  That is because  generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

       |_|  Class  B  Conversion.  Under  current  interpretations  of  applicable  federal  income  tax law by the
Internal  Revenue  Service,  the conversion of Class B shares to Class A shares after six years is not treated as a taxable  event for the  shareholder.  If those laws or the IRS  interpretation  of those laws  should  change,  the automatic  conversion  feature may be  suspended.  In that event,  no further  conversions  of Class B shares would occur while that  suspension  remained  in effect.  Although  Class B shares  could then be  exchanged  for Class A shares on the basis of relative net asset value of the two  classes,  without the  imposition  of a sales charge or fee,  such  exchange  could  constitute a taxable event for the holder,  and absent such  exchange,  Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

       |_|  Allocation  of Expenses.  The Fund pays  expenses  related to its daily  operations,  such as custodian fees,  trustees'  fees,  transfer agency fees,  legal fees and auditing  costs.  Those expenses are paid out of the
Fund's assets and are not paid directly by  shareholders.  However,  those  expenses  reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

       The  methodology  for  calculating  the net asset value,  dividends  and  distributions  of the Fund's share classes  recognizes two types of expenses.  General expenses that do not pertain  specifically to any one class are allocated  pro rata to the shares of all classes.  The  allocation  is based on the  percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each  outstanding  share within a given class.  Such general expenses  include  management fees,  legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional  Information and other materials for current shareholders,  fees to unaffiliated Trustees,  custodian expenses, share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

       Other  expenses  that are  directly  attributable  to a  particular  class  are  allocated  equally  to each outstanding  share  within that class.  Examples of such  expenses  include  distribution  and service plan (12b-1)
fees, transfer and shareholder  servicing agent fees and expenses,  share registration fees and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset  values per share of each class of shares of the Fund are  determined  as of the close of business of The New York Stock  Exchange on each day that the Exchange is open.
It is done by  dividing  the value of the Fund's net assets  attributable  to that class by the number of shares of that class that are  outstanding.  The Exchange  normally closes at 4:00 P.M., New York time, but may close earlier on some  other  days (for  example,  in case of weather  emergencies  or on days  falling  before a  holiday).  The
Exchange's  most recent annual  announcement  (which is subject to change)  states that it will close on New Year's
Day,  Martin Luther King,  Jr. Day,  Presidents'  Day,  Good Friday,  Memorial Day,  Independence  Day,  Labor Day,
Thanksgiving Day and Christmas Day. It may also close on other days.

       Dealers  other than  Exchange  members  may conduct  trading in  municipal  securities  on days on which the
Exchange is closed  (including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular  business day. Because the Fund's net asset  values will not be  calculated  on those days,  the Fund's net asset  values per share may be significantly affected on such days when shareholders may not purchase or redeem shares.

       |X| Securities Valuation.  The Fund's Board of Trustees has established  procedures for the valuation of the
Fund's securities. In general those procedures are as follows:

       |_| Long-term  debt  securities  having a remaining  maturity  in excess of 60 days are valued  based on the mean between the "bid" and "asked"  prices  determined by a portfolio  pricing  service  approved by the
           Fund's  Board of Trustees or obtained by the Manager  from two active  market  makers in the security on the basis of reasonable inquiry.
       |_| The following  securities  are valued at the mean between the "bid" and "asked"  prices  determined by a pricing  service  approved by the Fund's  Board of  Trustees or obtained by the Manager  from two active market makers in the security on the basis of reasonable inquiry:
           (1)   debt instruments that have a maturity of more than 397 days when issued,
           (2)   debt  instruments  that  had a  maturity  of 397 days or less  when  issued  and have a  remaining maturity of more than 60 days, and
           (3)   non-money  market debt  instruments  that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
       |_| The following  securities  are valued at cost,  adjusted for  amortization  of premiums and accretion of discounts:
           (1)   money  market debt  securities  held by a  non-money  market fund that had a maturity of less than
                 397 days when issued that have a remaining maturity of 60 days or less, and
           (2)   debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
       |_| Securities not having  readily-available  market  quotations are valued at fair value  determined  under the Board's procedures.

       If the Manager is unable to locate two market  makers  willing to give  quotes,  a security may be priced at the mean between the "bid" and "asked"  prices  provided by a single  active  market maker (which in certain  cases may be the "bid" price if no "asked" price is available).

       In the case of municipal  securities,  when last sale  information is not generally  available,  the Manager may use pricing  services  approved by the Board of Trustees.  The pricing service may use "matrix"  comparisons to the prices for  comparable  instruments  on the basis of quality,  yield,  maturity.  Other special  factors may be involved (such as the  tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.
       Puts,  calls,  interest rate futures and  municipal  bond index futures are valued at the last sale price on the principal  exchange on which they are traded or on NASDAQ,  as applicable,  as determined by a pricing  service approved by the Board of Trustees or by the Manager.  If there were no sales that day,  they shall be valued at the last sale price on the  preceding  trading day if it is within the spread of the closing  "bid" and "asked"  prices on the principal  exchange or on NASDAQ on the valuation  date. If not, the value shall be the closing bid price on the  principal  exchange  or on NASDAQ  on the  valuation  date.  If the put,  call or  future is not  traded on an exchange or on NASDAQ,  it shall be valued by the mean  between  "bid" and "asked"  prices  obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

       When the Fund  writes an  option,  an  amount  equal to the  premium  received  is  included  in the  Fund's
Statement of Assets and Liabilities as an asset.  An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current  market value of the option.  In  determining  the
Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium received.  If a call or put written by the Fund expires,  the Fund has a gain in the amount of the premium.
If the Fund enters  into a closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium received was more or less than the cost of the closing  transaction.  If the Fund exercises a put it holds, the amount the Fund receives on its sale of the  underlying  investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

       The  information  below  supplements  the  terms  and  conditions  for  redeeming  shares  set  forth in the
Prospectus.

Checkwriting.  When a check is presented to the Fund's bank for  clearance,  the bank will ask the Fund to redeem a sufficient  number of full and  fractional  shares in the  shareholder's  account to cover the amount of the check.
This enables the  shareholder to continue to receive  dividends on those shares until the check is presented to the
Fund.  Checks may not be  presented  for  payment at the  offices of the bank  listed on the check or at the Fund's custodian  bank.  That  limitation  does not affect the use of checks for the payment of bills or to obtain cash at other banks. The Fund reserves the right to amend, suspend or discontinue offering  checkwriting  privileges at any time. The Fund will provide you notice whenever it is required to do so by applicable law.

       In choosing to take  advantage  of the  checkwriting  privilege  by signing  the Account  Application  or by completing a checkwriting card, each individual who signs:

(1)      for individual  accounts,  represents  that they are the registered  owner(s) of the shares of the Fund in that account;
(2)      for  accounts for  corporations,  partnerships,  trusts and other  entities,  represents  that they are an officer, general partner,  trustee or other fiduciary or agent, as applicable,  duly authorized to act on behalf of such registered owner(s);
(3)      authorizes  the Fund,  its  Transfer  Agent and any bank  through  which the Fund's  drafts  (checks)  are payable  to pay all checks  drawn on the Fund  account of such  person(s)  and to redeem a  sufficient amount of shares from that account to cover payment of each check;
(4)      specifically  acknowledges  that if they  choose  to  permit  checks  to be  honored  if there is a single signature on checks drawn against joint accounts, or accounts for corporations,  partnerships,  trusts or other  entities,  the  signature of any one  signatory on a check will be  sufficient  to authorize payment of that check and  redemption  from the  account,  even if that account is  registered  in the names of more than one person or more than one authorized  signature  appears on the Checkwriting card or the Application, as applicable;
(5)      understands  that the  Checkwriting  privilege may be terminated or amended at any time by the Fund and/or the Fund's bank; and
(6)      acknowledges  and agrees that neither the Fund nor its bank shall incur any liability  for that  amendment or termination of checkwriting  privileges or for redeeming shares to pay checks  reasonably  believed by them to be genuine,  or for  returning  or not paying  checks that have not been  accepted  for any reason.

Reinvestment  Privilege.  Within  six  months  of a  redemption,  a  shareholder  may  reinvest  all or part of the redemption proceeds of:
       |_|   Class A shares  that you  purchased  subject to an initial  sales  charge or Class A shares on which a contingent deferred sales charge was paid, or
       |_|   Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

       The  reinvestment  may be made  without  sales charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange  Shares" below.
Reinvestment  will be at the net asset value next  computed  after the Transfer  Agent  receives  the  reinvestment order. The shareholder  must ask the Transfer Agent for that privilege at the time of reinvestment.  This privilege does not apply to Class C shares.  The Fund may amend,  suspend or cease  offering this  reinvestment  privilege at any time as to shares  redeemed after the date of such  amendment,  suspension or cessation.  Any capital gain that was  realized  when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital  gains tax payable on that gain.  If there has been a capital loss on the  redemption,  some or all of the loss may not be tax deductible,  depending  on the timing and amount of the  reinvestment.  Under the  Internal  Revenue  Code,  if the redemption  proceeds  of Fund  shares  on which a sales  charge  was paid are  reinvested  in shares of the Fund or another of the  Oppenheimer  funds within 90 days of payment of the sales charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge paid.  That would reduce the loss or increase the gain  recognized from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The Prospectus  states that payment for shares  tendered for redemption is ordinarily  made in cash.  However,  under  certain  circumstances,  the Board of Trustees of the Fund may  determine  that it would be detrimental to the best interests of the remaining  shareholders of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the Fund may pay the  redemption  proceeds  in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

       The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act.  Under that rule,  the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of  $250,000  or 1% of the net assets of the
Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur  brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions  in kind using the same method the Fund uses to value its  portfolio  securities  described  above under  "Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Trustees has the right to cause the  involuntary  redemption  of the shares  held in any  account if the  aggregate  net asset  value of those  shares is less than $200 or such  lesser amount as the Board  may fix.  The Board of  Trustees  will not cause the  involuntary  redemption  of shares in an account if the aggregate net asset value of such shares has fallen below the stated  minimum  solely as a result of market  fluctuations.  If the Board  exercises this right,  it may also fix the  requirements  for any notice to be given to the  shareholders in question (not less than 30 days).  The Board may  alternatively  set requirements for the  shareholder  to increase the  investment,  or set other terms and  conditions  so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of  transfer to the name of another  person or entity.  It does not matter  whether the  transfer occurs by absolute assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are  transferred,  the  transferred shares will remain  subject to the  contingent  deferred  sales charge.  It will be calculated as if the transferee shareholder  had  acquired  the  transferred  shares in the same  manner  and at the same time as the  transferring shareholder.

       If less than all  shares  held in an account  are  transferred,  and some but not all shares in the  account would be subject to a  contingent  deferred  sales  charge if  redeemed  at the time of  transfer,  the  priorities described  in the  Prospectus  under "How to Buy Shares" for the  imposition  of the Class B or Class C  contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Special  Arrangements  for  Repurchase of Shares from Dealers and Brokers.  The  Distributor is the Fund's agent to repurchase  its  shares  from  authorized  dealers or brokers  on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed after the Distributor  receives an order placed by the dealer or broker.  However, if the
Distributor  receives a repurchase  order from a dealer or broker after the close of The New York Stock Exchange on a regular  business  day,  it will be  processed  at that day's net asset  value if the order was  received  by the dealer or broker from its customers prior to the time the Exchange  closes.  Normally,  the Exchange closes at 4:00
P.M.,  but may do so earlier on some days.  Additionally,  the order must have been  transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

       Ordinarily,  for accounts  redeemed by a  broker-dealer  under this  procedure,  payment will be made within three business days after the shares have been redeemed upon the Distributor's  receipt of the required  redemption documents  in  proper  form.  The  signature(s)  of the  registered  owners  on the  redemption  documents  must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and  Exchange  Plans.  Investors  owning  shares  of the Fund  valued  at $5,000 or more can authorize  the  Transfer  Agent to redeem  shares  (having a value of at least  $50)  automatically  on a  monthly, quarterly,  semi-annual or annual basis under an Automatic  Withdrawal Plan. Shares will be redeemed three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to
$1,500 per month may be requested by telephone if payments are to be made by check payable to all  shareholders  of record.  Payments  must also be sent to the address of record for the  account  and the address  must not have been changed within the prior 30 days. Required minimum distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

       Payments are  normally  made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal Plan payments  transferred to the bank account designated on the
Account  Application  or by  signature-guaranteed  instructions  sent to the  Transfer  Agent.  Shares are normally redeemed  pursuant to an Automatic  Withdrawal  Plan three  business days before the payment  transmittal  date you select in the Account Application.  If a contingent deferred sales charge applies to the redemption,  the amount of the check or payment will be reduced accordingly.

       The Fund  cannot  guarantee  receipt  of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge assessed on Class A share  purchases,  shareholders  should not make  regular  additional  Class A share  purchases while  participating  in an  Automatic  Withdrawal  Plan.  Class B and Class C  shareholders  should not  establish withdrawal plans,  because of the potential  imposition of the contingent deferred sales charge on such withdrawals
(except  where the Class B or Class C  contingent  deferred  sales  charge is waived as  described in Appendix C to this Statement of Additional Information).

         By  requesting  an  Automatic  Withdrawal  or  Exchange  Plan,  the  shareholder  agrees  to the terms and conditions  that apply to such plans,  as stated below.  These  provisions  may be amended from time to time by the
Fund and/or the Distributor. When adopted, any amendments will automatically apply to existing Plans.

       |X| Automatic  Exchange Plans.  Shareholders  can authorize the Transfer Agent to exchange a  pre-determined amount  of  shares  of the Fund for  shares  (of the same  class) of other  Oppenheimer  funds  automatically  on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount that may be exchanged to each other fund account is $25.  Instructions should be provided on the  OppenheimerFunds  Application or signature-guaranteed  instructions.  Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to Exchange  Shares" in the  Prospectus and below in this Statement of Additional
Information.

       |X|  Automatic  Withdrawal  Plans.  Fund shares will be redeemed as necessary to meet  withdrawal  payments.
Shares  acquired  without a sales charge will be redeemed  first.  Shares  acquired with  reinvested  dividends and capital gains  distributions will be redeemed next,  followed by shares acquired with a sales charge, to the extent necessary to make  withdrawal  payments.  Depending  upon the amount  withdrawn,  the  investor's  principal may be depleted. Payments made under these plans should not be considered as a yield or income on your investment.

       The  Transfer  Agent  will   administer  the  investor's   Automatic   Withdrawal  Plan  as  agent  for  the
shareholder(s)  (the  "Planholder") who executed the Plan  authorization and application  submitted to the Transfer
Agent.  Neither the Fund nor the Transfer  Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund  purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the  Planholder on the records of the Fund.  Any share  certificates  held by a Planholder may be surrendered  unendorsed  to the Transfer  Agent with the Plan  application  so that the shares  represented  by the certificate may be held under the Plan.

       For accounts  subject to Automatic  Withdrawal  Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which will be done at net asset value without a sales charge.  Dividends on shares held in the account may be paid in cash or reinvested.

       Shares will be  redeemed to make  withdrawal  payments  at the net asset value per share  determined  on the redemption  date.  Checks or AccountLink  payments  representing  the proceeds of Plan withdrawals will normally be transmitted  three  business  days prior to the date  selected for receipt of the payment,  according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

       The amount and the  interval of  disbursement  payments  and the address to which checks are to be mailed or
AccountLink  payments  are to be sent may be changed  at any time by the  Planholder  by  writing  to the  Transfer
Agent.  The  Planholder  should allow at least two weeks' time after  mailing such  notification  for the requested change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case,  the Transfer  Agent will redeem the number of shares  requested  at the net asset  value per share in effect and will mail a check for the  proceeds to the Planholder.

       The  Planholder  may terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give directions  to the Transfer  Agent to  terminate a Plan.  The  Transfer  Agent will also  terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated form in the name of the Planholder.  The account will continue as a  dividend-reinvestment,  uncertificated account unless and until  proper  instructions  are received  from the  Planholder,  his or her  executor or  guardian,  or another authorized person.
       To use shares  held under the Plan as  collateral  for a debt,  the  Planholder  may  request  issuance of a portion of the shares in  certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

       If the Transfer Agent ceases to act as transfer  agent for the Fund,  the Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

       As stated in the Prospectus,  shares of a particular  class of Oppenheimer  funds having more than one class of shares may be exchanged  only for shares of the same class of other  Oppenheimer  funds.  Shares of  Oppenheimer funds that have a single class without a class  designation  are deemed "Class A" shares for this purpose.  You can obtain a current list showing which funds offer which classes by calling the Distributor at 1-800-525-7048.

       o   All of the Oppenheimer  funds currently  offer Class A, B and C shares except  Oppenheimer  Money Market
           Fund, Inc.,  Centennial Money Market Trust,  Centennial Tax Exempt Trust,  Centennial  Government Trust,
           Centennial New York Tax Exempt Trust,  Centennial  California Tax Exempt Trust,  and Centennial  America
           Fund, L.P., which only offer Class A shares.
       o   Class B, Class C, and Class N shares of  Oppenheimer  Cash  Reserves  are  generally  available  only by
           exchange    from   the   same    class   of   shares   of   other    Oppenheimer    funds   or   through
           OppenheimerFunds-sponsored 401 (k) plans.
       o   Only certain  Oppenheimer  funds  currently  offer Class Y shares.  Class Y shares of  Oppenheimer  Real
           Asset Fund may not be exchanged for shares of any other fund.
o        Only certain  Oppenheimer  funds  currently  offer Class N shares,  which are only  offered to  retirement plans as described in the  Prospectus,  Class N shares can be exchanged only for Class N shares of other
           Oppenheimer funds.
       o   Class M shares of Oppenheimer  Convertible  Securities  Fund may be exchanged only for Class A shares of other  Oppenheimer  funds.  They may not be  acquired  by  exchange  of shares of any class of any other
           Oppenheimer  funds except Class A shares of Oppenheimer  Money Market Fund or Oppenheimer  Cash Reserves
           acquired by exchange of Class M shares.
         o Class A shares of  Oppenheimer  Senior  Floating  Rate Fund are not  available  by exchange of shares of
           Oppenheimer  Money Market Fund or Class A shares of  Oppenheimer  Cash  Reserves.  If any Class A shares of another  Oppenheimer  fund that are exchanged for Class A shares of Oppenheimer  Senior Floating Rate
           Fund are subject to the Class A contingent  deferred sales charge of the other  Oppenheimer  fund at the time of exchange,  the holding period for that Class A contingent  deferred sales charge will carry over to the Class A shares of  Oppenheimer  Senior  Floating Rate Fund acquired in the exchange.  The Class A shares of Oppenheimer  Senior  Floating Rate Fund acquired in that exchange will be subject to the Class
           A Early Withdrawal  Charge of Oppenheimer  Senior Floating Rate Fund if they are repurchased  before the expiration of the holding period.
       o   Class X shares of  Limited  Term New York  Municipal  Fund can be  exchanged  only for Class B shares of other Oppenheimer funds and no exchanges may be made to Class X shares.
       o   Shares of Oppenheimer  Capital  Preservation  Fund may not be exchanged for shares of Oppenheimer  Money
           Market  Fund,  Inc.,  Oppenheimer  Cash  Reserves or  Oppenheimer  Limited-Term  Government  Fund.  Only
           participants in certain retirement plans may purchase shares of Oppenheimer  Capital  Preservation Fund, and only those  participants  may exchange shares of other  Oppenheimer  funds for shares of Oppenheimer
           Capital Preservation Fund.
o        Class A, Class B, Class C and Class Y shares of Oppenheimer  Select Managers  Mercury Advisors S & P Index
           Fund and  Oppenheimer  Select  Managers QM Active  Balanced Fund are only available by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

       Class A shares of  Oppenheimer  funds may be  exchanged  at net asset  value for shares of any money  market fund  offered  by the  Distributor.  Shares of any money  market  fund  purchased  without  a sales  charge  may be exchanged for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase shares of Oppenheimer funds subject to a contingent deferred sales charge.

       Shares of Oppenheimer  Money Market Fund,  Inc.  purchased  with the redemption  proceeds of shares of other mutual funds (other than funds  managed by the Manager or its  subsidiaries)  redeemed  within the 30 days prior to that  purchase may  subsequently  be exchanged  for shares of other  Oppenheimer  funds without being subject to an initial or contingent  deferred sales charge. To qualify for that privilege,  the investor or the investor's dealer must notify the  Distributor of eligibility  for this privilege at the time the shares of Oppenheimer  Money Market
Fund, Inc. are purchased. If requested, they must supply proof of entitlement to this privilege.

       Shares  of the  Fund  acquired  by  reinvestment  of  dividends  or  distributions  from  any  of the  other
Oppenheimer  funds or from any unit investment trust for which  reinvestment  arrangements  have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

       The Fund may amend, suspend or terminate the exchange privilege at any time. Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law. It may be required to provide 60 days notice prior to materially amending or terminating the exchange privilege. That 60 day notice is not required in extraordinary circumstances.

       |_| How Exchanges Affect Contingent  Deferred Sales Charges.  No contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent  deferred sales charge.  However,  when Class
A shares  acquired  by  exchange  of Class A shares  of other  Oppenheimer  funds  purchased  subject  to a Class A contingent  deferred  sales  charge are redeemed  within 18 months of the end of the calendar  month of the initial purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed shares.  The Class B contingent  deferred  sales  charge is imposed on Class B shares  acquired by exchange if they are  redeemed  within 6 years of the  initial  purchase of the  exchanged  Class B shares.  The Class C  contingent deferred  sales charge is imposed on Class C shares  acquired by exchange if they are redeemed  within 12 months of the initial purchase of the exchanged Class C shares.

       When Class B or Class C shares are redeemed to effect an exchange,  the priorities  described in "How To Buy
Shares" in the Prospectus  for the  imposition of the Class B or the Class C contingent  deferred sales charge will be followed in determining  the order in which the shares are exchanged.  Before  exchanging  shares,  shareholders should take into  account how the exchange may affect any  contingent  deferred  sales charge that might be imposed in the subsequent redemption of remaining shares.

       |_|  Limits on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or  written exchange  requests  submitted  in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for  exchanges  of up to 50 accounts  per day from  representatives  of  authorized  dealers  that qualify for this privilege.

       |_| Telephone  Exchange Requests.  When exchanging shares by telephone,  a shareholder must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the  investors  must obtain a  Prospectus  of that fund before the exchange  request may be submitted.  If all telephone  lines are busy (which might occur,  for example,  during periods of substantial market  fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

       |_|  Processing  Exchange  Requests.  Shares to be exchanged  are  redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date,  but such purchases may be delayed by either fund up to five business  days if it  determines  that it  would  be  disadvantaged  by an  immediate  transfer  of the  redemption proceeds.  The Fund reserves the right, in its  discretion,  to refuse any exchange  request that may  disadvantage
it. For example,  if the receipt of multiple  exchange  requests  from a dealer might  require the  disposition  of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request.  When you exchange some or all of your shares from one fund to another,  any special  account feature such as an Asset Builder Plan or Automatic  Withdrawal  Plan,  will be switched to the new fund account  unless you tell the Transfer  Agent not to do so.  However,  special  redemption and exchange  features such as Automatic  Exchange
Plans and Automatic Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

       In  connection  with any  exchange  request,  the  number of shares  exchanged  may be less than the  number requested if the exchange or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include  shares  covered by a share  certificate that is not tendered with the request.  In those cases, only the shares available for exchange without  restriction will be exchanged.

       The different  Oppenheimer funds available for exchange have different investment  objectives,  policies and risks. A shareholder  should assure that the fund selected is  appropriate  for his or her investment and should be aware of the tax consequences of an exchange.  For federal income tax purposes,  an exchange transaction is treated as a  redemption  of shares of one fund and a  purchase  of shares of  another.  "Reinvestment  Privilege,"  above, discusses  some of the tax  consequences  of  reinvestment  of  redemption  proceeds in such cases.  The Fund,  the
Distributor,  and the Transfer  Agent are unable to provide  investment,  tax or legal advice to a  shareholder  in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Transfer  Agent acts as  dividend-paying  agent for the Fund.  Dividends will be payable on shares held of record at the time of the  previous  determination  of net asset  value,  or as otherwise described in "How to Buy Shares."  Daily  dividends  will not be declared or paid on newly  purchased  shares until such time as Federal Funds (funds  credited to a member bank's  account at the Federal  Reserve Bank) are available from the purchase  payment for such shares.  Normally,  purchase  checks  received from  investors are converted to
Federal Funds on the next business day. Shares  purchased  through dealers or brokers  normally are paid for by the third business day following the placement of the purchase order.

       Shares redeemed through the regular  redemption  procedure will be paid dividends  through and including the day on which the redemption  request is received by the Transfer  Agent in proper form.  Dividends will be declared on shares  repurchased  by a dealer or broker for three  business days following the trade date (that is, up to and including the day prior to settlement of the repurchase).  If all shares in an account are redeemed,  all dividends accrued on shares of the same class in the account will be paid together with the redemption proceeds.

       The Fund's  practice of  attempting  to pay  dividends  on Class A shares at a constant  level  requires the
Manager to monitor the Fund's portfolio and, if necessary,  to select higher-yielding  securities when it is deemed appropriate  to seek income at the level  needed to meet the  target.  Those  securities  must be within the Fund's investment  parameters,  however.  The Fund expects to pay  dividends at a targeted  level from its net  investment income and other distributable income without any impact on the net asset values per share.

       Dividends,  distributions  and the proceeds of the redemption of Fund shares  represented by checks returned to the  Transfer  Agent by the Postal  Service as  undeliverable  will be invested in shares of  Oppenheimer  Money
Market  Fund,  Inc.  Reinvestment  will be made as  promptly  as  possible  after the return of such  checks to the
Transfer  Agent,  to enable the  investor to earn a return on  otherwise  idle  funds.  Unclaimed  accounts  may be subject to state  escheatment  laws,  and the Fund and the  Transfer  Agent will not be liable to  shareholders  or their representatives for compliance with those laws in good faith.

       The  amount of a  distribution  paid on a class of shares  may vary  from time to time  depending  on market conditions,  the  composition  of the Fund's  portfolio,  and expenses  borne by the Fund or borne  separately by a class.  Dividends  are  calculated  in the same  manner,  at the same  time and on the same day for  shares of each class.  However,  dividends  on Class B and Class C shares  are  expected  to be lower  than  dividends  on Class A shares.  That is due to the effect of the asset-based  sales charge on Class B and Class C shares.  Those dividends will also differ in amount as a consequence  of any  difference in net asset value among Class A, Class B and Class
C shares.

Tax Status of the Fund's Dividends and  Distributions.  The Fund intends to qualify under the Internal Revenue Code during each fiscal year to pay  "exempt-interest  dividends" to its  shareholders.  Exempt-interest  dividends that are derived from net investment  income earned by the Fund on municipal  securities  will be excludable  from gross income of shareholders for Federal income tax purposes.

       Net  investment  income  includes the  allocation of amounts of income from the municipal  securities in the
Fund's  portfolio  that  are  free  from  Federal  income  taxes.  This  allocation  will be made by the use of one designated  percentage  applied uniformly to all income dividends paid during the Fund's tax year. That designation will normally be made  following  the end of each fiscal year as to income  dividends  paid in the prior year.  The percentage of income  designated as tax-exempt  may  substantially  differ from the percentage of the Fund's income that was tax-exempt for a given period.

       A  portion  of the  exempt-interest  dividends  paid  by the  Fund  may be an  item  of tax  preference  for shareholders  subject to the  alternative  minimum tax. The amount of any dividends  attributable to tax preference items for purposes of the  alternative  minimum tax will be identified  when tax  information is distributed by the
Fund.

       A  shareholder  receiving  a  dividend  from  income  earned by the Fund  from one or more of the  following sources treats the dividend as a receipt of either  ordinary  income or long-term  capital gain in the  computation of gross income, regardless of whether the dividend is reinvested:
(1)      certain  taxable  temporary  investments  (such  as  certificates  of  deposit,   repurchase   agreements,
             commercial paper and obligations of the U.S. government, its agencies and instrumentalities);
(2)      income from securities loans;
(3)      income or gains from options or futures; or
(4)      an excess of net short-term capital gain over net long-term capital loss from the Fund.

       The  Fund's  dividends  will  not  be  eligible  for  the  dividends-received  deduction  for  corporations.
Shareholders  receiving  Social Security  benefits should be aware that  exempt-interest  dividends are a factor in determining  whether such  benefits  are subject to Federal  income tax.  Losses  realized by  shareholders  on the redemption  of Fund shares  within six months of purchase  (which  period may be shortened by  regulation)  will be disallowed for Federal income tax purposes to the extent of exempt-interest dividends received on such shares.

       If the Fund qualifies as a "regulated  investment  company" under the Internal  Revenue Code, it will not be liable for Federal income taxes on amounts paid by it as dividends and distributions.  That  qualification  enables the Fund to "pass  through" its income and realized  capital  gains to  shareholders  without  having to pay tax on them.  The Fund  qualified  as a  regulated  investment  company in its last  fiscal year and intends to qualify in future years,  but reserves the right not to qualify.  The Internal Revenue Code contains a number of complex tests to determine  whether the Fund qualifies.  The Fund might not meet those tests in a particular year. If it does not qualify,  the Fund will be treated for tax purposes as an ordinary  corporation  and will receive no tax  deduction for payments of dividends and distributions made to shareholders.

       Under the  Internal  Revenue  Code,  by  December 31 each year the Fund must  distribute  98% of its taxable investment  income earned from January 1 through  December 31 of that year and 98% of its capital gains realized in the period from  November 1 of the prior year  through  October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not  distributed.  It is presently  anticipated that the Fund will meet those requirements.  However,  the Fund's Board of Trustees and the Manager might  determine in a particular year that it would be in the best  interest of  shareholders  not to make  distributions  at the required  levels and to pay the excise tax on the  undistributed  amounts.  That would reduce the amount of income or capital  gains  available for distribution to shareholders.

Dividend  Reinvestment  in Another  Fund.  Shareholders  of the Fund may elect to  reinvest  all  dividends  and/or capital  gains  distributions  in shares of the same  class of any of the other  Oppenheimer  funds  listed  above.
Reinvestment  will be made at net asset value without  sales charge.  To elect this option,  the  shareholder  must notify the  Transfer  Agent in writing and must have an existing  account in the fund  selected  for  reinvestment.
Otherwise the shareholder  must first obtain a prospectus for that fund and an application  from the Transfer Agent to establish  an account.  The  investment  will be made at the net asset value per share in effect at the close of business on the payable date of the dividend or distribution.  Dividends and/or  distributions  from certain of the other Oppenheimer funds may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Transfer Agent.         OppenheimerFunds  Services,  the Fund's  Transfer  Agent, is a division of the Manager.
It is responsible for maintaining the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying dividends and  distributions  to  shareholders.  It also handles  shareholder  servicing and  administrative functions.  It serves as the Transfer  Agent for an annual per account fee. It also acts as  shareholder  servicing
Agent for the other  Oppenheimer  funds.  Shareholders  should send direct  inquiries  about their  accounts to the
Transfer Agent at the address and toll free numbers shown on the back cover.

The Custodian.  Citibank,  N.A. is the Custodian of the Fund's assets.  The  Custodian's  responsibilities  include safeguarding  and controlling the Fund's  portfolio  securities and handling the delivery of such securities to and from the Fund.  It will be the  practice of the Fund to deal with the  Custodian  in a manner  uninfluenced  by any banking  relationship  the  Custodian may have with the Manager and its  affiliates.  The Fund's cash balances with the Custodian in excess of $100,000 are not protected by Federal Deposit  Insurance.  Those uninsured  balances may at times be substantial.

Independent  Auditors.  KPMG LLP are the  independent  auditors  of the  Fund.  They  audit  the  Fund's  financial statements and perform other related audit  services.  They also act as auditors for certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT
=============================================================================
The Board of Trustees and Shareholders of
Oppenheimer Municipal Bond Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Municipal Bond Fund, including the statement of investments, as of July 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended.
These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2001, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Municipal Bond Fund as of July 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/KPMG LLP

KPMG LLP

Denver, Colorado
August 21, 2001

                                                       A-50

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS July 31, 2001
--------------------------------------------------------------------------------

                                                                     Ratings:
                                                                     Moody's/
Market
                                                                    S&P/Fitch            Principal
Value
                                                                  (Unaudited)               Amount         See
Note 1
=======================================================================================================================
Municipal Bonds and Notes--100.1%
-----------------------------------------------------------------------------------------------------------------------

Alaska--1.4%
AK IDV&Export Authority Power RB, Snettisham
Power, Prerefunded, Series 1, AMBAC Insured,
5.50%, 1/1/16                                                     Aaa/AAA/AAA           $   80,000         $
87,658
-----------------------------------------------------------------------------------------------------------------------
AK IDV&Export Authority Power RB, Snettisham
Power, Prerefunded, Series 1, AMBAC Insured,
5.50%, 1/1/17                                                     Aaa/AAA/AAA               90,000
98,616
-----------------------------------------------------------------------------------------------------------------------
AK Northern Tobacco Securitization Corp.
Tobacco Settlement Asset Backed RB, 6.50%, 6/1/31                    Aa3/A/A+            5,000,000
5,258,150
-----------------------------------------------------------------------------------------------------------------------
Anchorage, AK Water RRB, AMBAC Insured,
5.625%, 9/1/13                                                    Aaa/AAA/AAA            1,000,000
1,082,820
-----------------------------------------------------------------------------------------------------------------------
Anchorage, AK Water RRB, AMBAC Insured,
6%, 9/1/19                                                        Aaa/AAA/AAA            1,000,000
1,091,650
-----------------------------------------------------------------------------------------------------------------------
Anchorage, AK Water RRB, AMBAC Insured,
6%, 9/1/24                                                        Aaa/AAA/AAA            1,500,000
1,627,995

------------

9,246,889

-----------------------------------------------------------------------------------------------------------------------
Arizona--1.1%
AZ Educational LMC RRB, Series B, 7%, 3/1/05                           Aa2/NR            1,090,000
1,117,348
-----------------------------------------------------------------------------------------------------------------------
Central AZ Irrigation & Drainage District GORB,
Series A, 6%, 6/1/13                                                    NR/NR            1,080,950
1,000,138
-----------------------------------------------------------------------------------------------------------------------
Peoria, AZ IDAU RRB, Sierra Winds Life, Series A,
6.375%, 8/15/29                                                         NR/NR            5,000,000
4,329,400
-----------------------------------------------------------------------------------------------------------------------
University of AZ COP, University Parking & Student
Housing, AMBAC Insured, 5.75%, 6/1/19                             Aaa/AAA/AAA            1,000,000
1,064,370

------------

7,511,256

-----------------------------------------------------------------------------------------------------------------------
California--7.0%
CA Foothill/Eastern Corridor Agency Toll Road RRB,
Sr. Lien, Prerefunded, Series A, 6.50%, 1/1/32                    Aaa/AAA/BBB            3,000,000
3,455,640
-----------------------------------------------------------------------------------------------------------------------
CA Foothill/Eastern Corridor Agency Toll Road RRB,
5.75%, 1/15/40                                                  Baa3/BBB-/BBB            5,000,000
5,033,050
-----------------------------------------------------------------------------------------------------------------------
CA HFA RB, 10.114%, 2/1/25/1,2/                                         NR/NR            2,380,000
2,540,555
-----------------------------------------------------------------------------------------------------------------------
CA HFA RB, Series C, 6.65%, 8/1/14                                    Aa2/AA-            5,000,000
5,254,800
-----------------------------------------------------------------------------------------------------------------------
CA SCDAU Revenue REF COP, Cedars-Sinai Medical
Center, Inverse Floater, 7.98%, 11/1/15/3/                              A1/NR            1,500,000
1,545,000
-----------------------------------------------------------------------------------------------------------------------
CA SCDAU Revenue REF COP, Cedars-Sinai Medical
Center, MBIA Insured, 6.50%, 8/1/12                                   Aaa/AAA            1,000,000
1,160,620
-----------------------------------------------------------------------------------------------------------------------
Industry, CA UDA TXAL REF Bonds, Transportation
District Project No. 3, 6.90%, 11/1/07                                  NR/A-              500,000
526,640
-----------------------------------------------------------------------------------------------------------------------
Perris, CA SFM RB, Escrowed to Maturity, Series A,
8.30%, 6/1/13                                                         Aaa/AAA            7,000,000
9,338,770
-----------------------------------------------------------------------------------------------------------------------
Pomona, CA SFM RRB, Escrowed to Maturity,
Series A, 7.60%, 5/1/23                                               Aaa/AAA            6,000,000
7,725,060
-----------------------------------------------------------------------------------------------------------------------
Redding, CA Electric System Revenue COP, 6.37%, 7/1/22/2/             Aaa/AAA            3,000,000
3,409,440

                       12 OPPENHEIMER MUNICIPAL BOND FUND

                                                                     Ratings:
                                                                     Moody's/
Market
                                                                    S&P/Fitch            Principal
Value
                                                                  (Unaudited)               Amount         See
Note 1
-----------------------------------------------------------------------------------------------------------------------

California Continued
Redding, CA Electric System Revenue COP,
FGIC Insured, Inverse Floater, 8.55%, 6/1/19/3/                   Aaa/AAA/AAA          $ 6,000,000        $
6,442,500
-----------------------------------------------------------------------------------------------------------------------
Sacramento, CA MUD Electric RRB, Series G,
MBIA Insured, 6.50%, 9/1/13                                         Aaa/AAA/A            1,000,000
1,200,880

-------------

47,632,955
-----------------------------------------------------------------------------------------------------------------------
Colorado--2.3%
CO HFA RRB, Single Family Program, Series B-2,
7.10%, 4/1/17                                                          Aa2/AA            1,520,000
1,774,007
-----------------------------------------------------------------------------------------------------------------------
CO HFAU RRB, Unrefunded Balance, 6.625%, 2/1/22                     Baa2/BBB+            5,000,000
5,113,150
-----------------------------------------------------------------------------------------------------------------------
CO Housing FAU SFM RB, Sr. Lien, Series C-2,
6.875%, 11/1/28                                                        Aa2/NR            1,685,000
1,830,078
-----------------------------------------------------------------------------------------------------------------------
CO Resource & Power DA Small Water Resource RB,
Series A, FGIC Insured, 5.80%, 11/1/20                            Aaa/AAA/AAA            1,000,000
1,076,310
-----------------------------------------------------------------------------------------------------------------------
Denver, CO City &Cnty. Airport RB, 8.548%, 11/15/16/1,2/               NR/NR            1,500,000
1,742,475
-----------------------------------------------------------------------------------------------------------------------
Denver, CO City & Cnty. Airport RB, 8.548%, 11/15/18/1,2/               NR/NR            1,000,000
1,147,750
-----------------------------------------------------------------------------------------------------------------------
Douglas& Elbert Cntys., CO SDI No. RE-1, Improvement
GOB, Series A, MBIA Insured, 8%, 12/15/09                             Aaa/AAA            1,000,000
1,273,540
-----------------------------------------------------------------------------------------------------------------------
Northwest Parkway Public Highway Authority,
CO RB, Series A, AMBAC Insured, 5.125%, 6/15/31                   Aaa/AAA/AAA            2,000,000
1,975,760

-------------

15,933,070
-----------------------------------------------------------------------------------------------------------------------
Connecticut--4.3%
Mashantucket, CT Western Pequot Tribe Special RB,
Prerefunded, Series A, 6.40%, 9/1/11/1/                               Aaa/AAA            7,435,000
8,578,354
-----------------------------------------------------------------------------------------------------------------------
Mashantucket, CT Western Pequot Tribe Special RB,
Unrefunded Balance, Series A, 6.40%, 9/1/11/1/                      Baa2/BBB-            7,565,000
8,163,165
-----------------------------------------------------------------------------------------------------------------------
Mashantucket, CT Western Pequot Tribe Special RRB,
Sub. Lien, Series B, 5.75%, 9/1/27/1/                                 Baa3/NR           11,900,000
11,824,554
-----------------------------------------------------------------------------------------------------------------------
Mashantucket, CT Western Pequot Tribe Special RRB,
Subseries B, Zero Coupon, 6.11%, 9/1/16/1,4/                        Baa3/BBB-            2,000,000
812,760

-------------

29,378,833

-----------------------------------------------------------------------------------------------------------------------
Florida--1.9%
Dade Cnty., FL IDAU RB, Miami Cerebral Palsy Services
Project, 8%, 6/1/22                                                     NR/NR            2,690,000
2,787,781
-----------------------------------------------------------------------------------------------------------------------
FL BOE Capital Outlay GORB, 8.40%, 6/1/07                             Aa2/AA+              750,000
900,112
-----------------------------------------------------------------------------------------------------------------------
FL HFA MH RRB, Series C, 6%, 8/1/11                                    NR/AAA            1,000,000
1,078,300
-----------------------------------------------------------------------------------------------------------------------
FL HFA SFM RRB, Series A, 6.35%, 7/1/14                               Aa1/AAA              570,000
604,513
-----------------------------------------------------------------------------------------------------------------------
Grand Haven, FL CDD SPAST Bonds, Series A,
6.30%, 5/1/02                                                           NR/NR              703,000
705,221
-----------------------------------------------------------------------------------------------------------------------
Heritage Springs, FL CDD Capital Improvement RB,
Series B, 6.25%, 5/1/05                                                 NR/NR            1,265,000
1,273,438
-----------------------------------------------------------------------------------------------------------------------
Highlands Cnty., FL HFAU RB, Adventist/Sunbelt,
Series A, 6%, 11/15/31/8/                                             Baa1/A-            2,500,000
2,544,125

                       13 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

                                                                     Ratings:
                                                                     Moody's/
Market
                                                                    S&P/Fitch            Principal
Value
                                                                  (Unaudited)               Amount         See
Note 1
-----------------------------------------------------------------------------------------------------------------------

Florida Continued
Lee Cnty., FL Hospital Board of Directors RRB,
MBIA Insured, Inverse Floater, 8.87%, 3/26/20/3/                      Aaa/AAA          $ 1,000,000        $
1,070,000
-----------------------------------------------------------------------------------------------------------------------
Lee Cnty., FL Housing FAU SFM RB, Series A-2,
6.85%, 3/1/29                                                          Aaa/NR            1,585,000
1,739,870

-------------

12,703,360

-----------------------------------------------------------------------------------------------------------------------
Georgia--3.7%
GA MEAU RRB, Project One, Series X, MBIA Insured,
6.50%, 1/1/12                                                         Aaa/AAA              500,000
579,835
-----------------------------------------------------------------------------------------------------------------------
GA MEAU SPO REF Bonds, Series Y, MBIA Insured,
6.50%, 1/1/17                                                     Aaa/AAA/AAA           11,750,000
14,014,812
-----------------------------------------------------------------------------------------------------------------------
Rockdale Cnty., GA DAU SWD RB, Visy Paper Inc.
Project, 7.40%, 1/1/16                                                  NR/NR            4,245,000
4,335,546
-----------------------------------------------------------------------------------------------------------------------
Savannah, GA EDAU RB, College of Art& Design
Project, 6.90%, 10/1/29                                               NR/BBB-            5,880,000
6,198,578

-------------

25,128,771

-----------------------------------------------------------------------------------------------------------------------
Hawaii--1.3%
HI Airport System RB, 8.548%, 7/1/20/1,2/                               NR/NR            5,000,000
5,809,800
-----------------------------------------------------------------------------------------------------------------------
HI Airport System RRB, Series B, 6.625%, 7/1/18                   Aaa/AAA/AAA            1,500,000
1,689,555
-----------------------------------------------------------------------------------------------------------------------
HI Budget & Finance Department Special
Purpose RRB, Hawaiian Electric Co., Inc., Series D,
AMBAC Insured, 6.15%, 1/1/20                                      Aaa/AAA/AAA            1,000,000
1,081,290

-------------

8,580,645

-----------------------------------------------------------------------------------------------------------------------
Illinois--3.5%
Chicago, IL GOUN, Series A, FGIC Insured,
6.75%, 1/1/35                                                     Aaa/AAA/AAA            2,000,000
2,400,520
-----------------------------------------------------------------------------------------------------------------------
Chicago, IL O'Hare International Airport RB,
Passenger Facilities-B, Second Lien, AMBAC Insured,
5%, 1/1/26                                                        Aaa/AAA/AAA            1,125,000
1,093,275
-----------------------------------------------------------------------------------------------------------------------
Cook Cnty., IL Community College District No. 508
Chicago COP, FGIC Insured, 8.75%, 1/1/05                          Aaa/AAA/AAA              500,000
581,925
-----------------------------------------------------------------------------------------------------------------------
Cook Cnty., IL RB, FGIC Insured, 5.50%, 11/15/22                  Aaa/AAA/AAA            4,000,000
4,057,840
-----------------------------------------------------------------------------------------------------------------------
IL Regional Transportation Authority RB,
AMBAC Insured, 7.20%, 11/1/20                                     Aaa/AAA/AAA            7,500,000
9,419,250
-----------------------------------------------------------------------------------------------------------------------
McHenry &Kane Cntys., IL Community
Construction SDI No. 158 CAP GOUN, FGIC Insured,
Zero Coupon, 5.62%, 1/1/19/4/                                     Aaa/AAA/AAA            4,000,000
1,594,800
-----------------------------------------------------------------------------------------------------------------------
McHenry & Kane Cntys., IL Community
Construction SDI No. 158 CAP GOUN, FGIC Insured,
Zero Coupon, 5.66%, 1/1/20/4/                                     Aaa/AAA/AAA            2,500,000
938,725
-----------------------------------------------------------------------------------------------------------------------
IL Metropolitan Pier &Exposition Authority RB,
Hospitality Facilities, McCormick Plaza Convention
Center, Escrowed to Maturity, 7%, 7/1/26                           Aaa/AAA/A+            3,000,000
3,851,790

-------------

23,938,125

                       14 OPPENHEIMER MUNICIPAL BOND FUND

                                                                     Ratings:
                                                                     Moody's/
Market
                                                                    S&P/Fitch            Principal
Value
                                                                  (Unaudited)               Amount         See
Note 1
----------------------------------------------------------------------------------------------------------------------

Indiana--3.8%
Indianapolis, IN Airport Authority RB, SPF Federal
Express Corp. Project, 7.10%, 1/15/17                                Baa2/BBB          $15,500,000
$16,505,950
----------------------------------------------------------------------------------------------------------------------
Indianapolis, IN Airport Authority RB, SPF United
Airlines Project, Series A, 6.50%, 11/15/31/5/                        Ba1/BB+            7,750,000
7,385,517
----------------------------------------------------------------------------------------------------------------------
Merrillville, IN Multi School Building Corp. RRB,
First Meeting, MBIA Insured, 5%, 1/5/21                           Aaa/AAA/AAA            2,000,000
1,983,960

------------

25,875,427

----------------------------------------------------------------------------------------------------------------------
Kansas--0.2%
KS Development FAU RRB, State Projects,
5.50%, 3/1/16                                                     Aaa/AAA/AAA            1,185,000
1,256,017
----------------------------------------------------------------------------------------------------------------------
Kentucky--0.3%
Kenton Cnty., KY AB RB, SPF Delta Airlines Project,
Series A, 6.125%, 2/1/22                                            Baa3/BBB-            2,290,000
2,241,658
----------------------------------------------------------------------------------------------------------------------
Louisiana--1.6%
New Orleans, LA Home Mtg. Authority SPO REF
Bonds, Escrowed to Maturity, 6.25%, 1/15/11                            Aaa/NR            9,500,000
10,918,635
----------------------------------------------------------------------------------------------------------------------
Massachusetts--3.5%
MA GOB, Unrefunded Balance, Series B,
MBIA Insured, 6.50%, 8/1/11                                       Aaa/AAA/AAA              430,000
439,881
----------------------------------------------------------------------------------------------------------------------
MA Health & Educational FA RB, Mt. Auburn
Hospital Issue, Series B-1, MBIA Insured,
6.25%, 8/15/14                                                        Aaa/AAA            1,000,000
1,098,130
----------------------------------------------------------------------------------------------------------------------
MA HFA RB, Series A, AMBAC Insured,
6.60%, 7/1/14                                                     Aaa/AAA/AAA            1,750,000
1,843,117
----------------------------------------------------------------------------------------------------------------------
MA TUAU Metropolitan Highway System RRB,
Sr. Lien, Series A, MBIA Insured, 5%, 1/1/37                      Aaa/AAA/AAA            6,000,000
5,736,420
----------------------------------------------------------------------------------------------------------------------
MA Water Resource Authority RB, Series A,
6.50%, 7/15/19                                                     Aa3/AA/AA-           12,225,000
14,814,866

------------

23,932,414

----------------------------------------------------------------------------------------------------------------------
Michigan--6.7%
Chippewa Valley, MI School GOUN, School
Building & Site, Series I, 5%, 5/1/26                                 Aaa/AAA            2,250,000
2,216,835
----------------------------------------------------------------------------------------------------------------------
Detroit, MI GOB, Series B, MBIA Insured, 6%, 4/1/17               Aaa/AAA/AAA            3,035,000
3,352,673
Detroit, MI Sewage Disposal RB, Prerefunded,
----------------------------------------------------------------------------------------------------------------------
FGIC Insured, Inverse Floater, 8.63%, 7/1/23/3/                   Aaa/AAA/AAA           10,100,000
11,349,875
----------------------------------------------------------------------------------------------------------------------
Detroit, MI Sewage Disposal RRB, Unrefunded
Balance, FGIC Insured, Inverse Floater, 8.63%, 7/1/23/3/          Aaa/AAA/AAA            3,100,000
3,235,625
----------------------------------------------------------------------------------------------------------------------
Detroit, MI Water Supply System RB, Prerefunded,
FGIC Insured, Inverse Floater, 9.98%, 7/1/22/3/                   Aaa/AAA/AAA            3,700,000
4,060,750
----------------------------------------------------------------------------------------------------------------------
Detroit, MI Water Supply System RB, Unrefunded
Balance, FGIC Insured, Inverse Floater, 9.98%, 7/1/22/3/          Aaa/AAA/AAA            1,500,000
1,612,500
----------------------------------------------------------------------------------------------------------------------
Howell, MI Public Schools RB, MBIA Insured,
5.875%, 5/1/19                                                    Aaa/AAA/AAA            1,850,000
2,075,792

                       15 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

                                                                     Ratings:
                                                                     Moody's/
Market
                                                                    S&P/Fitch            Principal
Value
                                                                  (Unaudited)               Amount         See
Note 1
-----------------------------------------------------------------------------------------------------------------------

Michigan Continued
MI Building Authority RRB, Series I, MBIA-IBC
Insured, 6.25%, 10/1/20                                           Aaa/AAA/AAA          $ 1,815,000        $
1,861,900
-----------------------------------------------------------------------------------------------------------------------
MI Hospital FAU RRB, FSA Insured, Inverse Floater,
9.53%, 2/15/22/3,5/                                               Aaa/AAA/AAA            5,000,000
5,287,500
-----------------------------------------------------------------------------------------------------------------------
Wayne Cnty., MI SPF Airport RRB, Northwest
Airlines, Inc., Series 1995, 6.75%, 12/1/15                             NR/NR           10,435,000
10,486,966

-------------

45,540,416

-----------------------------------------------------------------------------------------------------------------------
Minnesota--0.6%
Minneapolis/St. Paul, MN Metro Airports
Commission SPF RB, Northwest Airlines,
Series B, 6.50%, 4/1/25                                                 NR/NR            1,000,000
1,006,350
-----------------------------------------------------------------------------------------------------------------------
Minneapolis/St. Paul, MN Metro Airports
Commission SPF RB, Northwest Airlines,
Series C, FGIC Insured, 5.125%, 1/1/20                            Aaa/AAA/AAA            3,000,000
3,024,390

-------------

4,030,740

-----------------------------------------------------------------------------------------------------------------------
Missouri--1.1%
MO Development Finance Board Infrastructure
Facilities RRB, Midtown Redevelopment Project,
Series A, MBIA Insured, 5.75%, 4/1/22                             Aaa/AAA/AAA            1,000,000
1,066,270
-----------------------------------------------------------------------------------------------------------------------
St. Louis, MO Airport RB, Airport Development
Project, Series A, MBIA Insured, 5.25%, 7/1/31                    Aaa/AAA/AAA            5,000,000
5,047,900
-----------------------------------------------------------------------------------------------------------------------
St. Louis, MO IDAU RB, St. Louis Convention,
Sr. Lien, Series A, 6.875%, 12/15/20                                  Baa3/NR            1,500,000
1,560,975

-------------

7,675,145

-----------------------------------------------------------------------------------------------------------------------
Nevada--0.8%
Clark Cnty., NV Passenger Facility Charge RB,
Las Vegas McCarran International Airport Project,
Series B, MBIA Insured, 6.50%, 7/1/12                                 Aaa/AAA            2,000,000
2,097,760
-----------------------------------------------------------------------------------------------------------------------
Washoe Cnty., NV SDI RB, FSA Insured,
5.875%, 6/1/20                                                    Aaa/AAA/AAA            3,175,000
3,403,537

-------------

5,501,297

-----------------------------------------------------------------------------------------------------------------------
New Hampshire--0.2%
NH Housing FAU SFM RB, Series C, 6.90%, 7/1/19                         Aa2/NR              660,000
683,509
-----------------------------------------------------------------------------------------------------------------------
NH Turnpike System RRB, Series A, FGIC Insured,
6.75%, 11/1/11                                                    Aaa/AAA/AAA              500,000
565,610

-------------

1,249,119

-----------------------------------------------------------------------------------------------------------------------
New Jersey--5.7%
NJ EDAU RRB, First Mtg. Franciscan Oaks Project,
5.75%, 10/1/23                                                          NR/NR            2,000,000
1,694,600
-----------------------------------------------------------------------------------------------------------------------
NJ EDAU SPF RB, Continental Airlines, Inc. Project,
6.25%, 9/15/19                                                         Ba2/BB           12,880,000
12,538,809

                       16 OPPENHEIMER MUNICIPAL BOND FUND

                                                                     Ratings:
                                                                     Moody's/
Market
                                                                    S&P/Fitch            Principal
Value
                                                                  (Unaudited)               Amount         See
Note 1
-----------------------------------------------------------------------------------------------------------------------

New Jersey Continued
NJ Transportation COP, Series 15, AMBAC Insured,
7.65%, 9/15/15/2/                                                      NR/AAA          $ 3,250,000        $
4,022,753
-----------------------------------------------------------------------------------------------------------------------
NJ TUAU RRB, Series C, 6.50%, 1/1/16                                  A3/A-/A           16,150,000
19,121,762
-----------------------------------------------------------------------------------------------------------------------
NJ TUAU RRB, Series C, MBIA Insured, 6.50%, 1/1/16                    Aaa/AAA            1,100,000
1,319,087

-------------

38,697,011

-----------------------------------------------------------------------------------------------------------------------
New York--5.6%
NYC GOB, Inverse Floater, 8.39%, 8/27/15/3/                           A2/A/A+            3,050,000
3,248,250
-----------------------------------------------------------------------------------------------------------------------
NYC GOB, Prerefunded, Series D, 8%, 8/1/15                           Aaa/A/A+            7,980,000
8,099,700
-----------------------------------------------------------------------------------------------------------------------
NYC MWFAU WSS RRB, 5.50%, 6/15/33                                   Aa2/AA/AA            3,850,000
4,008,967
-----------------------------------------------------------------------------------------------------------------------
NYS DA RB, SUEFS, FGIC Insured, 5.25%, 5/15/18                    Aaa/AAA/AAA            1,000,000
1,032,790
-----------------------------------------------------------------------------------------------------------------------
NYS HFA RRB, NYC HF, Series A, 6%, 11/1/06                               A3/A            4,000,000
4,392,040
-----------------------------------------------------------------------------------------------------------------------
NYS HFA RRB, NYC HF, Series A, 6%, 5/1/08                                A3/A            2,000,000
2,173,980
-----------------------------------------------------------------------------------------------------------------------
NYS MTAU Dedicated Tax Fund RB, Series A,
FGIC Insured, 6.125%, 4/1/17                                      Aaa/AAA/AAA            1,000,000
1,120,670
-----------------------------------------------------------------------------------------------------------------------
NYS Tollway Authority Highway& Bridge Trust
Fund RB, Series A, FSA Insured, 6%, 4/1/16                        Aaa/AAA/AAA            1,000,000
1,115,300
-----------------------------------------------------------------------------------------------------------------------
NYS UDC RB, Series C, 5.875%, 1/1/19                              Aaa/AAA/AAA            5,000,000
5,407,700
-----------------------------------------------------------------------------------------------------------------------
TSASC, Inc., NY RB, 6.25%, 7/15/27                                   Aa1/A/A+            1,750,000
1,861,493
-----------------------------------------------------------------------------------------------------------------------
TSASC, Inc., NY RB, Series 1, 6.25%, 7/15/34                         Aa2/A/A+            5,000,000
5,307,600

-------------

37,768,490

-----------------------------------------------------------------------------------------------------------------------
Ohio--2.5%
Cleveland, OH PPS RB, First Mtg., Prerefunded,
Series A, MBIA Insured, 7%, 11/15/16                                  Aaa/AAA            1,100,000
1,248,324
-----------------------------------------------------------------------------------------------------------------------
Cleveland, OH PPS RB, First Mtg., Unrefunded
Balance, Series A, MBIA Insured, 7%, 11/15/16                         Aaa/AAA              900,000
1,021,968
-----------------------------------------------------------------------------------------------------------------------
Mahoning Valley, OH Sanitary Distilled Water RRB,
FSA Insured, 5.75%, 11/15/16                                      Aaa/AAA/AAA            1,450,000
1,565,870
-----------------------------------------------------------------------------------------------------------------------
Montgomery Cnty., OH HCF RRB, Series B,
6.25%, 2/1/22                                                           NR/NR            2,500,000
1,834,225
-----------------------------------------------------------------------------------------------------------------------
OH Air Quality DAU PC RRB, Series A, 6.10%, 8/1/20                   Baa3/BB+            6,500,000
6,602,635
-----------------------------------------------------------------------------------------------------------------------
OH HFA SFM RB, Series B, Inverse Floater,
10.785%, 3/1/31/3,5/                                                  Aaa/AAA            2,430,000
2,530,238
-----------------------------------------------------------------------------------------------------------------------
OH Solid Waste RB, Republic Engineered Steels, Inc.
Project, 9%, 6/1/21/5,6/                                                NR/NR            7,800,000
390,000
-----------------------------------------------------------------------------------------------------------------------
Streetsboro, OH SDI GOB, AMBAC Insured,
7.125%, 12/1/10                                                   Aaa/AAA/AAA              500,000
586,215
-----------------------------------------------------------------------------------------------------------------------
Summit Cnty., OH RB, FGIC Insured, 6.25%, 12/1/21                 Aaa/AAA/AAA            1,270,000
1,428,052

-------------

17,207,527

                       17 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

                                                                     Ratings:
                                                                     Moody's/
Market
                                                                    S&P/Fitch            Principal
Value
                                                                  (Unaudited)               Amount         See
Note 1
----------------------------------------------------------------------------------------------------------------------

Oklahoma--0.8%
OK Industrial Authority Health Systems RB,
Baptist Medical Center, Series C, AMBAC Insured,
7%, 8/15/05                                                       Aaa/AAA/AAA          $ 2,000,000        $
2,265,920
----------------------------------------------------------------------------------------------------------------------
Tulsa, OK Municipal Airport Trust RB, American
Airlines Project, 6.25%, 6/1/20                                     Baa3/BBB-            2,820,000
2,835,002

------------

5,100,922

----------------------------------------------------------------------------------------------------------------------
Pennsylvania--10.5%
Allegheny Cnty., PA HDAU RB, Health System,
Series B, 9.25%, 11/15/30                                            B1/B+/B+            8,000,000
8,294,720
----------------------------------------------------------------------------------------------------------------------
Allegheny Cnty., PA HDAU RRB, Villa St. Joseph HCF,
6%, 8/15/28                                                             NR/NR            2,000,000
1,674,580
----------------------------------------------------------------------------------------------------------------------
Berks Cnty., PA GOB, Prerefunded, FGIC Insured,
Inverse Floater, 9.62%, 11/10/20/3/                               Aaa/AAA/AAA            1,000,000
1,130,000
----------------------------------------------------------------------------------------------------------------------
Chartiers Valley, PA CD IDAU First Mtg. RRB,
Asbury Health Center, 6.375%, 12/1/19                                   NR/NR            1,250,000
1,141,038
----------------------------------------------------------------------------------------------------------------------
Chartiers Valley, PA CD IDAU First Mtg. RRB,
Asbury Health Center, 6.375%, 12/1/24                                   NR/NR            1,500,000
1,346,955
----------------------------------------------------------------------------------------------------------------------
PA Convention Center RRB, Series A,
MBIA-IBC Insured, 6.75%, 9/1/19                                   Aaa/AAA/AAA            1,150,000
1,272,349
----------------------------------------------------------------------------------------------------------------------
PA EDFAU Facilities RB, National Gypsum Co.,
Series B, 6.125%, 11/2/27                                               NR/NR            4,000,000
2,818,080
----------------------------------------------------------------------------------------------------------------------
PA EDFAU RR RB, Colver Project, Series D,
7.15%, 12/1/18                                                        NR/BBB-            3,000,000
3,102,690
----------------------------------------------------------------------------------------------------------------------
PA HEAA Student Loan RB, Series B,
AMBAC Insured, Inverse Floater, 9.32%, 3/1/22/3/                  Aaa/AAA/AAA           18,750,000
20,156,250
----------------------------------------------------------------------------------------------------------------------
PA TUCM RRB, Series N, 6.50%, 12/1/13                                 Aa3/AA-              750,000
774,405
----------------------------------------------------------------------------------------------------------------------
Philadelphia, PA Airport RRB, FGIC Insured,
5.375%, 6/15/12                                                   Aaa/AAA/AAA            3,130,000
3,296,735
----------------------------------------------------------------------------------------------------------------------
Philadelphia, PA Gas Works RB, Series 3,
FSA Insured, 5.125%, 8/1/31                                       Aaa/AAA/AAA            2,000,000
1,969,860
----------------------------------------------------------------------------------------------------------------------
Philadelphia, PA Hospital & HEFAU RB,
Temple University Children's Medical,
Series A, 5.625%, 6/15/19                                            Baa2/BBB            1,200,000
1,078,164
----------------------------------------------------------------------------------------------------------------------
Philadelphia, PA Hospital & HEFAU RRB,
The Philadelphia Protestant Home Project,
Series A, 6.50%, 7/1/27                                                 NR/NR            3,380,000
3,063,463
----------------------------------------------------------------------------------------------------------------------
Philadelphia, PA IDAU HCF RRB, Baptist
Home of Philadelphia, Series A, 5.50%, 11/15/18                         NR/NR            1,670,000
1,394,467
----------------------------------------------------------------------------------------------------------------------
Philadelphia, PA Regional POAU Lease RB,
MBIA Insured, Inverse Floater, 9.37%, 9/1/20/3/                       Aaa/AAA            1,900,000
2,071,000
----------------------------------------------------------------------------------------------------------------------
Philadelphia, PA Water&Wastewater RB,
FGIC Insured, 10%, 6/15/05                                        Aaa/AAA/AAA            7,600,000
9,345,036
----------------------------------------------------------------------------------------------------------------------
Schuylkill Cnty., PA IDAU RR RRB,
Schuylkill Energy
Resources, Inc., 6.50%, 1/1/10                                          NR/NR            7,385,000
7,432,781

------------

71,362,573

                       18 OPPENHEIMER MUNICIPAL BOND FUND

                                                            Ratings:
                                                            Moody's/                          Market
                                                           S&P/Fitch       Principal           Value
                                                         (Unaudited)          Amount      See Note 1
-------------------------------------------------------------------------------------------------------

South Carolina--1.8%
Piedmont, SC MPA RRB, Escrowed to Maturity,
Series A, FGIC Insured, 6.50%, 1/1/16                    Aaa/AAA/AAA    $    285,000     $   339,760
-------------------------------------------------------------------------------------------------------
Piedmont, SC MPA RRB, Unrefunded Balance,
Series A, FGIC Insured, 6.50%, 1/1/16                    Aaa/AAA/AAA       1,715,000       2,032,549
-------------------------------------------------------------------------------------------------------
SC Tobacco Settlement Management Authority RB,
Series 850-B, 8.597%, 5/15/28/1,2/                             NR/NR       3,500,000       3,858,925
-------------------------------------------------------------------------------------------------------
SC Tobacco Settlement Management Authority RB,
Series B, 6.375%, 5/15/28                                    A1/A/A+       5,500,000       5,788,750
                                                                                         --------------
                                                                                          12,019,984

-------------------------------------------------------------------------------------------------------
Texas--18.6%
AAAU TX SPF RB, American Airlines, Inc. Project,
7%, 12/1/11                                                Baa3/BBB-       3,000,000       3,317,160
-------------------------------------------------------------------------------------------------------
Cedar Hill, TX ISD CAP RRB, Zero Coupon,
6.10%, 8/15/11/4/                                         Aaa/NR/AAA       1,585,000         969,402
-------------------------------------------------------------------------------------------------------
Cypress-Fairbanks, TX ISD CAP GORB, Series A,
Zero Coupon, 5.89%, 2/15/14/4,7/                             Aaa/AAA      15,710,000       8,478,216
-------------------------------------------------------------------------------------------------------
Cypress-Fairbanks, TX ISD CAP GORB, Series A,
Zero Coupon, 5.85%, 2/15/15/4/                               Aaa/AAA      15,000,000       7,605,450
-------------------------------------------------------------------------------------------------------
Cypress-Fairbanks, TX ISD CAP GORB, Series A,
Zero Coupon, 5.91%, 2/15/16/4/                               Aaa/AAA      16,240,000       7,742,907
-------------------------------------------------------------------------------------------------------
Dallas-Fort Worth, TX International
Airport Facilities
Improvement Corp. RB, American Airlines, Inc.,
7.25%, 11/1/30                                             Baa3/BBB-       8,000,000       8,365,040
-------------------------------------------------------------------------------------------------------
Grand Prairie, TX HFDC RRB, Dallas/Ft. Worth
Medical Center Project, AMBAC Insured,
6.875%, 11/1/10                                          Aaa/AAA/AAA       1,800,000       1,838,664
-------------------------------------------------------------------------------------------------------
Harris Cnty., TX GORB, Toll Road, Sub. Lien,
Prerefunded, 6.50%, 8/15/15                                  Aa1/AA+         215,000         227,653
-------------------------------------------------------------------------------------------------------
Harris Cnty., TX GORB, Toll Road, Sub. Lien,
Unrefunded Balance, 6.50%, 8/15/15                           Aa1/AA+         785,000         826,982
-------------------------------------------------------------------------------------------------------
Harris Cnty., TX GORRB, Toll Road, Sub. Lien,
6.75%, 8/1/14                                                Aa1/AA+       1,000,000       1,020,000
-------------------------------------------------------------------------------------------------------
Harris Cnty., TX Hospital District Mtg. RRB, Jr. Lien,
Unrefunded Balance, 7.40%, 2/15/10                       Aaa/AAA/AAA       2,000,000       2,352,300
-------------------------------------------------------------------------------------------------------
Hays, TX ISD CAP GOUN, Zero Coupon,
6.03%, 8/15/20/4/                                        Aaa/AAA/AAA       5,370,000       1,824,189
-------------------------------------------------------------------------------------------------------
Houston, TX Airport System RB, SPF Continental
Airlines, Series E, 6.75%, 7/1/21/8/                      Ba2/BB/BB+       4,000,000       3,956,560
-------------------------------------------------------------------------------------------------------
Houston, TX Airport System RRB, Sub. Lien,
Series B, FSA Insured, 5.50%, 7/1/30                     Aaa/AAA/AAA       5,000,000       5,125,450
-------------------------------------------------------------------------------------------------------
Houston, TX WSS RB, Prior Lien, Unrefunded
Balance, Series B, 6.40%, 12/1/09                           A2/A+/A+         995,000       1,056,581
-------------------------------------------------------------------------------------------------------
Houston, TX WSS RB, Prior Lien, Unrefunded
Balance, Series B, 6.75%, 12/1/08                           A2/A+/A+         440,000         454,018

                       19 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

                                                             Ratings:
                                                             Moody's/                            Market
                                                            S&P/Fitch         Principal           Value
                                                          (Unaudited)            Amount      See Note 1
---------------------------------------------------------------------------------------------------------

Texas Continued
Houston, TX WSS RRB, Jr. Lien, Series B,
FGIC Insured, 5.25%, 12/1/23                              Aaa/AAA/AAA    $    4,000,000   $   4,024,640
---------------------------------------------------------------------------------------------------------
Lower Colorado River Authority, TX RRB,
Series A, 5.875%, 5/15/17                                 Aaa/AAA/AAA         1,625,000       1,757,860
---------------------------------------------------------------------------------------------------------
Lower Neches Valley, TX IDAU Corp. Sewer
Facilities RB, Mobil Oil Refining Corp. Project,
6.40%, 3/1/30                                                 Aaa/AAA         1,000,000       1,059,240
---------------------------------------------------------------------------------------------------------
North Central TX HFDC RB, Prerefunded, Series B,
6.30%, 5/15/06                                                Aa3/AA-           290,000         303,819
---------------------------------------------------------------------------------------------------------
North Central TX HFDC RB, Prerefunded, Series B,
6.40%, 5/15/08                                                Aa3/AA-           480,000         503,242
---------------------------------------------------------------------------------------------------------
North Central TX HFDC RB, Series A, 7.25%,                      NR/NR         2,000,000       1,977,760
11/15/19
---------------------------------------------------------------------------------------------------------
North Central TX HFDC RB, Series A, 7.50%,                      NR/NR         3,000,000       3,006,090
11/15/29
---------------------------------------------------------------------------------------------------------
North Central TX HFDC RB, Unrefunded Balance,
Series B, 6.30%, 5/15/06                                      Aa3/AA-         2,710,000       2,813,061
---------------------------------------------------------------------------------------------------------
North Central TX HFDC RB, Unrefunded Balance,
Series B, 6.40%, 5/15/08                                      Aa3/AA-         4,520,000       4,695,376
---------------------------------------------------------------------------------------------------------
Retama, TX Development Corp. SPF RRB, Retama
Racetrack, Escrowed to Maturity, Series A,
10%, 12/15/19                                                 Aaa/AAA         4,880,000       7,892,180
---------------------------------------------------------------------------------------------------------
Rio Grande Valley, TX HFDC Retirement Facilities RB,
Golden Palms, Series B, MBIA Insured,                         Aaa/AAA         2,000,000       2,106,580
6.40%, 8/1/12
---------------------------------------------------------------------------------------------------------
TX MPA CAP RRB, MBIA Insured, Zero Coupon,
5.95%, 9/1/13/4/                                            Aaa/AAA/A         6,900,000       3,853,305
---------------------------------------------------------------------------------------------------------
TX MPA CAP RRB, MBIA Insured, Zero Coupon,
5.93%, 9/1/14/4/                                            Aaa/AAA/A        17,500,000       9,194,675
---------------------------------------------------------------------------------------------------------
TX MPA CAP RRB, MBIA Insured, Zero Coupon,
5.85%, 9/1/15/4/                                            Aaa/AAA/A        10,000,000       4,933,700
---------------------------------------------------------------------------------------------------------
TX MPA CAP RRB, MBIA Insured, Zero Coupon,
5.98%, 9/1/16/4/                                            Aaa/AAA/A        39,990,000      18,544,963
---------------------------------------------------------------------------------------------------------
TX United Independent SDI GOUN,
5.125%, 8/15/26                                               Aaa/AAA         4,295,000       4,223,531
                                                                                          ---------------
                                                                                            126,050,594

---------------------------------------------------------------------------------------------------------
Vermont--0.1%
VT HFA Home Mtg. Purchase RB, Series A,
7.85%, 12/1/29                                                   A1/A         1,010,000       1,021,605
---------------------------------------------------------------------------------------------------------
Virginia--1.6%
Pocahontas Parkway Assn., VA Toll Road RB, CAP,
First Tier, Sub. Lien, Series C, Zero Coupon,
5.60%, 8/15/05/4/                                              Ba1/NR         2,300,000       1,729,462
---------------------------------------------------------------------------------------------------------
Pocahontas Parkway Assn., VA Toll Road RB, CAP,
First Tier, Sub. Lien, Series C, Zero Coupon,
5.75%, 8/15/07/4/                                              Ba1/NR         2,800,000       1,820,756
---------------------------------------------------------------------------------------------------------
Pocahontas Parkway Assn., VA Toll Road RB, CAP,
First Tier, Sub. Lien, Series C, Zero Coupon,
5.80%, 8/15/08/4/                                              Ba1/NR         3,000,000       1,816,620

                       20 OPPENHEIMER MUNICIPAL BOND FUND

                                                        Ratings:
                                                        Moody's/                              Market
                                                       S&P/Fitch           Principal           Value
                                                     (Unaudited)              Amount      See Note 1
------------------------------------------------------------------------------------------------------

Virginia Continued
Pocahontas Parkway Assn., VA Toll Road RB, CAP,
First Tier, Sub. Lien, Series C, Zero Coupon,
5.85%, 8/15/09/4/                                         Ba1/NR      $    3,100,000     $ 1,748,059
------------------------------------------------------------------------------------------------------
Pocahontas Parkway Assn., VA Toll Road RB, CAP,
Sr. Lien, Series B, Zero Coupon, 5.86%, 8/15/22/4/        NR/A/A          14,900,000       3,743,178
                                                                                         -------------
                                                                                          10,858,075

------------------------------------------------------------------------------------------------------
Washington--5.1%
Clark Cnty., WA Public Utility District No. 001
Generating System RRB, FSA Insured,
5.125%, 1/1/20                                       Aaa/AAA/AAA           2,730,000
2,731,911
------------------------------------------------------------------------------------------------------
Mason Cnty., WA SDI No. 309 Shelton GOUN,
FGIC Insured, 5.125%, 12/1/20                         Aaa/NR/AAA           1,750,000       1,751,260
------------------------------------------------------------------------------------------------------
Snohomish Cnty., WA GOLB, MBIA Insured,
5.25%, 12/1/26                                       Aaa/AAA/AAA           3,000,000       3,003,330
------------------------------------------------------------------------------------------------------
WA GOUN, Series S-5, FGIC Insured,
Zero Coupon, 5.34%, 1/1/18/4/                        Aaa/AAA/AAA           8,000,000       3,411,280
------------------------------------------------------------------------------------------------------
WA GOUN, Series S-5, FGIC Insured,
Zero Coupon, 5.40%, 1/1/19/4/                        Aaa/AAA/AAA           7,930,000       3,183,181
------------------------------------------------------------------------------------------------------
WA PP Supply System RRB, Nuclear Project
No. 1, 5.40%, 7/1/12                                  Aa1/AA-/AA          20,000,000      20,473,400
                                                                                         -------------
                                                                                          34,554,362

------------------------------------------------------------------------------------------------------
West Virginia--0.6%
WV Parkways ED & Tourism Authority RB,
FGIC Insured, Inverse Floater, 8.74%, 5/16/19/3/     Aaa/AAA/AAA           3,600,000       3,793,500
------------------------------------------------------------------------------------------------------
Wisconsin--0.3%
WI Health & Educational FA RB, Aurora Medical
Group, Inc. Project, FSA Insured, 6%, 11/15/11           Aaa/AAA           1,370,000       1,556,402
------------------------------------------------------------------------------------------------------
WI Housing &EDAU Home Ownership RRB,
Series A, 7.10%, 3/1/23                                   Aa2/AA             235,000         241,545
                                                                                         -------------
                                                                                           1,797,947

------------------------------------------------------------------------------------------------------
District of Columbia--0.5%
DC Hospital RRB, Medlantic Healthcare Group,
Series A, MBIA Insured, 5.25%, 8/15/12                   Aaa/AAA           1,000,000       1,047,850
------------------------------------------------------------------------------------------------------
DC RRB, Prerefunded, Series A-1, MBIA Insured,
6%, 6/1/11                                           Aaa/AAA/AAA             100,000         114,069
------------------------------------------------------------------------------------------------------
DC RRB, Unrefunded Balance, Series A-1,
MBIA Insured, 6%, 6/1/11                             Aaa/AAA/AAA           1,900,000       2,164,024
                                                                                         -------------
                                                                                           3,325,943

------------------------------------------------------------------------------------------------------
U.S. Possessions--1.1%
PR CMWLTH REF GOUN, Series 312,
FSA Insured, 8.972%, 7/1/20/1,2/                          Aaa/NR           5,000,000       5,400,000
------------------------------------------------------------------------------------------------------
PR Municipal FAU GOB, 8.37%, 8/1/15/1,2/                   NR/NR           1,500,000       1,846,320
                                                                                           7,246,320

                       21 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

                                                                         Market
                                                                          Value
                                                                     See Note 1
--------------------------------------------------------------------------------
Total Investments, at Value (Cost $646,314,106)        100.1%     $ 679,079,625
--------------------------------------------------------------------------------
Liabilities in Excess of Other Assets                   (0.1)          (740,805)
                                                       -------------------------
Net Assets                                             100.0%     $ 678,338,820
                                                       =========================

Footnotes to Statement of Investments

To simplify the listings of securities, abbreviations are used per the table below:

AAAU      Alliance Airport Authority, Inc.
AB        Airport Board
BOE       Board of Education
CAP       Capital Appreciation
CD        Commercial Development
CDD       Community Development District
CMWLTH    Commonwealth
COP       Certificates of Participation
DA        Dormitory Authority
DAU       Development Authority
ED        Economic Development
EDAU      Economic Development Authority
EDFAU     Economic Development Finance Authority
FA        Facilities Authority
FAU       Finance Authority
GOB       General Obligation Bonds
GORB      General Obligation Refunding Bonds
GORRB     General Obligation Revenue Refunding Bonds
GOLB      General Obligation Limited Bonds
GOUN      General Obligation Unlimited Nts.
HCF       Health Care Facilities
HDAU      Hospital Development Authority
HEAA      Higher Education Assistance Agency
HEFAU     Higher Educational Facilities Authority
HF        Health Facilities
HFA       Housing Finance Agency
HFAU      Health Facilities Authority
HFDC      Health Facilities Development Corp.
IDV       Industrial Development
IDAU      Industrial Development Authority
ISD       Independent School District
LMC       Loan Marketing Corp.
MEAU      Municipal Electric Authority
MH        Multifamily Housing
MPA       Municipal Power Agency
MTAU      Metropolitan Transportation Authority
MUD       Municipal Utility District
MWFAU     Municipal Water Finance Authority
NYC       New York City
NYS       New York State
PC        Pollution Control
POAU      Port Authority
PP        Public Power
PPS       Public Power System
RB        Revenue Bonds
REF       Refunding
RR        Resource Recovery
RRB       Revenue Refunding Bonds
SCDAU     Statewide Communities Development Authority
SDI       School District
SFM       Single Family Mtg.
SPAST     Special Assessment
SPF       Special Facilities
SPO       Special Obligations
SUEFS     State University Educational Facilities System
SWD       Solid Waste Disposal
TUAU      Turnpike Authority
TUCM      Turnpike Commission
TXAL      Tax Allocation
UDA       Urban Development Agency
UDC       Urban Development Corp.
WSS       Water & Sewer System

1. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $51,724,658 or 7.63% of the Fund's net assets as of July 31, 2001.
2. Represents the current interest rate for a variable rate security.
3. Represents the current interest rate for a variable rate bond known as an
"inverse floater". See Note 1 of Notes to Financial Statements.
4. Zero coupon bond reflects the effective yield on the date of purchase.
5. Identifies issues considered to be illiquid--See Note 6 of Notes to Financial
Statements.
6. Issuer is in default.
7. Securities with an aggregate market value of $504,591 are held in collateralized accounts to cover initial margin requirements on open futures sales contracts. See Note 5 of Notes to Financial Statements.
8. When-issued security to be delivered and settled after July 31, 2001.

As of July 31, 2001, securities subject to the alternative minimum tax amount to
$63,135,085 or 9.31% of the Fund's net assets.

See accompanying Notes to Financial Statements.

                       22 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
STATEMENT OF ASSETS AND LIABILITIES July 31, 2001
--------------------------------------------------------------------------------

================================================================================
Assets
Investments, at value (cost $646,314,106)--see
accompanying statement                                            $ 679,079,625
--------------------------------------------------------------------------------
Cash                                                                    517,309
--------------------------------------------------------------------------------
Receivables and other assets:
Interest                                                              7,215,120
Shares of beneficial interest sold                                      580,662
Daily variation on futures contracts                                      3,594
Other                                                                    10,230
                                                                  --------------
Total assets                                                        687,406,540

================================================================================
Liabilities
Payables and other liabilities:
Investments purchased on a when-issued basis                          6,455,562
Dividends                                                             1,852,058
Shares of beneficial interest redeemed                                  331,751
Trustees' compensation                                                  221,947
Distribution and service plan fees                                      134,137
Shareholder reports                                                      32,386
Transfer and shareholder servicing agent fees                             4,844
Other                                                                    35,035
                                                                  --------------
Total liabilities                                                     9,067,720

================================================================================
Net Assets                                                        $ 678,338,820
                                                                  ==============

================================================================================
Composition of Net Assets
Paid-in capital                                                   $ 669,124,449
--------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                (1,553,232)
--------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment
transactions                                                        (22,001,510)
--------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments            32,769,113
                                                                  --------------
Net Assets                                                        $  678,338,820
                                                                  ==============

================================================================================
Net Asset Value Per Share
Class A Shares:
Net asset value and redemption price per share (based on net assets of $584,324,531 and 61,044,538 shares of beneficial
interest outstanding)                                                    $ 9.57
Maximum offering price per share (net asset
value plus sales charge of 4.75% of offering price)                      $10.05
--------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable
contingent deferred sales charge) and offering price
per share (based on net assets of $76,879,978 and 8,051,978
shares of beneficial interest outstanding)                               $ 9.55
--------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable
contingent deferred sales charge) and offering price
per share (based on net assets of $17,134,311 and 1,794,777
shares of beneficial interest outstanding)                               $ 9.55

See accompanying Notes to Financial Statements.

                       23 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS For the Year Ended July 31, 2001
--------------------------------------------------------------------------------

================================================================================
Investment Income
Interest                                                           $ 38,048,689

================================================================================
Expenses
Management fees                                                       3,246,173
--------------------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                               1,227,102
Class B                                                                 654,454
Class C                                                                 144,788
--------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                           345,079
--------------------------------------------------------------------------------
Shareholder reports                                                      88,985
--------------------------------------------------------------------------------
Custodian fees and expenses                                              43,400
--------------------------------------------------------------------------------
Other                                                                    84,798
                                                                   -------------
Total expenses                                                        5,834,779
Less reduction to custodian expenses                                    (26,978)
                                                                   -------------
Net expenses                                                          5,807,801

================================================================================
Net Investment Income                                                32,240,888

================================================================================
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments                                                         (17,163,600)
Closing of futures contracts                                           (415,650)
                                                                   -------------
Net realized gain (loss)                                            (17,579,250)

--------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on
investments                                                          39,353,436
                                                                   -------------
Net realized and unrealized gain (loss)                              21,774,186

================================================================================
Net Increase in Net Assets Resulting from Operations               $ 54,015,074
                                                                   =============
See accompanying Notes to Financial Statements.

                       24 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

Year Ended July 31,                                                  2001            2000
==========================================================================================

Operations
Net investment income (loss)                                $  32,240,888   $  32,552,213
------------------------------------------------------------------------------------------
Net realized gain (loss)                                      (17,579,250)     (1,928,788)
------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)           39,353,436     (39,846,312)
                                                            ------------------------------
Net increase (decrease) in net assets resulting from
operations                                                     54,015,074      (9,222,887)

==========================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Class A                                                       (28,787,828)    (28,322,087)
Class B                                                        (3,048,431)     (3,304,255)
Class C                                                          (675,129)       (684,715)
------------------------------------------------------------------------------------------
Distributions from net realized gain:
Class A                                                                --      (3,065,354)
Class B                                                                --        (436,022)
Class C                                                                --         (87,540)

==========================================================================================
Beneficial Interest Transactions
Net increase (decrease) in net assets resulting
from beneficial interest transactions:
Class A                                                        83,428,384     (48,456,283)
Class B                                                        17,423,990     (26,975,629)
Class C                                                         4,454,324      (5,233,189)

==========================================================================================
Net Assets
Total increase (decrease)                                     126,810,384    (125,787,961)
------------------------------------------------------------------------------------------
Beginning of period                                           551,528,436     677,316,397
                                                            ------------------------------
End of period [including undistributed (overdistributed)
net investment income of $(1,553,232) and $(1,301,534),
respectively]                                               $ 678,338,820   $ 551,528,436
                                                            ==============================

See accompanying Notes to Financial Statements.

                       25 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Class A       Year Ended July 31,               2001             2000            1999            1998
1997
===========================================================================================================================

Per Share Operating Data
Net asset value, beginning of period           $9.35           $10.02          $10.27          $10.24
$9.74
---------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment
operations:
Net investment income                            .52              .52             .52             .51
 .55
Net realized and unrealized gain (loss)          .22             (.61)           (.25)            .04
 .49

----------------------------------------------------------------------------
Total income (loss) from
investment operations                            .74             (.09)            .27             .55
1.04
---------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to
shareholders:
Dividends from net investment income            (.52)            (.52)           (.52)           (.52)
(.54)
Distributions from net realized gain              --             (.06)             --
--              --

----------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                 (.52)            (.58)           (.52)           (.52)
(.54)
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                 $9.57            $9.35          $10.02          $10.27
$10.24

============================================================================

===========================================================================================================================
Total Return, at Net Asset Value/1/             8.03%           (0.85)%          2.57%           5.55%
10.97%

===========================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in
thousands)                                  $584,325         $482,152        $568,673        $579,570
$586,546
---------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)           $531,286         $515,007        $587,197        $581,630
$582,624
---------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:/2/
Net investment income                           5.38%            5.54%           5.00%           5.00%
5.55%
Expenses                                        0.85%            0.90%           0.87%           0.87%3
0.87%/3/
---------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                           20%              14%             18%
21%             24%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                       26 OPPENHEIMER MUNICIPAL BOND FUND

Class B Year Ended July 31,                    2001           2000             1999            1998
1997
=========================================================================================================================

Per Share Operating Data
Net asset value, beginning of period          $9.33         $10.00           $10.25          $10.22
$9.73
-------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment
operations:
Net investment income                           .45            .43              .44             .43
 .47
Net realized and unrealized gain (loss)         .21           (.60)            (.25)            .04
 .48

---------------------------------------------------------------------------
Total income (loss) from
investment operations                           .66           (.17)             .19             .47
 .95
-------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to
shareholders:
Dividends from net investment income           (.44)          (.44)            (.44)           (.44)
(.46)
Distributions from net realized gain             --           (.06)              --
--                --

---------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                (.44)          (.50)            (.44)           (.44)
(.46)
-------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                $9.55          $9.33           $10.00          $10.25
$10.22

===========================================================================

=========================================================================================================================
Total Return, at Net Asset Value/1/            7.23%         (1.62)%           1.78%           4.75%
10.05%

=========================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in
thousands)                                  $76,880        $57,204          $90,022         $91,677
$83,897
-------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)           $65,563        $70,072          $96,352         $88,531
$77,881
-------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:/2/
Net investment income                          4.60%          4.75%            4.22%           4.21%
4.76%
Expenses                                       1.62%          1.67%            1.65%           1.65%/3/
1.65%/3/
-------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                          20%            14%              18%
21%               24%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                       27 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS Continued
--------------------------------------------------------------------------------

Class C Year      Ended July 31,               2001        2000          1999         1998           1997
===============================================================================================================

Per Share Operating Data
Net asset value, beginning of period          $9.33      $10.00        $10.25       $10.22          $9.73
---------------------------------------------------------------------------------------------------------------
Income (loss) from investment
operations:
Net investment income                           .44         .44           .44          .43            .46
Net realized and unrealized gain (loss)         .22        (.61)         (.25)         .04            .49
                                              -----------------------------------------------------------------
Total income (loss) from
investment operations                           .66        (.17)          .19          .47            .95
---------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to
shareholders:
Dividends from net investment income           (.44)       (.44)         (.44)        (.44)          (.46)
Distributions from net realized gain             --        (.06)           --           --             --
                                              -----------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                (.44)       (.50)         (.44)        (.44)          (.46)
---------------------------------------------------------------------------------------------------------------
Net asset value, end of period                $9.55       $9.33        $10.00       $10.25         $10.22
                                              =================================================================

===============================================================================================================
Total Return, at Net Asset Value/1/            7.23%      (1.62)%        1.78%        4.75%         10.03%

===============================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in               $17,134     $12,173       $18,621      $12,857         $8,648
thousands)
---------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)           $14,506     $14,497       $16,868      $10,655         $5,724
---------------------------------------------------------------------------------------------------------------
Ratios to average net assets:/2/
Net investment income                          4.60%       4.76%         4.22%        4.30%          4.72%
Expenses                                       1.62%       1.67%         1.65%        1.64%/3/       1.67%/3/
---------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                          20%         14%           18%          21%            24%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                       28 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

================================================================================
1. Significant Accounting Policies

Oppenheimer Municipal Bond Fund (the Fund) is registered under the Investment
Company Act of 1940, as amended, as an open-end management investment company.
The Fund's investment objective is to seek as high a level of current interest income exempt from federal income taxes as is available from investing in municipal securities, while attempting to preserve capital. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).

     The Fund offers Class A, Class B and Class C shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B and C have separate distribution and/or service plans. Class
B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
Securities Valuation Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
Securities Purchased on a When-Issued or Forward Commitment Basis Delivery and
payment for securities that have been purchased by the Fund on a when-issued basis can take place a month or more after the trade date. Normally the settlement date occurs within six months after the trade date; however, the Fund may, from time to time, purchase securities whose settlement date extends beyond six months or more beyond trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The Fund maintains segregated assets with a market value equal to or greater than the amount of its purchase commitments.
The purchase of securities on a when-issued or forward commitment basis may increase the volatility of the Fund's net asset value to the extent the Fund makes such purchases while remaining substantially fully invested. As of July
31, 2001, the Fund had entered into net outstanding when-issued or forward commitments of $6,455,562.

                       29 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS Continued
--------------------------------------------------------------------------------

================================================================================
1. Significant Accounting Policies Continued

Security Credit Risk The Fund invests in high yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower yielding, higher rated fixed income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of July 31, 2001, securities with an aggregate market value of $390,000, representing 0.06% of the Fund's net assets, were in default.
--------------------------------------------------------------------------------
Inverse Floating Rate Securities The Fund invests in inverse floating rate securities that pay interest at a rate that varies inversely with short-term interest rates. Certain of these securities may be leveraged, whereby the interest rate varies inversely at a multiple of the change in short-term rates.
As interest rates rise, inverse floaters produce less current income. The price of such securities is more volatile than comparable fixed rate securities. The
Fund intends to invest no more than 20% of its total assets in inverse floaters.
Inverse floaters amount to $67,532,988 as of July 31, 2001. Including the effect of leverage, inverse floaters represent 9.82% of the Fund's total assets as of
July 31, 2001.
--------------------------------------------------------------------------------
Allocation of Income, Expenses, Gains and Losses Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
Federal Taxes The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

     As of July 31, 2001, the Fund had available for federal income tax purposes unused capital loss carryovers as follows:

Expiring
-----------------------------
2008/1/            $3,000,399
2009/1/                95,836
2009                6,666,277
                  -----------
Total              $9,762,512
                  ===========

1. The capital loss carryover was acquired in connection with the Oppenheimer
Insured Municipal Fund merger.
--------------------------------------------------------------------------------
Trustees' Compensation The Fund has adopted an unfunded retirement plan for the
Fund's independent Board of Trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the year ended
July 31, 2001, the Fund's projected benefit obligations were decreased by
$116,959 and payments of $12,142 were made to retired trustees, resulting in an accumulated liability of $123,571 as of July 31, 2001.

                       30 OPPENHEIMER MUNICIPAL BOND FUND

   The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund. Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Trustees in shares of one or more Oppenheimer funds selected by the trustee. The amount paid to the Board of Trustees under the plan will be determined based upon the performance of the selected funds. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.
--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

     The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended July 31, 2001, amounts have been reclassified to reflect an increase in paid-in capital of $725,855, a decrease in overdistributed net investment income of $18,802, and an increase in accumulated net realized loss on investments of $744,657. Net assets of the Fund were unaffected by the reclassifications.
--------------------------------------------------------------------------------
Investment Income Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
Security Transactions Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
Other The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                       31 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS Continued
--------------------------------------------------------------------------------

================================================================================
2. Shares of Beneficial Interest

The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                      Year Ended July 31, 2001            Year Ended July 31, 2000
                                     Shares             Amount           Shares             Amount
---------------------------------------------------------------------------------------------------

Class A
Sold                             13,223,009      $ 117,975,682       13,414,765      $ 126,546,006
Dividends and/or
distributions reinvested          1,941,434         18,388,800        2,157,960         20,359,502
Acquisition--Note 8               9,659,347         92,246,765               --                 --
Redeemed                        (15,333,330)      (145,182,863)     (20,759,908)      (195,361,791)
                                -------------------------------------------------------------------
Net increase (decrease)           9,490,460      $  83,428,384       (5,187,183)     $ (48,456,283)
                                ===================================================================

---------------------------------------------------------------------------------------------------
Class B
Sold                              1,860,418      $  16,659,142        1,310,906      $  12,395,994
Dividends and/or
distributions reinvested            176,632          1,669,318          237,460          2,240,594
Acquisition--Note 8               2,018,542         19,216,517               --                 --
Redeemed                         (2,133,730)       (20,120,987)      (4,419,722)       (41,612,217)
                                -------------------------------------------------------------------
Net increase (decrease)           1,921,862      $  17,423,990       (2,871,356)      $(26,975,629)
                                ===================================================================

---------------------------------------------------------------------------------------------------
Class C
Sold                                607,263      $   5,535,017          469,950      $   4,403,501
Dividends and/or
distributions reinvested             45,452            429,497           54,679            515,996
Acquisition--Note 8                 394,023          3,751,103               --                 --
Redeemed                           (556,599)        (5,261,293)      (1,082,182)       (10,152,686)
                                -------------------------------------------------------------------
Net increase (decrease)             490,139      $   4,454,324         (557,553)     $  (5,233,189)
                                ===================================================================

================================================================================
3. Purchases and Sales of Securities

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended July 31, 2001, were $126,911,037 and $138,271,505, respectively.

As of July 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $646,376,951 was:

Gross unrealized appreciation                           $ 45,739,941
Gross unrealized depreciation                            (13,037,267)
                                                        -------------
Net unrealized appreciation (depreciation)              $ 32,702,674
                                                        =============

                       32 OPPENHEIMER MUNICIPAL BOND FUND
A

================================================================================
4. Fees and Other Transactions with Affiliates

Management Fees Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 0.60% of the first $200 million of average annual net assets, 0.55% of the next $100 million, 0.50% of the next $200 million, 0.45% of the next $250 million, 0.40%
of the next $250 million, and 0.35% of average annual net assets over $1 billion. The Fund's management fee for the year ended July 31, 2001, was an annualized rate of 0.53%.
--------------------------------------------------------------------------------
Transfer Agent Fees OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee.
--------------------------------------------------------------------------------
Distribution and Service Plan Fees Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                        Aggregate         Class A        Commissions     Commissions      Commissions
                        Front-End       Front-End        on Class A      on Class B       on Class C
                    Sales Charges   Sales Charges            Shares          Shares           Shares
                       on Class A     Retained by       Advanced by     Advanced by      Advanced by
Year Ended                 Shares     Distributor    Distributor/1/  Distributor/1/   Distributor/1/
----------------------------------------------------------------------------------------------------

July 31, 2001            $609,480        $149,558           $64,279        $419,512          $36,090

1. The Distributor advances commission payments to dealers for certain sales of
Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.

                                Class A                  Class B                  Class C
                    Contingent Deferred      Contingent Deferred      Contingent Deferred
                          Sales Charges            Sales Charges            Sales Charges
Year Ended      Retained by Distributor  Retained by Distributor  Retained by Distributor
------------------------------------------------------------------------------------------

July 31, 2001                   $13,322                 $169,513                   $6,081

The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B and Class C shares under Rule 12b-1 of the Investment
Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
--------------------------------------------------------------------------------
Class A Service Plan Fees Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to 0.25% of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares of the Fund. For the year ended July 31, 2001, payments under the Class A plan totaled $1,227,102, all of which were paid by the Distributor to recipients, and included $89,920 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

                       33 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS Continued
--------------------------------------------------------------------------------

================================================================================
4. Fees and Other Transactions with Affiliates Continued

Class B and Class C Distribution and Service Plan Fees Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B and Class C plans provide for the
Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

     The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The asset-based sales charges on Class B and Class C shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

     The Distributor's actual expenses in selling Class B and Class C shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the
Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods. Distribution fees paid to the Distributor for the year ended July 31, 2001, were as follows:

                                                       Distributor's      Distributor's
                                                          Aggregate        Unreimbursed
                                                       Unreimbursed       Expenses as %
                  Total Payments     Amount Retained      Expenses        of Net Assets
                     Under Plan       by Distributor     Under Plan            of Class
----------------------------------------------------------------------------------------

Class B Plan          $  654,45          $  511,937     $ 2,477,993                3.22%
Class C Plan            144,788              36,212         339,992                1.98

================================================================================
5. Futures Contracts

A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date at a negotiated price. Futures contracts are traded on a commodity exchange. The Fund may buy and sell futures contracts that relate to broadly based securities indices "financial futures" or debt securities "interest rate futures" in order to gain exposure to or to seek to protect against changes in market value of stock and bonds or interest rates. The Fund may also buy or write put or call options on these futures contracts.

     The Fund generally sells futures contracts to hedge against increases in interest rates and decreases in market value of portfolio securities. The Fund may also purchase futures contracts to gain exposure to market changes as it may be more efficient or cost effective than actually buying fixed income securities.

                       34 OPPENHEIMER MUNICIPAL BOND FUND

     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

     Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of
Investments. The Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of Operations as closing and expiration of futures contracts.

     Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities. As of July 31, 2001, the Fund had outstanding futures contracts as follows:

                                                                                Unrealized
                            Expiration      Number of     Valuation as of     Appreciation
Contract Description              Date      Contracts       July 31, 2001    (Depreciation)
-------------------------------------------------------------------------------------------

Contracts to Purchase
U.S. Long Bond                 9/19/01             23         $ 2,392,719        $   3,594

================================================================================
6. Illiquid Securities

As of July 31, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of July 31,
2001, was $15,593,255, which represents 2.30% of the Fund's net assets.

================================================================================
7. Bank Borrowings

The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.

     The Fund had no borrowings outstanding during the year ended or at July 31,
2001.

                       35 OPPENHEIMER MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS Continued
--------------------------------------------------------------------------------

================================================================================
8. Acquisition of Oppenheimer Insured Municipal Fund

On January 26, 2001, the Fund acquired all of the net assets of Oppenheimer
Insured Municipal Fund, pursuant to an Agreement and Plan of Reorganization approved by the Oppenheimer Insured Municipal Fund shareholders on February 29,
2000. The Fund issued (at an exchange ratio of 1.775865 for Class A, 1.782453 for Class B and 1.780957 for Class C of the Fund to one share of Oppenheimer
Municipal Bond Fund) 9,659,347, 2,018,542 and 394,023 shares of beneficial interest for Class A, Class B and Class C, respectively, valued at $92,246,765,
$19,216,517 and $3,751,103 in exchange for the net assets, resulting in combined
Class A net assets of $577,703,446, Class B net assets of $74,499,856 and Class
C net assets of $16,501,075 on January 26, 2001. The net assets acquired included net unrealized appreciation of $8,201,459 and unused capital loss carryover of $8,728,421 potential utilization subject to tax limitation. The exchange qualified as a tax-free reorganization for federal income tax purposes.

                       36 OPPENHEIMER MUNICIPAL BOND FUND

                                                    Appendix A

                                        MUNICIPAL BOND RATINGS DEFINITIONS

Below are summaries of the rating  definitions used by the  nationally-recognized  rating agencies listed below for municipal  securities.  Those ratings  represent the opinion of the agency as to the credit  quality of issues that
they  rate.  The  summaries  below  are  based  upon   publicly-available   information   provided  by  the  rating
organizations.

Moody's Investors Service, Inc.
-------------------------------------------------------------------------------------------------------------------

Long-Term Bond Ratings

Aaa:  Bonds rated "Aaa" are judged to be the best  quality.  They carry the  smallest  degree of  investment  risk.
Interest  payments are protected by a large or by an  exceptionally  stable  margin and principal is secure.  While the various  protective  elements  are likely to change,  the changes  that can be  expected  are most  unlikely to impair the fundamentally strong position of such issues.

Aa:  Bonds  rated "Aa" are judged to be of high  quality by all  standards.  Together  with the "Aaa"  group,  they comprise what are generally  known as high-grade  bonds.  They are rated lower than the best bonds because  margins of protection may not be as large as with Aaa  securities or  fluctuation of protective  elements may be of greater amplitude or there may be other elements  present which make the long-term risk appear  somewhat larger than the of
"Aaa" securities.

A: Bonds rated "A" possess many  favorable  investment  attributes  and are to be considered as  upper-medium-grade obligations.  Factors  giving  security to  principal  and  interest  are  considered  adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa:  Bonds rated "Baa" are considered  medium-grade  obligations;  that is, they are neither highly  protected nor poorly secured.  Interest  payments and principal  security appear adequate for the present but certain  protective elements may be lacking or may be  characteristically  unreliable  over any great  length of time.  Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have  speculative  elements.  Their future  cannot be  considered  well-assured.
Often the  protection  of interest and  principal  payments may be very  moderate and thereby not well  safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds  rated "B"  generally  lack  characteristics  of the  desirable  investment.  Assurance  of  interest  and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa:  Bonds rated  "Caa" are of poor  standing.  Such issues may be in default or there may be present  elements of danger with respect to principal or interest.

Ca:  Bonds rated "Ca"  represent  obligations  which are  speculative  in a high  degree.  Such issues are often in default or have other marked shortcomings.

C: Bonds rated "C" are the lowest class of rated bonds and can be regarded as having  extremely  poor  prospects of ever attaining any real investment standing.

Con. (...): Bonds for which the security  depends on the completion of some act or the  fulfillment of some condition are rated  conditionally.  These bonds are secured by (a) earnings of projects under construction,  (b) earnings of projects  unseasoned  in  operating  experience,  (c) rentals  that begin when  facilities  are  completed,  or (d)
payments to which some other  limiting  condition  attaches.  The  parenthetical  rating  denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.
Moody's  applies  numerical  modifiers 1, 2, and 3 in each generic rating  classification  from "Aa" through "Caa."
The  modifier  "1"  indicates  that the  obligation  ranks in the higher end of its generic  rating  category;  the modifier "2"  indicates a mid-range  ranking;  and the  modifier  "3"  indicates a ranking in the lower end of that generic rating  category.  Advanced  refunded  issues that are secured by certain  assets are  identified  with a #
symbol.

Short-Term Ratings - U.S. Tax-Exempt Municipals

There are three ratings for short-term obligations that are investment grade.  Short-term  speculative  obligations are designated  "SG." For variable rate demand  obligations,  a two-component  rating is assigned.  The first (MIG)
element  represents  an  evaluation  by Moody's of the  degree of risk  associated  with  scheduled  principal  and interest  payments.  The second element (VMIG)  represents an evaluation of the degree of risk  associated with the demand feature.

MIG 1/VMIG 1: Denotes superior credit quality.  Excellent  protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing..

MIG 2/VMIG 2: Denotes  strong  credit  quality.  Margins of  protection  are ample  although not as large as in the preceding group.

MIG 3/VMIG 3: Denotes  acceptable  credit  quality.  Liquidity and cash-flow  protection may be narrow,  and market access for refinancing is likely to be less well established.

SG:  Denotes speculative-grade credit quality. Debt instruments in this category may lack margins of protection.

-------------------------------------------------------------------------------------------------------------------
Standard & Poor's Rating Services

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating  assigned by Standard & Poor's.  The obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest  rated  obligations  only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more  susceptible to the adverse effects of changes in  circumstances  and economic conditions  than  obligations in higher-rated  categories.  However,  the obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit adequate  protection  parameters.  However,  adverse economic conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its  financial  commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB"
indicates  the least  degree of  speculation  and "C" the  highest.  While such  obligations  will likely have some quality and  protective  characteristics,  these may be outweighed  by large  uncertainties  or major  exposures to adverse conditions.

BB: Bonds rated "BB" are less vulnerable to nonpayment than other  speculative  issues.  However,  these face major ongoing  uncertainties or exposure to adverse business,  financial,  or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment  than  obligations  rated "BB," but the obligor  currently has the  capacity  to meet its  financial  commitment  on the  obligation.  Adverse  business,  financial,  or economic conditions  will likely  impair the  obligor's  capacity or  willingness  to meet its  financial  commitment on the obligation.

CCC:  Bonds rated "CCC" are  currently  vulnerable  to  nonpayment,  and are  dependent  upon  favorable  business, financial,  and economic  conditions  for the obligor to meet its financial  commitment on the  obligation.  In the event of adverse  business,  financial  or economic  conditions,  the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: The "C" rating may be used to cover a situation  where a bankruptcy  petition  has been filed or similar  action has been taken, but payments on this obligation are being continued.

D:  Bonds  rated "D" are in  default.  Payments  on the  obligation  are not being made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's  believes  that such  payments  will be made during such grace period.  The "D" rating will also be used upon the filing of a bankruptcy  petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings  from "AA" to "CCC" may be modified  by the  addition of a plus (+) or minus (-) sign to show  relative standing  within the major rating  categories.  The "p" symbol  indicates that the rating is  provisional.  The "r"
symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

SP-1:  Strong  capacity to pay principal and interest.  An issue with a very strong capacity to pay debt service is given a (+) designation.

SP-2:  Satisfactory  capacity to pay principal  and  interest,  with some  vulnerability  to adverse  financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

Fitch, Inc.
-------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD"
obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.
"DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below
50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process;
those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated
"D" have a poor prospect for repaying all obligations.

Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories.  Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

-------------------------------------------------------------------------------------------------------------------
International Short-Term Credit Ratings
-------------------------------------------------------------------------------------------------------------------

F1: Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+"
to denote any exceptionally strong credit feature.

F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3: Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B: Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Default. Denotes actual or imminent payment default.

                                                        B-1
                                                    Appendix B

                                      Municipal Bond Industry Classifications

Adult Living Facilities
Bond Anticipation Notes
Education
Electric Utilities
Gas Utilities
General Obligation
Higher Education
Highways/Railways
Hospital/Healthcare
Manufacturing, Durable Goods
Manufacturing, Non Durable Goods
Marine/Aviation Facilities
Multi-Family Housing
Municipal Leases
Non Profit Organization
Parking Fee Revenue
Pollution Control
Resource Recovery
Revenue Anticipation Notes
Sales Tax Revenue
Sewer Utilities
Single Family Housing
Special Assessment
Special Tax
Sports Facility Revenue
Student Loans
Tax Anticipation Notes
Tax & Revenue Anticipation Notes
Telephone Utilities
Water Utilities

                                                        C-2
                                                    Appendix C

                          OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2
That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans3
(4)      Group Retirement Plans4
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or
                SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").
Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.

--------------
1.       Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
2.       In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to
     "redemptions" mean "repurchases" of shares.
3.       An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the
     Internal Revenue Code, under which Class A shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
4.       The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the Distributor and all members of the group participating in (or who are eligible to participate in)
     the plan purchase Class A shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs,
     SIMPLE plans and 403(b) plans other than plans for public school employees. The term "Group Retirement Plan"
     also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase Class A shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor enabling those plans to purchase Class A shares at net asset value but subject to the Class A contingent deferred sales charge.
                   I. Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject
to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months of the end of the calendar month of their purchase, as described in the Prospectus
(unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable commission described in the Prospectus under "Class A Contingent Deferred Sales Charge."2
This waiver provision applies to:
|_|      Purchases of Class A shares aggregating $1 million or more.
|_|      Purchases by  a Retirement Plan (other than an IRA or 403(b)(7) custodial plan) that:
(1)      buys shares costing $500,000 or more, or
(2)      has, at the time of purchase, 100 or more eligible employees or total plan assets of $500,000 or more,
                    or
(3)      certifies to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
(2)      by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that
                    Plan has made special arrangements with the Distributor for those purchases.
|_|      Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner&Smith, Inc. ("Merrill Lynch") on a
                    daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
                    Asset Management, L.P. ("MLAM"), that are made available under a Service Agreement between
                    Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLAM (the funds described in (a) and (b) are referred to as "Applicable
                    Investments").
(2)      The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and
                    Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with
                    Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
(3)      The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees
                    (as determined by the Merrill Lynch plan conversion manager).
|_|      Purchases by a Retirement Plan whose record keeper had a cost-allocation agreement with the Transfer
              Agent on or before May 1, 1999.

                             II. Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no commissions are paid by the Distributor on such purchases):
|_|      The Manager or its affiliates.
|_|      Present or former officers, directors, trustees and employees (and their "immediate families") of the
              Fund, the Manager and its affiliates, and retirement plans established by them for their employees.
              The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|      Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|      Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
              Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|      Investment advisors and financial planners who have entered into an agreement for this purpose with the
              Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|      "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|      Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|      Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|      Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
              Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|_|      Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal
              Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
|_|      A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through
              DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no commissions are paid by the Distributor on such purchases):
|_|      Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|      Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|      Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of
              Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|      Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
              Trust Series.
|_|      Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|      To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|      Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts
              (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|      For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.3
(5)      Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue
                    Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue
                    Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.4
              (10)  Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor.
              (11)  Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
|_|      For distributions from Retirement Plans having 500 or more eligible employees, except distributions due to termination of all of the Oppenheimer funds as an investment option under the Plan.
|_|      For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.

III.  Waivers of Class B and Class C Sales Charges of Oppenheimer Funds

The Class B and Class C contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B and Class C contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|      Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the
              applicable Prospectus.
|_|      Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|      Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|      Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|      Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $1 million or more held by the Retirement Plan for more than one year, if the redemption proceeds are invested in Class A shares of one or more Oppenheimer funds.
|_|      Distributions from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.5
(5)      To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue
                    Code.
(8)      For loans to participants or beneficiaries.6
(9)      On account of the participant's separation from service.7
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                    Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
(12)     Distributions from Retirement Plans having 500 or more eligible employees, but excluding distributions made because of the Plan's elimination as investment options under the Plan of all of the
                    Oppenheimer funds that had been offered.
(13)     For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
(14)     Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a Retirement
                    Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         |_|  Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.
|_|      Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Shares issued in plans of reorganization to which the Fund is a party.
|_|      Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

   IV. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                           Former Quest for Value Funds

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:

Oppenheimer Quest Value Fund, Inc.                          Oppenheimer Quest Small Cap Value Fund
Oppenheimer Quest Balanced Value Fund                       Oppenheimer Quest Global Value Fund
Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

Quest for Value U.S. Government Income Fund                     Quest for Value New York Tax-Exempt Fund
Quest for Value Investment Quality Income Fund                  Quest for Value National Tax-Exempt Fund
Quest for Value Global Income Fund                              Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."
The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
|_|      acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for Value Funds, or
|_|      purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24, 1995.

A.  Reductions or Waivers of Class A Sales Charges.

         |X|  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of Eligible Employees   Initial Sales Charge as a    Initial Sales Charge as a    Commission as % of
or Members                     % of Offering Price          % of Net Amount Invested     Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                                2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At  least  10  but  not  more             2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals
who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the
Distributor.

         |X|  Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
|_|      Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of
                  Funds.
|_|      Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

         |X|  Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the
Employee Retirement Income Security Act of 1974 and regulations adopted under that law.

B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         |X|  Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged.
Those shares must have been purchased prior to March 6, 1995 in connection with:
|_|      withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
|_|      liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         |X|  Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24,
1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A,
Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former
Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6,
1995, but prior to November 24, 1995:
|_|      redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);
|_|      withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
|_|      liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.
         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

    V. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                   Connecticut Mutual Investment Accounts, Inc.

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
o        Oppenheimer U. S. Government Trust,
o        Oppenheimer Bond Fund,
o        Oppenheimer Disciplined Value Fund and
o        Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds
(referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account                       Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account        CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                       CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                       CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         |_|  Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were
                $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the
                Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
(2)      persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

         |_|  Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March
18, 1996, and still holds Class A shares:
(1)      any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former
                    Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the
                    Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the
                    Former Connecticut Mutual Funds or a Fund into which such Fund merged;
(2)      any participant in a qualified plan, provided that the total initial amount invested by the plan in the
                    Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
(4)      employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
(5)      one or more members of a group of at least 1,000 persons (and persons who are retirees from such group)
                    engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
(6)      an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the
                    Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the
Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the
Fund.

B.  Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or commission in connection with the purchase of shares of any registered investment management company;
(6)      in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
(9)      as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
                Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

                                VI. Special Reduced Sales Charge for Former Shareholders of
                                                Advance America Funds, Inc.

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Equity Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four
Oppenheimer funds at a maximum sales charge rate of 4.50%.

                            VII. Sales Charge Waivers on Purchases of Class M Shares of
                                      Oppenheimer Convertible Securities Fund

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11,
1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|      the Manager and its affiliates,
|_|      present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|      registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|      dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|      employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|      dealers, brokers, or registered investment advisors that had entered into an agreement with the
              Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
|_|      dealers, brokers or registered investment advisors that had entered into an agreement with the
              Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

-------------------------------------------------------------------------------------------------------------------
Oppenheimer Municipal Bond Fund
-------------------------------------------------------------------------------------------------------------------

Internet Web Site:
       WWW.OPPENHEIMERFUNDS.COM
       ------------------------

Investment Adviser
       OppenheimerFunds, Inc.
       498 Seventh Avenue
       New York, NY 10018

Distributor
       OppenheimerFunds Distributor, Inc.
       498 Seventh Avenue
       New York, NY 10018

Transfer Agent
       OppenheimerFunds Services
       P.O. Box 5270
       Denver, Colorado 80217-5270
       1-800-525-7048

Custodian Bank
       Citibank, N.A.
       399 Park Avenue
       New York, New York 10043

Independent Auditors
       KPMG LLP
       707 Seventeenth Street
       Denver, Colorado 80202

Legal Counsel
       Mayer, Brown &Platt
       1675 Broadway
       New York, New York 10019-5820

PX0310.1101

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1Messr. Bowen, Cameron and Marshall are not Directors of Panorama Series Fund, Inc. Messrs. Armstrong, Bowen,
Cameron, Fossel and Marshall are not Managing General Partners of Centennial America Fund, L.P. Mr. Murphy is not
a Trustee or Managing General Partner of any of the Centennial Funds.
2 However, that commission will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class
C shares of one or more Oppenheimer funds held by the Plan for more than one year.
3 This provision does not apply to IRAs.
4 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
5 This provision does not apply to IRAs.
6 This provision does not apply to loans from 403(b)(7) custodial plans.
7 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.